4888-3245-6394 v.3 1 Exhibit 10.1 FIFTH AMENDMENT TO REVOLVING CREDIT AGREEMENT This FIFTH AMENDMENT TO REVOLVING CREDIT AGREEMENT (this “Amendment”) is made and entered into as of October 11, 2024 (the “Effective Date”), by and among INVESCO REIT OPERATING PARTNERSHIP LP, a Delaware limited partnership (“Borrower”), INVESCO REAL ESTATE INCOME TRUST INC., a Maryland corporation (“Parent”), and the Subsidiary Guarantors party hereto, as guarantors (“Guarantors” and together with Borrower and Parent, the “Loan Parties”), BANK OF AMERICA, N.A., as Administrative Agent (“Administrative Agent”) and Letter of Credit Issuer, and the lenders from time to time party hereto (the “Lenders”). RECITALS A. The Loan Parties, Administrative Agent and the Lenders have entered into that certain Revolving Credit Agreement dated as of January 22, 2021, as amended by that certain Waiver and First Amendment to Revolving Credit Agreement dated as of March 25, 2021, that certain LIBOR Transition Amendment dated as of January 21, 2022, that certain Second Amendment to Revolving Credit Agreement dated as of January 21, 2022, that certain Third Amendment to Revolving Credit Agreement dated as of February 1, 2023 and that certain Fourth Amendment to Revolving Credit Agreement dated as of September 8, 2023 (as the same may be further amended, modified, supplemented, or restated from time to time, the “Credit Agreement”). B. The Loan Parties have requested that Administrative Agent and the Lenders agree to certain amendments to the Credit Agreement. C. Administrative Agent and the Lenders are willing to amend the Credit Agreement by this Amendment to reflect such modifications and amendments, subject to the terms and conditions set forth herein. NOW, THEREFORE, in consideration of the mutual promises herein contained, and for other good and valuable consideration, the parties hereto agree as follows: 1. DEFINED TERMS. Unless otherwise specifically defined herein, each term used herein that is defined in the Credit Agreement (as amended hereby) shall have the meaning assigned to such term in the Credit Agreement. 2. AMENDMENTS TO CREDIT AGREEMENT. Changes to the Credit Agreement. Effective as of the Effective Date, the Credit Agreement and schedules thereto (excluding the Exhibits attached thereto) are hereby amended by deleting the stricken text (indicated textually in the same manner as the following example: stricken text) and by adding the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in Annex I hereto. 3. EFFECTIVENESS OF AMENDMENT. The effectiveness of this Amendment is subject to satisfaction of the following conditions precedent: a. Amendment. Administrative Agent shall have received this Amendment, duly executed and delivered by the Loan Parties, Administrative Agent, the Letter of Credit Issuer and each Lender party hereto; b. Subscription Agreement. Administrative Agent shall have received an Incremental Credit Support Subscription Agreement in form and substance satisfactory to Administrative Agent to provide for, among other things, the Incremental IRI Commitment;

4888-3245-6394 v.3 2 c. Guaranty Agreement. Administrative Agent shall have received a Guaranty Agreement, duly executed by Invesco, Ltd., with respect to the Incremental IRI Commitment; d. Representations and Warranties. The representations and warranties set forth herein shall be true and correct; e. No Default. No Default or Event of Default shall have occurred and be continuing or would result from giving effect to this Amendment; and f. Fees. Payment by Borrower of all fees and other amounts due and payable on or prior to the date hereof, including, to the extent invoiced, reimbursement or payment of all reasonable and documented expenses required to be reimbursed or paid by Borrower hereunder, including, without limitation, the fees and disbursements invoiced through the date hereof of Administrative Agent’s special counsel, Haynes and Boone, LLP. 4. REPRESENTATIONS AND WARRANTIES. Each Loan Party hereby represents and warrants to Administrative Agent, the Lenders, and the Letter of Credit Issuer as follows as of the date hereof and after giving effect to this Amendment: a. Due Authorization and Enforceability. It has the partnership, limited liability company or corporate power, as applicable, and requisite authority to execute this Amendment. Such Loan Party is duly authorized to, and has taken all partnership, limited liability company or corporate action, as applicable, necessary to authorize each of them to execute, deliver, and perform its respective obligations under this Amendment. This Amendment, when executed and delivered by it, shall constitute its legal, valid and binding obligation, and is enforceable against it in accordance with the terms hereof, subject to Debtor Relief Laws and equitable principles. b. Credit Agreement. The representations and warranties contained in Section 8 of the Credit Agreement are true and correct in all material respects on and as of the Effective Date (except to the extent of changes in facts and circumstances that have been disclosed to Administrative Agent in writing and do not constitute an Event of Default or Default and except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date and except that for purposes of this Section 5(b), the representations and warranties contained in Section 8.05 of the Credit Agreement shall be deemed to refer to the most recent financial statements furnished pursuant to clauses (a) through (c), respectively, of Section 9.01 of the Credit Agreement). c. No Event of Default. After giving effect to this Amendment, no Event of Default or Default has occurred and is continuing on the date hereof or will result from the amendments, waivers, consent or releases contemplated herein. d. No Amendments. There has been no amendment to any of the Organization Documents of any Loan Party since the latest delivery thereof by each Loan Party to Administrative Agent. 5. MISCELLANEOUS. a. No Other Amendments; Effect on Credit Agreement. After giving effect to the Amendments, the terms of the Credit Agreement and all other Loan Documents shall remain in full force and effect as amended or otherwise modified hereby and are hereby ratified and confirmed. Each Loan Party hereby ratifies, confirms and agrees that, after giving effect to the Amendments and: (i) the Credit Agreement, the Note, the Loan Documents or any of the other documents or actions referred to herein or therein shall continue to be binding against each party thereto and

4888-3245-6394 v.3 3 remain in full force and effect; (ii) all guaranties and assurances granted, conveyed, assigned or otherwise in favor of Administrative Agent under the Loan Documents are not released, reduced, or otherwise adversely affected by this Amendment and continue to guarantee and assure full payment and performance of the present and future Obligations; (iii) the Collateral Documents executed and delivered by any of the Loan Parties (including, for the avoidance of doubt, the Incremental Credit Support Subscription Agreement and Invesco Investor Guaranty delivered on the Effective Date) shall continue to secure, in the manner and to the extent provided therein, the payment and performance of the Obligations under the Credit Agreement and (iv) the Capital Commitment Collateral shall include the Incremental IRI Commitment. Nothing contained in this Amendment shall constitute an amendment or waiver of any right, power or remedy of Administrative Agent, any Lender, or any Letter of Credit Issuer under the Credit Agreement or any other Loan Document or applicable law, and Administrative Agent, the Lenders, and the Letter of Credit Issuers each hereby reserve all rights and remedies that each or any of them have or may have under the Credit Agreement, each other Loan Document and any other agreement, document or instrument identified in any of the foregoing or otherwise executed in connection therewith or in connection with the transactions contemplated thereby. b. Limitation on Agreements. The Amendment set forth herein are limited precisely as written and shall not be deemed: (i) to be an amendment to or consent under or waiver of any other term or condition in the Credit Agreement or any of the other Loan Documents or release of any Collateral; (ii) constitute a course of dealing by or among the Loan Parties, Administrative Agent, any Lender, or the Letter of Credit Issuer; or (iii) to prejudice any right or rights which Administrative Agent, any Lender, or the Letter of Credit Issuer now has or may have in the future under, or in connection with, the Credit Agreement or any of the Loan Documents, each as amended hereby, or any of the other documents referred to herein or therein. c. Effect of this Amendment. From and after the Effective Date, all references in the Credit Agreement or the Loan Documents to the Credit Agreement or any such Loan Document shall be deemed to be references to the Credit Agreement or such Loan Document, as applicable, after giving effect to this Amendment and each reference to “hereof,” “hereunder,” “herein” or “hereby” and each other similar reference and each reference to “this Credit Agreement” and each other similar reference contained in the Credit Agreement or any such Loan Document shall from and after the date hereof refer to the Credit Agreement or such Loan Document, as applicable, as amended hereby. d. Headings. The Section headings in this Amendment are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Amendment or any provision hereof. e. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one document. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or electronic mail shall be effective as delivery of a manually executed counterpart of this Amendment. f. Loan Document. This Amendment is a Loan Document executed pursuant to the Credit Agreement and shall be construed, administered and applied in accordance with all of the terms and provisions of the Credit Agreement. g. Governing Law. Pursuant to Section 5-1401 of the New York General Obligations Law, the substantive laws of the State of New York, without regard to the choice of law principles that

4888-3245-6394 v.3 4 might otherwise apply, shall govern the validity, construction, enforcement and interpretation of this Amendment. h. Electronic Record. This Amendment may be in the form of an Electronic Record (and may be delivered by e-mail or facsimile) and may be executed using Electronic Signatures (including, without limitation, facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. This Amendment may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same letter agreement. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by Bank of America, N.A. of a manually signed paper Communication which has been converted into electronic form (such as scanned into pdf format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. For purposes hereof, (a) “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time and (b) “Communication” shall mean this Amendment and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Amendment. i. ENTIRETIES. THE LOAN AGREEMENT AS AMENDED BY THIS AMENDMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES ABOUT THE SUBJECT MATTER OF THE LOAN AGREEMENT AS AMENDED BY THIS AMENDMENT AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK. SIGNATURE PAGES FOLLOW.]

Signature Page to Fifth Amendment to Revolving Credit Agreement ADMINISTRATIVE AGENT: BANK OF AMERICA, N.A., as Administrative Agent, the Letter of Credit Issuer and a Lender By: Matthew R. Lohr, Senior Vice President

ANNEX I CONFORMED CREDIT AGREEMENT [attached]

REVOLVING CREDIT AGREEMENT Dated as of January 22, 20211 among INVESCO REIT OPERATING PARTNERSHIP LP, as Borrower, CERTAIN SUBSIDIARIES THEREOF, as Subsidiary Guarantors, INVESCO REAL ESTATE INCOME TRUST INC., as Parent Guarantor, BANK OF AMERICA, N.A., as Administrative Agent and L/C Issuer, and The Other Lenders Party Hereto BOFA SECURITIES, INC., as Sole Lead Arranger and Sole Bookrunner 1 Conformed through FourthFifth Amendment dated September 8, 2023October 11, 2024

4878-8406-1896 v.16 i TABLE OF CONTENTS Section Page ARTICLE I. DEFINITIONS AND ACCOUNTING TERMS 1 1.01 Defined Terms 1 1.02 Other Interpretive Provisions 32 1.03 Accounting Terms. 33 1.04 Rounding 33 1.05 Times of Day 33 1.06 Letter of Credit Amounts 33 1.07 Interest Rates 34 ARTICLE II. THE COMMITMENTS AND CREDIT EXTENSIONS 34 2.01 The Loans 34 2.02 Borrowings, Conversions and Continuations of Loans. 34 2.03 Letters of Credit. 36 2.04 Prepayments. 45 2.05 Termination or Reduction of Commitments. 45 2.06 Repayment of Loans 46 2.07 Interest. 46 2.08 Fees 47 2.09 Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate. 47 2.10 Evidence of Debt. 48 2.11 Payments Generally; Administrative Agent’s Clawback. 48 2.12 Sharing of Payments by Lenders 50 2.13 Extension of Maturity Date. 51 2.14 Increase in Commitments. 52 2.15 Defaulting Lenders. 53 ARTICLE III. TAXES, YIELD PROTECTION AND ILLEGALITY 57 3.01 Taxes. 57 3.02 Illegality 61 3.03 Inability to Determine Rates. 62 3.04 Increased Costs. 64 3.05 Compensation for Losses 65 3.06 Mitigation Obligations; Replacement of Lenders. 66 3.07 Survival 66 ARTICLE IV. CREDIT FACILITY GUARANTY 66 4.01 The Guaranty 66 4.02 Obligations Unconditional 67 4.03 Reinstatement 68 4.04 Certain Waivers 68 4.05 Remedies 68 4.06 Joint and Several Liability 68 4.07 Rights of Contribution 69 4.08 Guaranty of Payment; Continuing Guaranty 69 4.09 Additional Subsidiary Guarantors 69 4.10 Keepwell 69

4878-8406-1896 v.16 ii ARTICLE V. UNENCUMBERED PROPERTIES 70 5.01 Changes in Unencumbered Properties Borrowing Base Calculation 70 5.02 Eligibility 70 5.03 Addition/Removal of Unencumbered Properties. 71 ARTICLE VI. COLLATERAL 72 6.01 Liens and Security Interest in IRI Commitment 72 6.02 Issuance of Capital Calls. 73 6.03 Collection of Subordinated Claims and Subordination of Liens. 74 6.04 Liens and Security Interest in Equity Interests Collateral 74 6.05 Release of Collateral 74 ARTICLE VII. CONDITIONS PRECEDENT TO CREDIT EXTENSIONS 75 7.01 Conditions of Initial Credit Extension 75 7.02 Conditions to all Credit Extensions 77 ARTICLE VIII. REPRESENTATIONS AND WARRANTIES 78 8.01 Existence, Qualification and Power 78 8.02 Authorization; No Contravention 78 8.03 Governmental Authorization; Other Consents 78 8.04 Binding Effect 78 8.05 Financial Statements; No Material Adverse Effect. 79 8.06 Litigation 79 8.07 No Default 79 8.08 Ownership of Property; Liens 79 8.09 Environmental Compliance 80 8.10 Insurance 80 8.11 Taxes 80 8.12 ERISA Compliance. 80 8.13 Subsidiaries; Equity Interests 81 8.14 Margin Regulations; Investment Company Act. 81 8.15 Disclosure 81 8.16 Compliance with Laws 82 8.17 Taxpayer Identification Number 82 8.18 Unencumbered Properties 82 8.19 Ground Leases. 82 8.20 Solvency 83 8.21 REIT Status 83 8.22 Sanctions 83 8.23 Anti-Corruption Laws 83 8.24 EEA Financial Institution 83 8.25 Perfection of Security Interests in the Collateral 83 8.26 Beneficial Ownership Certificate 83 8.27 Covered Entities 83 8.28 IRI Commitment and No Defense 83 ARTICLE IX. AFFIRMATIVE COVENANTS 83 9.01 Financial Statements 84 9.02 Certificates; Other Information 85 9.03 Notices 88 9.04 Payment of Obligations 88 9.05 Preservation of Existence, Etc 89

4878-8406-1896 v.16 iii 9.06 Maintenance of Properties 89 9.07 Maintenance of Insurance 89 9.08 Compliance with Laws 89 9.09 Books and Records 90 9.10 Inspection Rights 90 9.11 Use of Proceeds 90 9.12 Loan Documents and Organization Documents 90 9.13 Environmental Matters 90 9.14 Acceptable Ground Leases 91 9.15 Additional Subsidiary; Covenant to Guarantee and Secure Obligations 91 9.16 REIT Status 91 9.17 Further Assurances 92 9.18 Lien Searches 92 9.19 Material Contracts 92 9.20 Anti-Corruption Laws; Sanctions 92 9.21 Compliance with Organization Documents 92 9.22 Payoff of Subscription Line 92 ARTICLE X. NEGATIVE COVENANTS 93 10.01 Liens 93 10.02 Investments 94 10.03 Indebtedness 94 10.04 Fundamental Changes. 94 10.05 Dispositions 95 10.06 Restricted Payments 95 10.07 Change in Nature of Business 96 10.08 Transactions with Affiliates 96 10.09 Burdensome Agreements 96 10.10 Use of Proceeds 96 10.11 Acceptable Ground Leases 96 10.12 Amendments of Organization Documents 97 10.13 Accounting Changes 97 10.14 Prepayments, Etc 97 10.15 Sanctions 97 10.16 Anti-Corruption Laws 97 10.17 Financial Covenants 97 10.18 Unencumbered Property Covenants 98 10.19 ERISA Compliance 98 10.20 Environmental Matters 98 10.21 IRI Commitment 98 ARTICLE XI. EVENTS OF DEFAULT AND REMEDIES 99 11.01 Events of Default 99 11.02 Remedies Upon Event of Default 101 11.03 Application of Funds 101 11.04 Performance by Administrative Agent 102 ARTICLE XII. ADMINISTRATIVE AGENT 103 12.01 Appointment and Authority 103 12.02 Rights as a Lender 103 12.03 Exculpatory Provisions 103 12.04 Reliance by Administrative Agent 104

4878-8406-1896 v.16 iv EXHIBITS SCHEDULE 8.09 SCHEDULE 2.01 EXHIBIT A Environmental Matters Form of Loan Notice EXHIBIT B Commitments and Applicable Percentages Form of Revolving Credit Note SCHEDULE 8.12(d) EXHIBIT C Pension Plan Obligations Form of Compliance Certificate EXHIBIT D-1 SCHEDULES Form of Assignment and Assumption SCHEDULE 8.13 SCHEDULE 8.06 EXHIBIT D-2 Subsidiaries; Other Equity Investments; Equity Interests in Borrower Form of Administrative Questionnaire EXHIBIT E Litigation Form of Unencumbered Property Report SCHEDULE 13.02 Administrative Agent’s Office; Certain Addresses for Notices; Taxpayer Identification Number 12.05 Delegation of Duties 104 12.06 Resignation of Administrative Agent. 104 12.07 Non-Reliance on Administrative Agent and Other Lenders 106 12.08 No Other Duties, Etc 106 12.09 Administrative Agent May File Proofs of Claim 106 12.10 Collateral and Guaranty Matters 107 12.11 Administrative Agent Advances. 107 12.12 Certain ERISA Matters. 108 12.13 Recovery of Erroneous 108 ARTICLE XIII. MISCELLANEOUS 109 13.01 Amendments, Etc 109 13.02 Notices; Effectiveness; Electronic Communication. 110 13.03 No Waiver; Cumulative Remedies; Enforcement 112 13.04 Expenses; Indemnity; Damage Waiver. 113 13.05 Payments Set Aside 114 13.06 Successors and Assigns. 115 13.07 Treatment of Certain Information; Confidentiality 119 13.08 Right of Setoff 120 13.09 Counterparts; Integration; Effectiveness 120 13.10 Survival of Representations and Warranties 120 13.11 Severability 120 13.12 Replacement of Lenders 121 13.13 Governing Law; Jurisdiction; Etc. 121 13.14 Waiver of Jury Trial 122 13.15 Interest Rate Limitation 123 13.16 No Advisory or Fiduciary Responsibility 123 13.17 Electronic Execution of Assignments and Certain Other Documents 123 13.18 USA PATRIOT Act 124 13.19 Acknowledgement and Consent to Bail-In of EEA Financial Institutions 124 13.20 Acknowledgement Regarding Any Supported QFCs 125 13.21 Time of the Essence 126 13.22 ENTIRE AGREEMENT 126

4878-8406-1896 v.16 v Form of Joinder Agreement EXHIBIT I EXHIBIT G Form of Security Agreement [Capital Commitment Collateral] EXHIBIT F1- F4 Form of Pledge Agreement [Equity Interest Collateral] Form of U.S. Tax Compliance Certificates EXHIBIT H

4878-8406-1896 v.16 REVOLVING CREDIT AGREEMENT This REVOLVING CREDIT AGREEMENT (as amended, modified, restated or supplemented from time to time, this “Credit Agreement”) is entered into as of January 22, 2021, by and among INVESCO REIT OPERATING PARTNERSHIP LP, a Delaware limited partnership (“Borrower”), INVESCO REAL ESTATE INCOME TRUST INC., a Maryland corporation (“Parent Guarantor”), each Subsidiary Guarantor (herein defined) from time to time party hereto, each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent and L/C Issuer. Borrower has requested that the Lenders provide a revolving credit facility to Borrower, to be Guaranteed by Parent Guarantor and the Subsidiary Guarantors, and the Lenders have indicated their willingness to make Loans and the L/C Issuer has indicated its willingness to issue Letters of Credit, in each case, on the terms and subject to the conditions set forth herein. In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows: Article I. Definitions and Accounting Terms 1.01 Defined Terms. As used in this Credit Agreement, the following terms shall have the meanings set forth below: “Acceptable Ground Lease” means a ground lease with respect to any Unencumbered Property executed by a Loan Party, as lessee, (a) that has a remaining lease term (including extension or renewal rights) of at least 30 years, calculated as of the date such Property becomes an Unencumbered Property, (b) that is in full force and effect, (c) that is transferable and assignable either without the landlord’s prior consent or with such consent, which, however, will not be unreasonably withheld or conditioned by landlord, (d) pursuant to which (i) no default or terminating event exists thereunder, and (ii) no event has occurred which but for the passage of time, or notice, or both would constitute a default or terminating event thereunder, (e) for which a recognition agreement and estoppel certificates, in form and content reasonably satisfactory to Administrative Agent, have been delivered to Administrative Agent, and (f) that is otherwise acceptable to Administrative Agent in its sole discretion. “Adjusted EBITDA” means, (a) EBITDA for the Consolidated Group for the most recently ended Calculation Period minus (b) the aggregate Annual Capital Expenditure Adjustment. “Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent. “Administrative Agent’s Office” means Administrative Agent’s address and, as appropriate, account as set forth on Schedule 13.02, or such other address or account as Administrative Agent may from time to time notify Borrower and the Lenders. “Administrative Questionnaire” means an Administrative Questionnaire substantially in the form of Exhibit D-2 or any other form approved by Administrative Agent. “Affected Financial Institution” means (a) any EEA Financial Institution, or (b) any UK Financial Institution.

4878-8406-1896 v.16 2 Letters of Credit Applicable Rate Term Rate and Daily Simple SOFR Base Rate “Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided that the foregoing shall in no event include any third-party investors of any Loan Party. “Aggregate Commitments” means the Commitments of Lenders, as adjusted from time to time in accordance with the terms of this Credit Agreement. The Aggregate Commitments as of the Closing Date shall be $100,000,000, as the same may be decreased pursuant to Section 2.05 or increased pursuant to Section 2.14. “Annual Capital Expenditure Adjustment” means, for any Property: (a) for office Properties, an amount equal to the product of (i) $0.20 multiplied by (ii) the aggregate net rentable area (determined on a square feet basis) of all such Properties; (b) for retail Properties, an amount equal to the product of (i) $0.10 multiplied by (ii) the aggregate net rentable area (determined on a square feet basis) of all such Properties; (c) for industrial Properties, an amount equal to the product of (i) $0.05 multiplied by (ii) the aggregate net rentable area (determined on a square feet basis) of all such Properties; (d) for data center Properties, an amount equal to the product of (i) $0.25 multiplied by (ii) the aggregate net rentable area (determined on a square feet basis) of all such Properties; (e) for self-storage Properties, an amount equal to the product of (i) $0.15 multiplied by (ii) the aggregate net rentable area (determined on a square feet basis) of all such Properties; (f) for multi-family residential Properties, $100 per unit; (g) for student housing Properties, $150 per bed; (h) for cold storage Properties, an amount equal to the product of (i) $0.25 multiplied by (ii) the aggregate net rentable area (determined on a square feet basis) of all such Properties; (i) for single family rental Properties, $100 per unit; (j) for manufactured housing, $50.00 per site; (k) for life sciences Properties, (i) $0.20 multiplied by (ii) the aggregate net rentable area (determined on a square feet basis) of all such Properties; (l) for medical office building Properties, (i) $0.20 multiplied by (ii) the aggregate net rentable area (determined on a square feet basis) of all such Properties; and (m) for senior housing Properties, $300 per bed; and (n) for industrial outdoor storage Properties, (i) $0.05 multiplied by (ii) the aggregate net rentable area (determined on a square feet basis) of all such Properties. “Applicable Law” means, as to any Person, all applicable Laws binding upon such Person or to which such a Person is subject. “Applicable Percentage” means, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender’s Commitment at such time, as any such Applicable Percentage may be adjusted as provided in Section 2.15. If the Commitment of each Lender to make Loans and the obligation of L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 11.02 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in an Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable. “Applicable Rate” means, from time to time, the following percentages per annum, based upon the Total Leverage Ratio as set forth in the most-recent Compliance Certificate received by Administrative Agent pursuant to Section 9.02(a): Pricing Level Total Leverage Ratio

1	< 40.00%	1.60%	1.60%	0.60%
2	≥ 40.00% and < 45.00%	1.70%	1.70%	0.70%
3	≥ 45.00% and < 50.00%	1.85%	1.85%	0.85%
4	≥ 50.00% and < 55.00%	2.00%	2.00%	1.00%
5	≥ 55.00%	2.15%	2.15%	1.15%

Any increase or decrease in the Applicable Rate resulting from a change in the Total Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to ***Section 9.02(a)***; *provided that* if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of Required Lenders, Pricing Level 5 shall apply automatically as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered. The Applicable Rate in effect from the Closing Date until adjusted as set forth above shall be set at Pricing Level 1.

At all times prior to the Release Date and so long as an Event of Default under ***Section 11.01(f)*** relating to IRI or ***Section 11.01(n)*** has not occurred and is continuing, the aggregate Unfunded Commitment of IRI under the Subscription Agreement up to $30,000,000 may be subtracted from Total Indebtedness, solely for the purposes of calculating the Total Leverage Ratio for purposes of determining the Applicable Rate.

"***Appraised Value***" means, for any Property, the value of such Property based on the most recent Periodic Valuation; *provided*, *however*, that if Administrative Agent has obtained an MAI appraisal on any Unencumbered Property as a condition to the extension of the Initial Maturity Date pursuant to ***Section 2.13***, the value of such Unencumbered Property shall be based on the most-recent MAI appraisal of such Unencumbered Property.

"***Approved Costs***" means, as of any date of determination with respect to any Property, the sum of the acquisition, construction, and other capitalized costs of such Property, whether in the form of cash, property, liabilities assumed, or other consideration.

"***Approved Fund***" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

"***Arranger***" means BofA Securities, Inc., in its capacity as sole lead arranger and sole bookrunner.

"***Assignment and Assumption***" means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by ***Section 13.06(b)***), and accepted by Administrative Agent, substantially in the form of ***Exhibit D-1*** or any other form (including electronic documentation generated by MarkitClear or other electronic platform) approved by Administrative Agent.

"***Attributable Indebtedness***" means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

4878-8406-1896 v.~~1~~6

3

4878-8406-1896 v.16 4 “Audited Financial Statements” means each audited consolidated balance sheet of the Loan Parties, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Consolidated Group, including the notes thereto, in each case as delivered pursuant to Section 9.01(a). “Auto-Extension Letter of Credit” has the meaning specified in Section2.03(b). “Availability Period” means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.05, and (c) the date of termination of the commitment of each Lender to make Loans as set forth herein, and of the obligation of L/C Issuer to make L/C Credit Extensions pursuant to Section 11.02. “Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution. “Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings). “Bank of America” means Bank of America, N.A. and its successors. “Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus one half of one percent (0.5%) per annum, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” (c) Term SOFR with an Interest Period of one month plus one percent (1.00%) per annum, and (d) one percent (1.00%) per annum. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. “Base Rate Loan” means a Loan that bears interest based on the Base Rate. “Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation. “Beneficial Ownership Regulation” means 31 C.F.R. §1010.230. “Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”. “BHC Act Affiliate” has the meaning specified in Section 13.20(b).

4878-8406-1896 v.16 5 “Borrower” has the meaning specified in the preamble hereto. “Borrower Materials” has the meaning specified in Section 9.02. “Borrowing” means a borrowing consisting of simultaneous Loans of the same Type and, in the case of Term Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01. “Borrowing Base Leverage Ratio” means, at any time, (a) the Total Outstandings divided by (b) the Unencumbered Asset Value. “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the state where Administrative Agent’s Office is located. “Calculation Period” means, as of any date, the most recent four fiscal quarter period ending on or prior to such date. “Capital Call” means delivery of a Purchase Notice (as defined in the Subscription Agreement) to IRI for the purchase of Shares in cash in amount equal to all or any portion of IRI’sthe Unfunded Commitment. “Capital Commitment Collateral” has the meaning specified in Section 6.01. “Capital Contribution” means any purchase of Shares of Parent Guarantor by IRI, pursuant to and in accordance with the terms of the Subscription Agreement. “Capital Event” means any waiver, amendment, cancellation, termination, reduction, excuse, suspension, deferral, repurchase or withdrawal in any manner of the IRI Commitment or the obligation of IRI to fund the same pursuant to Capital Calls. “Cash Collateral Account” has the meaning specified in Section 2.03(n). “Cash Collateralize” means to pledge and deposit with or deliver to Administrative Agent, for the benefit of one or more of L/C Issuer or the Lenders, as collateral for L/C Obligations or obligations of the Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances or, if Administrative Agent and L/C Issuer shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to Administrative Agent and L/C Issuer. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support. “Casualty” means, with respect to any Unencumbered Property, such Unencumbered Property shall be damaged or destroyed, in whole or in part, by fire or other casualty. “Change in Law” means the occurrence, after the date of this Credit Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, regulations or directives thereunder or issued in

4878-8406-1896 v.16 6 connection therewith or in the implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted, issued or implemented. “Change of Control” means an event or series of events by which: (a) after the completion of an IPO, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan or an Affiliate of any holder owning Equity Interests immediately preceding the effective date of such IPO) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 50% or more of the equity securities of Parent Guarantor entitled to vote for members of the board of directors or equivalent governing body of such Person on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right) that did not own such percentage on the effective date of the IPO; or (b) after the date of completion of an IPO, during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of Parent Guarantor cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or (c) Invesco Advisers, Inc. shall cease to, directly or indirectly, be the manager of Parent Guarantor; or (d) Borrower shall no longer be Controlled by Parent Guarantor, or Parent Guarantor shall cease to serve as the sole general partner of Borrower. “Closing Date” means the first date all the conditions precedent in Section 7.01 are satisfied or waived in accordance with Section 13.01. “CME” means CME Group Benchmark Administration Limited. “Code” means the Internal Revenue Code of 1986, as amended. “Collateral” means the Equity Interest Collateral, the Capital Commitment Collateral and all other property of the Consolidated Group on which Liens have been granted to Administrative Agent

4878-8406-1896 v.16 7 pursuant to any of the Security Documents, for the benefit of the Secured Parties, to secure the Obligations. “Collateral Termination Date” means the date in which both (a) the Release Date has occurred and (b) the Incremental IRI Commitment has been terminated pursuant to, and subject to the conditions set forth in, Section 6.05(b). “Commitment” means, as to each Lender, its obligation to (a) make Loans to Borrower pursuant to Section 2.01, and (b) purchase participations in L/C Obligations, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Credit Agreement. “Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. §1 et seq.) and any successor statute. “Communication” is defined in Section 13.17(b). “Competitor” means those entities listed on Schedule 13.06(b)(v). “Compliance Certificate” means a certificate substantially in the form of Exhibit C. “Condemnation” means a temporary or permanent taking by any Governmental Authority as the result, in lieu, or in anticipation, of the exercise of the right of condemnation or eminent domain of all or any part of any Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting any Property or any part thereof. “Conforming Changes” with respect to the use, administration of or any conventions associated with SOFR or any proposed Successor Rate, Daily Simple SOFR or Term SOFR, as applicable, any conforming changes to the definitions of “Base Rate”, “Daily Simple SOFR”, “SOFR”, “Term SOFR”, “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definition of “Business Day”, “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of Administrative Agent, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by Administrative Agent in a manner substantially consistent with market practice (or, if Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document). “Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes. “Consolidated Group” means Parent Guarantor and its consolidated Subsidiaries, as determined in accordance with GAAP.

4878-8406-1896 v.16 8 “Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. “Covered Entity” has the meaning specified in Section 13.20(b). “Covered Party” has the meaning specified in Section 13.20(a). “Credit Agreement” is defined in the Preamble hereto. “Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension. “Credit Facility Guaranty” means the Guarantee of the Obligations by the Guarantors pursuant to Article IV. “Customary Recourse Exceptions” means, with respect to any Indebtedness, personal recourse that is limited to fraud, misrepresentation, misapplication of cash, waste, environmental claims and liabilities, prohibited transfers, violations of single-purpose entity covenants, voluntary insolvency proceedings, obligations for completion or cost overruns for construction related activities, and other circumstances customarily excluded by institutional lenders from exculpation provisions and/or included in separate Guarantee or indemnification agreements in non-recourse financing of real property. “Daily Simple SOFR” means, with respect to any applicable determination date, the SOFR published on the fifth (5th) U.S. Government Securities Business Day preceding such date of determination by the SOFR Administrator on the Federal Reserve Bank of New York’s website (or any successor source); provided, however that if such determination date is not a U.S. Government Securities Business Day, then SOFR means such rate that applied on the first (1st) U.S. Government Securities Business Day immediately prior thereto; plus the SOFR Adjustment. Notwithstanding anything to the contrary contained herein, to the extent that, at any time, Daily Simple SOFR shall be less than the Floor, Daily Simple SOFR shall be deemed to be the Floor for purposes of the Credit Agreement. “Daily Simple SOFR Loans” means Loans bearing interest based on Daily Simple SOFR. “Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect during the term of this Credit Agreement. “Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default. “Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the highest Applicable Rate applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Term Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including the highest Applicable Rate) otherwise

4878-8406-1896 v.16 9 applicable to such Loan plus 2% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the highest Applicable Rate plus 2% per annum. “Default Right” has the meaning specified in Section 13.20(b). “Defaulting Lender” means, subject to Section 2.15(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies Administrative Agent and Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to Administrative Agent, L/C Issuer, or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two Business Days of the date when due, (b) has notified Borrower, Administrative Agent or L/C Issuer in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by Administrative Agent or Borrower, to confirm in writing to Administrative Agent and Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by Administrative Agent and Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.15(b)) as of the date established therefor by Administrative Agent in a written notice of such determination, which shall be delivered by Administrative Agent to Borrower, L/C Issuer and each other Lender promptly following such determination. “Delaware Divided LLC” means any Delaware LLC which has been formed upon consummation of a Delaware LLC Division. “Delaware LLC” means any limited liability company organized or formed under the laws of the State of Delaware. “Delaware LLC Division” means the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act.

4878-8406-1896 v.16 10 “Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction. “Disposition” or “Dispose” means the sale, transfer, license, lease (other than a real estate lease entered into in the ordinary course of business as part of Property leasing operations) or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith and including any disposition of property to a Delaware Divided LLC pursuant to a Delaware LLC Division, but excluding the sale, transfer or other dispositions of any capital commitments in any Person. “Dollar” and “$” mean lawful money of the United States. “EBITDA” means, for the Consolidated Group, without duplication, the sum of (a) Net Income of the Consolidated Group, in each case, excluding (i) any non-recurring or extraordinary gains and losses for such period, (ii) any income or gain and any loss in each case resulting from early extinguishment of indebtedness, (iii) any Net Income or gain or any loss resulting from a swap or other derivative contract (including by virtue of a termination thereof), and (iv) any expenses incurred by Borrower for the payment of organizational, offering and operating expenses pursuant to Section 11(c) or Section 11(f) of the Investment Advisory Agreement, unless and until such expenses are actually paid in cash by Borrower to Invesco Advisers, plus (b) an amount which, in the determination of Net Income for such period pursuant to clause (a) above, has been deducted for or in connection with (i) Interest Expense (plus, amortization of deferred financing costs, to the extent included in the determination of Interest Expense per GAAP), (ii) income taxes, (iii) depreciation and amortization, (iv) amounts deducted as a result of the application of FAS 141, (v) non-cash expenses related to employee and trustee stock and stock option plans, and (vi) adjustments as a result of the straight lining of rents, all as determined in accordance with GAAP, plus (c) without duplication of amounts included in clauses (a) and (b) above with respect to Unconsolidated Affiliates, the amounts described in clauses (a) and (b) above of each Unconsolidated Affiliate of the Consolidated Group multiplied by the respective Unconsolidated Affiliate Interest of each member of the Consolidated Group in such Unconsolidated Affiliate. “EEA Financial Institution” means: (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent. “EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway. “EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution. “Electronic Copy” is defined in Section 13.17(b). “Electronic Record” is defined in Section 13.17(b). “Electronic Signature” is defined in Section 13.17(b).

4878-8406-1896 v.16 11 “Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 13.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 13.06(b)(iii)). “Eligible Cash 1031 Proceeds” means the cash proceeds held by a “qualified intermediary” from the sale of a Property by Borrower or a Subsidiary, which cash proceeds are intended to be used by the qualified intermediary to acquire one or more “replacement properties” that are of “like-kind” to such Property in an exchange that qualifies as a tax-deferred exchange under Section 1031 of the Code and the Treasury Regulations promulgated thereunder (the “Regulations”), and no portion of which cash proceeds Borrower or any Subsidiary has the right to receive, pledge, borrow or otherwise obtain the benefits of until the earlier of (i) such time as provided under Regulation Section 1.1031(k)-1(g)(6) and the applicable “exchange agreement” or (ii) such exchange is terminated in accordance with the “exchange agreement” and the Regulations. Upon the cash proceeds no longer being held by the qualified intermediary pursuant to the Regulations or otherwise qualifying under the Regulations for like-kind exchange treatment, such proceeds shall cease being Eligible Cash 1031 Proceeds. Terms in quotations in this definition shall have the meanings ascribed to such terms in the Regulations. “Environmental Claim” means any investigative, enforcement, cleanup, removal, containment, remedial, or other private or governmental or regulatory action at any time instituted, or completed pursuant to any applicable Environmental Law against any member of the Consolidated Group or against or with respect to any Property or any condition, use, or activity on any Property (including any such action against Administrative Agent or any Lender), and any claim at any time made by any Person against any member of the Consolidated Group or against or with respect to any Property or any condition, use, or activity on any Property (including any such claim against Administrative Agent or any Lender), relating to damage, contribution, cost recovery, compensation, loss, or injury resulting from or in any way arising in connection with any Hazardous Material or any Environmental Law. “Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws (including common law), regulations, standards, ordinances, rules, judgments, interpretations, orders, decrees, permits, agreements or governmental restrictions relating to pollution or the protection of the Environment or human health (to the extent related to exposure to hazardous materials), including those relating to the manufacture, generation, handling, transport, storage, treatment, Release or threat of Release of Hazardous Materials, air emissions and discharges to waste or public systems. “Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities) whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, directly or indirectly relating to (a) any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing. “Equity Interest Collateral” has the meaning specified in Section 6.04. “Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests

4878-8406-1896 v.16 12 in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. “ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with any Loan Party within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code). “ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under Section 4041 or 4041A of ERISA, as applicable; (e) the institution by the PBGC of proceedings to terminate a Pension Plan or Multiemployer Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (g) the determination that any Pension Plan is considered an at-risk plan or that a Multiemployer Plan is in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA, as applicable; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate. “EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time. “Eurocurrency liabilities” has the meaning specified in Section 3.04(e). “Event of Default” has the meaning specified in Section 11.01. “Excess IRI Commitment” means (a) prior to the Release Date, the Unfunded Commitment in excess of Initial IRI Commitment and (b) after the Release Date, the Unfunded Commitment. “Exchange Beneficial Interest” means a beneficial interest in a Delaware statutory trust that owns an Exchange Property. “Exchange Depositor” means each Subsidiary that is the depositor under a Delaware statutory trust that is part of the Exchange Program. “Exchange Fee Titleholder” means the entity which is the owner of a Property pursuant to an exchange that qualifies, qualified, or is intended to qualify, as a reverse exchange under Section 1031 of the Code, which Property is master leased to a Subsidiary of Borrower during the period before the exchange is either completed or fails. “Exchange Program” means the program whereby Affiliates of Borrower will cause (a)(i) the formation of a Delaware statutory trust which will receive contributions of Properties from Borrower or an Affiliate of Borrower or acquire Properties from third parties, in each case which Properties will become Exchange Properties upon addition to the Exchange Program, and (ii) the sale of beneficial ownership interests in such Delaware statutory trust to Exchange Property Investors or (b) the sale of

4878-8406-1896 v.16 13 tenant in common interests in Properties owned by Borrower or an Affiliate of Borrower to Exchange Property Investors, and in each case will master lease such Properties to an Affiliate of Borrower (which master leases may be guaranteed by Borrower or Parent Guarantor). “Exchange Property” means a Property owned directly or indirectly by a Delaware statutory trust or TIC Owners in connection with the Exchange Program; provided that any such Property shall constitute an Exchange Property only so long as it is master leased to an Affiliate of Borrower which master lease may be guaranteed by Borrower and/or Parent Guarantor. “Exchange Property Investor” means any owner of an Exchange Beneficial Interest or owners of tenant in common interests in Properties (“TIC Owners”). “Exchange Property Master Lease” means a master Lease pursuant to which an Exchange Property is master leased to an Affiliate of Borrower. “Exchange Property Owner” means the Delaware statutory trust or TIC Owners owning directly or indirectly an Exchange Property. “Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Credit Facility Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 4.10 and any other “keepwell, support or other agreement” for the benefit of such Guarantor and any and all Guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the Credit Facility Guaranty of such Guarantor, or a grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Credit Facility Guaranty or security interest is or becomes excluded in accordance with the first sentence of this definition. “Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by Borrower under Section 13.12) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(b) or 3.01(d), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(g) and (d) any Taxes imposed pursuant to FATCA. “Existing Credit Agreement” is defined in Section 9.22.

4878-8406-1896 v.16 14 “Extended Maturity Date” means September 5, 2025. “FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board. “FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Credit Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreements entered into between the United States and any other Governmental Authority in connection with the implementation of the foregoing and any fiscal or regulatory legislation, rules or official practices implemented to give effect to any such intergovernmental agreements. “Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Credit Agreement. “Fee Letter” means collectively, (a) the Fee Letter dated as of the Closing Date by and among Borrower, Parent Guarantor, Administrative Agent and Arranger and (b) each other fee letter entered into after the Closing Date by and among Borrower, Parent Guarantor, Administrative Agent and Arranger. “Fifth Amendment Effective Date” means October 11, 2024. “Fixed Charges” means, for the Consolidated Group, on a consolidated basis for any period, the sum (without duplication) of (a) Interest Expense, plus (b) scheduled principal payments on account of Indebtedness of the Consolidated Group (including, for purposes hereof, scheduled reductions in commitments to the extent the same require principal repayment, but excluding any regularly scheduled principal payments on any Indebtedness which pays such Indebtedness in full, but only to the extent that the amount of such final payment is greater than the scheduled principal payment immediately preceding such final payment), plus (c) Restricted Payments paid in cash with respect to preferred Equity Interests of any member of the Consolidated Group, plus (d) the amounts described in clauses (a), (b), and (c) above of each Unconsolidated Affiliate of the Consolidated Group multiplied by the respective Unconsolidated Affiliate Interest of each member of the Consolidated Group in such Unconsolidated Affiliate, all for the most recently ended Calculation Period. “Floor” means zero percent. “FMV Option” means, for each Exchange Property, the option, but not the obligation, of Borrower to, directly or indirectly, purchase such Exchange Property or the Exchange Beneficial Interests relating to such Exchange Property at fair market value at any time (a) beginning on the first to occur of (i) the last day of the 24th month following the final closing of the sale of Exchange Beneficial Interests or tenant in common interests, as applicable, and (ii) the last day of the 48th month following the date the Exchange Property Owner enters into the Exchange Property Master Lease (such earlier date is the “FMV Option Start Date”) and (b) expiring on the last day of the 12th month following the FMV Option Start Date. The consideration for any such purchase shall be the issuance of units in Borrower. “Foreign Lender” means (a) if Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if Borrower is not a U.S. Person, a Lender that is resident or organized under the Laws of a

4878-8406-1896 v.16 15 jurisdiction other than that in which Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction. “FRB” means the Board of Governors of the Federal Reserve System of the United States. “Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof. “Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities. “GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied. “Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank). “Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien, but excluding endorsements for collection or deposit in the ordinary course of business). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning. Anything to the contrary herein notwithstanding, guarantees of Customary Recourse Exceptions only shall not be deemed a Guarantee hereunder.

4878-8406-1896 v.16 16 “Guaranteed Obligations” has the meaning specified in Section 4.01. “Guarantors” means Parent Guarantor and the Subsidiary Guarantors; “Guarantor” means any one of the Guarantors. “Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Law. “Improvements” means any member of the Consolidated Group’s interest in and to all physical improvements to any Property, together with all fixtures, tenant improvements, and appurtenances now or later to be located on such Property and/or in such improvements. “Increase Effective Date” has the meaning specified in Section 2.14(d). “Incremental IRI Commitment” means IRI’s commitment to contribute up to $35,000,000 of capital to Parent Guarantor (in addition to the Initial IRI Commitment) pursuant to and in accordance with the terms of a Subscription Agreement. “Indebtedness” means, for any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP: (a) obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances and similar instruments (including bank guaranties, surety bonds, comfort letters, keep-well agreements and capital maintenance agreements) to the extent such instruments or agreements support financial, rather than performance, obligations; (c) net obligations of such Person under any Swap Contract; (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business that are not past due for more than 90 days after the date on which such trade account payable was created); (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; (f) capital leases and Synthetic Lease Obligations; (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; provided, however, that preferred Equity Interests shall not be included as Indebtedness unless such Equity Interests are required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due, by a

4878-8406-1896 v.16 17 fixed date; and provided further that, the obligations of Parent Guarantor contemplated by Section 5.7 of that certain subscription agreement executed by Massachusetts Mutual Life Insurance Company and the Parent Guarantor dated August 12, 2020 (as the same may be amended, modified, supplemented or restated from time to time) shall not be included as Indebtedness hereunder unless and until the “Lock-Up Period” (as defined therein) has expired pursuant to the terms of such subscription agreement and in an amount not to exceed the quarterly amount contemplated under Section 5.7(d)(ii) of the Subscription Agreement at any time; and (h) all Guarantees (without duplication with respect to such Person) of such Person in respect of any of the foregoing. For all purposes hereof, (i) the Indebtedness of any Unconsolidated Affiliate of the Consolidated Group shall be deemed equal to the product of (x) Indebtedness of such Unconsolidated Affiliate multiplied by (y) the respective Unconsolidated Affiliate Interest of each member of the Consolidated Group in such Unconsolidated Affiliate and (ii) the Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date. Notwithstanding the foregoing, Indebtedness shall not include (a) any liability under an Exchange Property Master Lease (including any guaranty thereof by Parent Guarantor or Borrower) that would otherwise constitute indebtedness for the purposes of GAAP, or (b) any Indebtedness associated with or attributed to an Exchange Property, other than the Consolidated Group’s pro rata share (corresponding to the pro rata share of the Exchange Beneficial Interests in the Exchange Property Owner or the tenant in common interests that are owned by the Consolidated Group) of such Indebtedness. “Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes. “Indemnitees” has the meaning specified in Section 13.04(b). “Information” has the meaning specified in Section 13.07. “Initial IRI Commitment” means IRI’s commitment as of the Closing Date to contribute up to $30,000,000 of capital to Parent Guarantor pursuant to and in accordance with the terms of a Subscription Agreement, which payment shall be used for repayment of the Obligations under this Credit Agreement and the other Loan Documents. “Initial Maturity Date” means September 6, 2024, as the same may be extended pursuant to Section 2.13. “Intangible Assets” means assets that are considered to be intangible assets under GAAP, including customer lists, goodwill, computer software, copyrights, trade names, trademarks, patents, franchises, licenses, unamortized deferred charges, unamortized debt discount and capitalized research and development costs. “Interest Expense” means, for the Consolidated Group, on a consolidated basis for the most recently ended Calculation Period, without duplication, total interest expense determined in accordance

4878-8406-1896 v.16 18 with GAAP (including for the avoidance of doubt (a) net amounts paid or payable and/or received or receivable under any Swap Contract, (b) capitalized interest and (c) interest expense attributable to the Consolidated Group’s ownership interests in Unconsolidated Affiliates). “Interest Payment Date” means: (a) as to any Term Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Term Rate Loan exceeds three (3) months, each of the respective dates that fall every three (3) months after the beginning of such Interest Period will also be an Interest Payment Date; and (b) as to any Daily Simple SOFR Loan, the first (1st) day of the month for interest accrued through the last Business Day of the prior calendar month (or, if such day is not a Business Day, the next preceding Business Day), and the Maturity Date. “Interest Period” means as to each Term Rate Loan, the period commencing on the date such Term Rate Loan is disbursed or converted to or continued as a Term Rate Loan and ending on the date one, three or six months thereafter (in each case subject to availability), as selected by Borrower in its Loan Notice; provided that: (a) any Interest Period that would otherwise end on a day that is not a Business Day will be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period will end on the next preceding Business Day; (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) will end on the last Business Day of the calendar month at the end of such Interest Period; and (c) no Interest Period may extend beyond the Stated Maturity Date. “Invesco Advisers” means Invesco Advisers, Inc., a Delaware corporation. “Investment Advisory Agreement” means that certain Amended and Restated Advisory Agreement, dated as of November 19, 2020, by and among Parent Guarantor, Borrower and Invesco Advisers, as the same may be amended, modified, supplemented, restated or amended and restated from time to time with written notice to Administrative Agent. “Invesco Investor Guaranty” means that certainone or more Guaranty Agreement dated as of the Closing DateAgreements executed by Invesco Ltd., a Bermuda exempted company, in favor of Administrative Agent with respect to the IRI Commitment., including (a) that certain Guaranty Agreement dated as of the Closing Date and (b) that certain Guaranty Agreement dated as of the Fifth Amendment Effective Date, as each may be amended, supplemented or amended and restated from time to time. “Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee (other than of Customary Recourse Exceptions) or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount

4878-8406-1896 v.16 19 of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment. “IPO” means the issuance by Parent Guarantor of its common Equity Interests in an underwritten primary public offering pursuant to an effective registration statement filed with the SEC. “IRI” means Invesco Realty, Inc., a Delaware corporation. “IRI Commitment” means IRI’s commitment to contribute up to $30,000,000 of capital to Parent Guarantor pursuant to and in accordance with the terms of thea Subscription Agreement consisting of the Initial IRI Commitment and the Incremental IRI Commitment. “IRS” means the United States Internal Revenue Service. “ISDA Definitions” is defined in Section 3.03(f). “ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance). “Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by L/C Issuer and Borrower (or any Subsidiary) or in favor of L/C Issuer and relating to such Letter of Credit. Joinder Agreement” means an agreement substantially in the form of Exhibit H. “Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law. “L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage. “L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing. “L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof. “L/C Issuer” means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder. “L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Credit Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, or

4878-8406-1896 v.16 20 because a pending drawing submitted on or before the expiration date of such Letter of Credit has not yet been honored, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn. “Lease” means each existing or future lease, sublease (to the extent of any Loan Party’s rights thereunder), or other agreement (other than an Acceptable Ground Lease) under the terms of which any Person has or acquires any right to occupy or use any Property, or any part thereof, or interest therein, and each existing or future Guarantee of payment or performance thereunder. “Lender” has the meaning specified in the preamble hereto. “Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify Borrower and Administrative Agent. “Letter of Credit” means any standby letter of credit issued hereunder providing for the payment of cash upon the honoring of a presentation thereunder. “Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by L/C Issuer. “Letter of Credit Fee” has the meaning specified in Section 2.03(i). “Letter of Credit Sublimit” means an amount equal to $20,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments. “Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to any real property, and any financing lease having substantially the same economic effect as any of the foregoing). “Loan” has the meaning specified in Section 2.01. “Loan Documents” means this Credit Agreement, each Note, each Issuer Document, the Security Documents, any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.03(n) or 2.15(d) of this Credit Agreement, the Invesco Investor Guaranty and the Fee Letter. “Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Term Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A or such other form as may be approved by Administrative Agent (including any form on an electronic platform or electronic transmission system as has been approved by Administrative Agent), appropriately completed and signed by a Responsible Officer of Borrower. “Loan Parties” means, collectively, Borrower, each Guarantor and each Pledgor; “Loan Party” means any one of the Loan Parties. “Master Agreement” has the meaning specified in the definition of “Swap Contract”.

4878-8406-1896 v.16 21 “Master Lease Obligations” means, as of any date of determination, the sum of all remaining obligations of the Consolidated Group, determined on a consolidated basis, to pay rent under all Exchange Property Master Leases, which such obligations shall be determined with respect to each Exchange Property Master Lease (a) commencing on the date of the first sale of an Exchange Beneficial Interest in the applicable Exchange Property Owner to an Exchange Property Investor and (b) ending on (i) if the expiration of the FMV Option with respect to the Exchange Property that is the subject of such Exchange Property Master Lease is not yet known, the date that is five (5) years after the date of the commencement of the applicable Exchange Property Master Lease with respect to such Exchange Property, or (ii) if the expiration of the FMV Option with respect to the Exchange Property that is the subject of such Exchange Property Master Lease is known, the date of the expiration of the applicable FMV Option with respect to such Exchange Property. “Material Adverse Effect” means: (a) a material adverse change in, or a material adverse effect upon, the operations, business, assets, properties, liabilities (actual or contingent), financial condition of, without duplication, the Consolidated Group, taken as a whole; (b) a material adverse effect on the rights and remedies of Administrative Agent or any Lender under any Loan Documents; (c) a material adverse effect on the ability of Borrower and the Loan Parties as a whole to perform their obligations under any Loan Documents; or (d) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party. “Material Contract” means, with respect to any Person, (a) each contract to which such Person is a party involving aggregate consideration payable to or by such Person of, (i) with respect to an Unencumbered Property, $100,000 or more in any year or otherwise material to the business, condition (financial or otherwise), operations, performance or properties of such Person, or (ii) with respect to any other Property, $500,000 or more in any year or otherwise material to the business, condition (financial or otherwise), operations, performance or properties of such Person, and (b) each management agreement to which such Person is a party pertaining to any Property owned by such Person. “Material Environmental Event” means, with respect to any Property: (a) a violation of any Environmental Law with respect to such Property (including, without limitation, as a result of any use or condition thereof or activity thereon); (b) the presence of any Hazardous Materials on, about or under such Property; (c) the attachment of any environmental lien to such Property; or (d) the placement, installation, disposal, spilling, leaking, dumping or Release of, any Hazardous Material or storage tank (or similar vessel) on such Property; provided that, in the case of either clause (a) or (b) above, such event or circumstance would require remediation under or pursuant to any Environmental Law, or could reasonably be expected to result in a Material Adverse Effect or in a Material Property Event. “Material Property Event” means, with respect to any Property, the occurrence of any event or circumstance occurring or arising after the date of this Credit Agreement that could reasonably be expected to result in a (a) material adverse effect with respect to the financial condition or the operations of such Property, or (b) material adverse effect on the ownership of such Property. “Material Title Defects” means, with respect to any Property, defects, Liens (other than Permitted Liens), and other encumbrances in the nature of easements, servitudes, restrictions, and rights-of-way that would customarily be deemed unacceptable title exceptions for a prudent lender (i.e., a prudent lender would reasonably determine that such exceptions, individually or in the aggregate, materially impair the value or operations of such Property, would prevent such Property from being used in the manner in which it is currently being used, or could reasonably be expected to result in a violation of any Law which could result in a Material Property Event).

4878-8406-1896 v.16 22 “Maturity Date” means the earliest of: (a)(i) if the Initial Maturity Date is not extended to the Extended Maturity Date pursuant to Section 2.13, then the Initial Maturity Date; and (ii) if the Initial Maturity Date is extended to the Extended Maturity Date pursuant to Section 2.13, then the Extended Maturity Date; (b) the date upon which Administrative Agent declares the Obligations, or the Obligations become, due and payable after the occurrence of an Event of Default; and (c) the date upon which Borrower terminates the Commitments pursuant to Section 2.05 or otherwise; provided, however, that in each case, if such date is not a Business Day, then the Maturity Date shall be the next preceding Business Day. “Maximum Availability” means the lesser of (i) the Aggregate Commitments and (ii) the Unencumbered Properties Borrowing Base. “Metropolitan Statistical Area” means a metropolitan statistical area as defined by the U.S. Office of Management and Budget. “Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 103% of the Fronting Exposure of the L/C Issuer with respect to Letters of Credit issued and outstanding at such time and (b) otherwise, an amount determined by Administrative Agent and the L/C Issuer in their sole discretion. “Mortgages” means each Mortgage (or Deed of Trust, Deed to Secure Debt, or similarly titled document, as applicable with respect to the jurisdiction in which the applicable Unencumbered Property is located), and each Security Agreement, Financing Statement, and Assignment of Leases or similarly titled document, each executed by a Loan Party, to or for the benefit of Administrative Agent, for the benefit of the Lenders, in form and substance reasonably acceptable to Administrative Agent. “Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions. “Multiple Employer Plan” means an employee benefit plan which has two or more contributing sponsors (including any Loan Party or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA. “Negative Pledge” means a provision of any agreement (other than this Credit Agreement or any other Loan Document) that prohibits the creation of any Lien on any assets of a Person; provided, however, that an agreement that establishes a maximum ratio of unsecured debt to unencumbered assets, or of secured debt to total assets, or that otherwise conditions a Person’s ability to encumber its assets upon the maintenance of one or more specified ratios that limit such Person’s ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, shall not constitute a “Negative Pledge” for purposes of this Credit Agreement. “Net Income” means the net income (or loss) of the Consolidated Group for the subject period; provided, however, that Net Income shall exclude (a) extraordinary gains and extraordinary losses for such period, (b) the net income of any Subsidiary of any Loan Party during such period to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such income is not permitted by operation of the terms of its Organization Documents or any agreement, instrument or law applicable to such Subsidiary during such period, except that such Loan Party’s equity in any net loss of any such Subsidiary for such period shall be included in determining Net Income, and (c) any income (or loss) for such period of any Person if such Person is not a Subsidiary of such Loan Party, except that such

4878-8406-1896 v.16 23 Loan Party’s equity in the net income of any such Person for such period shall be included in Net Income up to the aggregate amount of cash actually distributed by such Person during such period to such Loan Party or a Subsidiary thereof as a dividend or other distribution (and in the case of a dividend or other distribution to a Subsidiary of such Loan Party, such Subsidiary is not precluded from further distributing such amount to such Loan Party as described in clause (b) of this proviso). “Net Operating Income” means, for any Property and for any period, an amount equal to (a) the aggregate gross revenues from the operations of such Property during such period, minus (b) to the extent the same are not reimbursed by tenants under leases pertaining to the applicable Property, the sum of (i) all expenses and other proper charges incurred in connection with the operation of such Property during such period (including accruals for real estate taxes and insurance, but excluding debt service charges, income taxes, depreciation, amortization and other non-cash expenses), which expenses and accruals shall be calculated in accordance with GAAP, and (ii) the greater of (x) 2% of gross revenues from the operation of such Property and (y) actual management fees paid in cash. “Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 13.01 and (b) has been approved by Required Lenders. “Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time. “Non-Extension Notice Date” has the meaning specified in Section2.03(b). “Non-Recourse Debt” means, for any Person, any Indebtedness of such Person that is not Recourse Debt. “Non-Recourse Subsidiaries” means one or more Subsidiaries of Borrower (other than any Subsidiary Guarantor) that have Non-Recourse Debt under which a default exists, but such default does not result in an Event of Default under Section 11.01(e), and “Non-Recourse Subsidiary” means any one of the Non-Recourse Subsidiaries. “Note” means a promissory note made by Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit B. “Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided that all references to “Obligations” in the Security Documents, and any other security agreement, or pledge agreements delivered to Administrative Agent to Guarantee, or create or evidence Liens securing, the Obligations shall, in addition to the foregoing, include all present and future indebtedness, liabilities, and obligations now or hereafter owed to Administrative Agent, any Lender, any Affiliate of Administrative Agent or any Lender arising from, by virtue of, or pursuant to any Swap Contract that relates solely to the Obligations, or any Person who was a Lender or an Affiliate of a Lender at the time such Swap Contract was entered into.

4878-8406-1896 v.16 24 “OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury. “Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity. “Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document). “Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06). “Outstanding Amount” means (a) with respect to Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of Loans occurring on such date; and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by Borrower of Unreimbursed Amounts. “Parent Guarantor” has the meaning specified in the preamble hereto. “Participant” has the meaning specified in Section 13.06(d). “Participant Register” has the meaning specified in Section 13.06(d). “PATRIOT Act” has the meaning specified in Section 13.18. “PBGC” means the Pension Benefit Guaranty Corporation. “Pension Funding Rules” means the rules of the Code and ERISA regarding minimum funding standards with respect to Pension Plans and set forth in Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA. “Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan but excluding a Multiemployer Plan) that is maintained or is contributed to by any Loan Party or any ERISA Affiliate or with respect to which any Loan Party or any ERISA Affiliate has any liability and is

4878-8406-1896 v.16 25 either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code. “Periodic Valuation” means a written valuation of a Property by an independent appraisal firm that is a member of the Appraisal Institute, which valuation shall be prepared in accordance with usual and customary market standards and practices of Parent Guarantor and delivered to Borrower on a quarterly basis. “Permitted Liens” means Liens permitted by Section 10.01(a) through (j). “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity. “Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan other than a Multiemployer Plan), maintained for employees of any Loan Party or any member of the Consolidated Group or any such Plan to which any Loan Party or any member of the Consolidated Group is required to contribute on behalf of any of its employees. “Plan Assets” means “plan assets” as defined in the Plan Assets Regulation. “Plan Assets Regulation” means 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA. “Platform” has the meaning specified in Section 9.02. “Pledge Agreement” means each Pledge Agreement, substantially in the form of Exhibit G or any other form approved by Administrative Agent, executed by a Pledgor, to or for the benefit of Administrative Agent, for the benefit of the Secured Parties, covering the Equity Interest Collateral. “Pledgors” means, collectively, each member of the Consolidated Group that owns Equity Interests in a Subsidiary Guarantor and has executed and delivered a Pledge Agreement as required hereunder; and “Pledgor” means any one of the Pledgors. “Pre-Adjustment Successor Rate” is defined in Section 3.03(b). “Pro Forma Financial Statements” has the meaning specified in Section 8.05(b). “Properties” means real estate properties (including land) owned or ground leased by any member of the Consolidated Group or an Unconsolidated Affiliate, and “Property” means any one of the Properties. “Property Owner” means Borrower or any Subsidiary of Borrower that directly owns a Property. “PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time. “Public Lender” has the meaning specified in Section 9.02. “QFC” has the meaning specified in Section 13.20(b). “QFC Credit Support” has the meaning specified in Section 13.20.

4878-8406-1896 v.16 26 “Qualified ECP Guarantor” means, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant” at such time under §1a(18)(A)(v)(II) of the Commodity Exchange Act. “Recipient” means Administrative Agent, any Lender or the L/C Issuer, as applicable. “Recourse Debt” means, for any Person as of any date of determination, Indebtedness of such Person in respect of which recourse for payment (except for Customary Recourse Exceptions) is to such Person; provided that Indebtedness of a single-purpose entity which is secured by substantially all of the assets of such single-purpose entity but for which there is no recourse to another Person (other than with respect to Customary Recourse Exceptions) shall not be considered a part of Recourse Debt even if such Indebtedness is fully recourse to such single-purpose entity and unsecured Guarantees with respect to Customary Recourse Exceptions provided by a member of the Consolidated Group of mortgage loans to Subsidiaries or Unconsolidated Affiliates shall not be included in Recourse Debt as long as no demand for payment or performance thereof has been demanded. “Register” has the meaning specified in Section 13.06(c). “Regulation U” means Regulation U of the FRB, as in effect from time to time and all official rulings and interpretations thereunder or thereof. “REIT” means a “real estate investment trust” in accordance with Section 856 of the Code. “Related Adjustment” is defined in Section 3.03(f). “Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates. “Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the environment, or into, from or through any building, structure or facility. “Release Conditions” means the date on which the following conditions have been satisfied: (a) there are at least five Unencumbered Properties and (b) the Unencumbered Asset Value of all Unencumbered Properties is equal to or greater than $200,000,000. “Release Date” means, following satisfaction of the Release Conditions and the request of Parent Guarantor (as specified in Section 6.05), the date of the termination of the Initial IRI Commitment pursuant to Section 6.056.05(a). “Relevant Governmental Body” is defined in Section 3.03(f). “Relevant Rate” means (a) the applicable SOFR Rate or (b) the applicable Successor Rate. “Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

4878-8406-1896 v.16 27 “Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Loans, a Loan Notice and (b) with respect to an L/C Credit Extension, a Letter of Credit Application. “Required Lenders” means, at any time, Lenders having a Total Credit Exposure representing more than 50% of the Total Credit Exposures of all Lenders. The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time; provided that, the amount of any participation in any Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is L/C Issuer, as the case may be, in making such determination. “Rescindable Amount” has the meaning as defined in Section 2.11(b)(ii). “Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority. “Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party and solely for purposes of the delivery of incumbency certificates pursuant to Section 7.01, the secretary or any assistant secretary of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer of the applicable Loan Party so designated by any of the foregoing officers in a notice to Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party. “Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to Borrower’s stockholders, partners or members (or the equivalent Person thereof). “Sanction(s)” means any sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, His Majesty’s Treasury (“HMT”) or other relevant sanctions authority. “Scheduled Unavailability Date” has the meaning specified in Section 3.03(b)(ii). “Secured Indebtedness” means, for any Person as of any date, Indebtedness of such Person that is secured by a Lien. “Secured Parties” means, collectively, Administrative Agent, Lenders, the L/C Issuer and any other Person to which Obligations are owing which are or are purported to be secured by the Collateral under the terms of the Security Documents. “Security Agreement” means a security agreement substantially in the form of Exhibit I, executed and delivered by Parent Guarantor to Administrative Agent for the benefit of the Secured Parties.

4878-8406-1896 v.16 28 “Security Documents” means: (a) the Pledge Agreements; (b) the Security Agreement; (c) financing statements to be filed with the appropriate state and/or county offices for the perfection of a security interest in any of the Collateral; (d) if executed and delivered hereunder, the Mortgages; and (e) all other agreements, documents, and instruments securing the Obligations or any part thereof, including any assignments of account or control agreements, as shall from time to time be executed and delivered by any Loan Party or any other Person in favor of Administrative Agent. “Shares” has the meaning assigned to such term in the Subscription Agreement. “SOFR” means the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator). “SOFR Adjustment” with respect to Daily Simple SOFR and Term SOFR for an Interest Period of one-month’s, three-months’ and six-months’ duration, means 0.10% (10 basis points). “SOFR Administrator” means the Federal Reserve Bank of New York, as the administrator of SOFR, or any successor administrator of SOFR designated by the Federal Reserve Bank of New York or other Person acting as the SOFR Administrator at such time. “SOFR Rate” means Daily Simple SOFR or Term SOFR, as applicable. “Solvent” means, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability. “Specified Loan Party” means any Loan Party that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 4.10). “Subject to Sanctions” with respect to any Person means that such Person is (a) currently the subject of any Sanctions; (b) included on OFAC’s list of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets, or any similar list enforced by any other relevant sanctions authority; (c) located organized or resident in a Designated Jurisdiction. “Subordinated Claims” has the meaning specified in Section 6.03. “Subscription Agreement” means, collectively, (a) that certain Subscription Agreement of IRI dated as of the Closing Date, pursuant to which IRI has agreed to purchase an aggregate amount of $30,000,000 or more in Shares of Parent Guarantor in one or more closings as specified therein and (b) that certain Incremental Credit Support Subscription Agreement dated as of the Fifth Amendment Effective Date pursuant to which IRI agreed to purchase an aggregate amount of $35,000,000 or more in Shares of Parent Guarantor in one or more closings as specified therein.

4878-8406-1896 v.16 29 “Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Borrower. “Subsidiary Guarantors” means, as of any date, (a) each Subsidiary of Borrower (i) that (A) is a Property Owner of an Unencumbered Property or (B) owns Equity Interests, directly or indirectly, in any Property Owner of an Unencumbered Property, and (ii) has executed this Credit Agreement or that have executed a Joinder Agreement pursuant to which such Subsidiaries become party hereto and Guarantors hereunder but excluding all Subsidiaries of Borrower that have been released from the Credit Facility Guaranty, (b) each Subsidiary of Borrower that is master leasing an Unencumbered Property from an Exchange Fee Titleholder, (c) each Exchange Depositor with respect to an Exchange Property that is an Unencumbered Property; and (d) any other Subsidiary of Borrower that directly or indirectly owns Equity Interests in any Subsidiary of Borrower that is master leasing an Unencumbered Property from an Exchange Fee Titleholder or in any Exchange Depositor; “Subsidiary Guarantor” means any one of the Subsidiary Guarantors. “Successor Rate” is defined in Section 3.03(b). “Supported QFC” has the meaning specified in Section 13.20. “Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, interest rate caps, forward foreign exchange transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement. “Swap Obligations” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act. “Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

4878-8406-1896 v.16 30 “Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment). “Tangible Net Worth” means, for the Consolidated Group as of any date, (a) total equity (or any like caption) on a consolidated basis determined in accordance with GAAP, minus (b) all Intangible Assets on a consolidated basis determined in accordance with GAAP plus (c) all cumulative depreciation determined in accordance with GAAP. “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto. “Term Rate Loan” means a Loan advanced bearing interest based on Term SOFR. “Term SOFR” means: (a) for any Interest Period with respect to a Term Rate Loan, the rate per annum equal to the Term SOFR Screen Rate two (2) U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. Eastern Time on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment for such Interest Period; and (b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate with a term of one (1) month commencing that day; provided that if the Term SOFR determined in accordance with either of the foregoing clauses (a) or (b) of this definition would otherwise be less than the Floor, Term SOFR shall be deemed to be the Floor for purposes of the Credit Agreement. “Term SOFR Replacement Date” has the meaning specified in Section 3.03. “Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by Administrative Agent from time to time). “Threshold Amount” means $10,000,000. “TIC Owners” has the meaning specified in the definition of “Exchange Property Investor”. “Total Asset Value” means, at any time for the Consolidated Group, without duplication, the sum of the following: (a) the Appraised Value of all Properties owned by the Consolidated Group, any Exchange Property Owner or any Exchange Fee Titleholders, based on the most recent Periodic Valuation; provided that if a Property was acquired within the prior three-month period and a Periodic Valuation has not been received, then Total Asset Value attributable to such Property shall be the

4878-8406-1896 v.16 31 Approved Cost of such Property; plus (b) without duplication of the amounts included in clause (a) above with respect to Unconsolidated Affiliates, the Consolidated Group’s pro rata share of the foregoing items and components attributable to Equity Interests in Unconsolidated Affiliates or any Exchange Fee Titleholder; plus (c) all Unrestricted Cash owned directly or indirectly by any member of the Consolidated Group, any Exchange Property Owner or any Exchange Fee Titleholder; plus (d) the GAAP value of all other assets of the Consolidated Group already included in the calculation of Total Asset Value; plus (e) the amount of all Eligible Cash 1031 Proceeds; provided, if the FMV Option for any Exchange Property owned by an Exchange Property Owner has expired, then for purposes of calculating Total Asset Value for such Exchange Property, only the pro rata share of the Appraised Value for such Exchange Property (corresponding to the pro rata share of the Exchange Beneficial Interests in such Exchange Property Owner or the tenant in common interests that are still owned by the Consolidated Group) shall be counted; provided further that, after the Release Date, the calculation of Total Asset Value shall be adjusted to eliminate the portion of each of the following types of assets that exceeds the following limitations for such assets: (i) Unimproved land holdings in an aggregate amount of 10% of Total Asset Value; (ii) Publicly traded real estate debt and equity securities of 20% of Total Asset Value; (iii) Construction in progress and other development or redevelopment assets in an aggregate amount of 15% of Total Asset Value; (iv) Unconsolidated Affiliates in an aggregate amount of 15% of Total Asset Value; and (v) Aggregate investments in the items described in clauses (a) through (d) above in an aggregate amount of 40% of Total Asset Value. “Total Credit Exposure” means, as to any Lender at any time, the unused Commitments and Total Outstandings of such Lender at such time. “Total Indebtedness” means, as of any date, the sum of (a) all Indebtedness of the Consolidated Group, on a consolidated basis, as of such date, plus (b) without duplication of the amount included in clause (a) above with respect to Unconsolidated Affiliates, the amount described in clause (a) above of each Unconsolidated Affiliate of the Consolidated Group multiplied by the respective Unconsolidated Affiliate Interest of each member of the Consolidated Group in such Unconsolidated Affiliate. “Total Leverage Ratio” means, as of any date, the ratio of (a) Total Indebtedness as of such date plus the Master Lease Obligations as of such date to (b) Total Asset Value. “Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations. “Total Secured Indebtedness” means all Secured Indebtedness of the Consolidated Group determined on a consolidated basis. “Type” means, with respect to a Loan, its character as a Term Rate Loan or a Daily Simple SOFR Loan, with reference to the Relevant Rate.

4878-8406-1896 v.16 32 “UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority. “UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance). “UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms. “UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution. “Unconsolidated Affiliate” means an affiliate of a Loan Party whose financial statements are not required to be consolidated with the financial statements of such Loan Party in accordance with GAAP. “Unconsolidated Affiliate Interest” means, with respect to any Unconsolidated Affiliate, the aggregate ownership percentage of such member of the Consolidated Group in such Unconsolidated Affiliate, which shall be calculated as the greater of (a) such member of the Consolidated Group’s direct or indirect nominal capital ownership interest in such Unconsolidated Affiliate as set forth in such Unconsolidated Affiliate’s Organization Documents, and (b) such member of the Consolidated Group’s direct or indirect economic ownership interest in such Unconsolidated Affiliate reflecting such member of the Consolidated Group’s current allocable share of income and expenses of such Unconsolidated Affiliate. “Unencumbered Asset Value” means, at any time for the Consolidated Group, without duplication, the sum of the Appraised Value of the Unencumbered Properties owned or leased (as ground lessee) as of such date by the Consolidated Group; provided that if an Unencumbered Property was acquired within the prior three-month period and a Periodic Valuation has not been received, then Unencumbered Asset Value attributable to such Unencumbered Property shall be the Approved Cost of such Unencumbered Property. “Unencumbered NOI” means, at any time for the Consolidated Group, the sum of the Net Operating Income of all Unencumbered Properties for, (a) in the case of any Unencumbered Property that is owned for at least four fiscal quarters, the Net Operating Income from such Unencumbered Property for the then most recently ended Calculation Period minus the Annual Capital Expenditure Adjustment with respect to such Unencumbered Property, plus (b) in the case of any Unencumbered Property that is owned for less than four fiscal quarters, but at least one full fiscal quarter, the Net Operating Income from such Unencumbered Property for the then most recently ended fiscal quarter multiplied by four minus the Annual Capital Expenditure Adjustment with respect to such Unencumbered Property plus (c) in the case of any Unencumbered Property that is owned for less than one full fiscal quarter, pro forma annualized Net Operating Income for such Unencumbered Property, as projected by Borrower and approved by Administrative Agent. For the avoidance of doubt, (i) the Net Operating Income of an Unencumbered Property that is sold within the fiscal quarter will be excluded in calculating Unencumbered NOI, and

4878-8406-1896 v.16 33 (ii) income from tenants in bankruptcy will be excluded in calculating Unencumbered NOI. For purposes of calculating Unencumbered NOI for (A) any Exchange Property that constitutes an Unencumbered Property, only the pro rata share of Unencumbered NOI (corresponding to the pro rata share of the Exchange Beneficial Interests in the Exchange Property Owner or the tenant in common interests that are still owned by the Consolidated Group) shall be counted and (B) any other Unencumbered Property that is owned by a Subsidiary that is not wholly owned directly or indirectly by Borrower, only the pro rata share of Unencumbered Property NOI (corresponding to the pro rata share of such Subsidiary that is owned by Borrower) shall be counted. “Unencumbered Properties” means each Property listed in the most recent Unencumbered Property Report delivered by Borrower hereunder that meets the criteria set forth in Section 5.02; provided that, if any Property does not meet all of the criteria set forth in Section 5.02, then, upon the request of Borrower, such Property may be included as an “Unencumbered Property” with the prior written consent of Administrative Agent (such consent not to be unreasonably withheld). “Unencumbered Property” means any one of the Unencumbered Properties. “Unencumbered Properties Borrowing Base” means an amount equal to: (a) the lesser of: (i) the amount that would result in the Borrowing Base Leverage Ratio to be equal to or less than 60%; and (ii) the amount that would result in the Unsecured Debt Yield to be equal to or greater than 10%; minus (b) the aggregate amount of any Recourse Debt (to the extent permitted to be incurred hereunder); provided that, for purposes of determining (x) the amount of Unencumbered Asset Value used to calculate the Borrowing Base Leverage Ratio in clause (a)(i) of the definition of Unencumbered Properties Borrowing Base and (y) the amount of Unencumbered NOI used to calculate the Unsecured Debt Yield in clause (a)(ii) of the definition of Unencumbered Properties Borrowing Base, the amount attributable to Exchange Properties shall not exceed 15% in the aggregate; and (the “Exchange Property Limitation”); provided further that the reduction in the amount of the Unencumbered Properties Borrowing Base as a result of the Exchange Property Limitation shall be reduced by the amount of the Excess IRI Commitment then outstanding; and provided further that, following the Release Date, for purposes of determining (x) the amount of Unencumbered Asset Value used to calculate the Borrowing Base Leverage Ratio in clause (a)(i) of the definition of Unencumbered Properties Borrowing Base and (y) the amount of Unencumbered NOI used to calculate the Unsecured Debt Yield in clause (a)(ii) of the definition of Unencumbered Properties Borrowing Base, the amount attributable to: (1) any individual Unencumbered Property shall not exceed 30%; (2) any single tenant shall not exceed 30% in the aggregate; (3) Unencumbered Properties in any single Metropolitan Statistical Area shall not exceed 30% in the aggregate;

4878-8406-1896 v.16 34 (4) Unencumbered Properties that are not wholly owned by a Loan Party shall not exceed 25% in the aggregate; and (5) Unencumbered Properties that are subject to Acceptable Ground Leases shall not exceed 25% in the aggregate. “Unencumbered Property Report” means a report substantially in the form of Exhibit E (or such other form approved by Administrative Agent) certified by a Responsible Officer of Borrower. “Unfunded Commitment” means, with respect to IRI, at all times prior to the Release Date, the aggregate amount of the IRI Commitment that remains to be unconditionally funded to Parent Guarantor pursuant to the Subscription Agreement, which payment shall be used for repayment of the Obligations under this Credit Agreement and the other Loan Documents. “United States” and “U.S.” mean the United States of America. “Unreimbursed Amount” has the meaning specified in Section 2.03(f). “Unrestricted Cash” means, as of any date, an amount equal to all cash and cash equivalents of the Consolidated Group that are not subject to a pledge, Lien or control agreement (excluding statutory liens in favor of any depositary bank where such cash is maintained) or Negative Pledge (other than under the Loan Documents). “Unsecured Debt Yield” means, as of the last day of any fiscal quarter, the ratio (as expressed as a percentage) of (a) Unencumbered NOI to (b) Total Indebtedness (other than Total Secured Indebtedness). “Unused Rate” means, as of any date a percentage per annum equal to 25 basis points. “U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any ofday except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable. recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities. “U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code. “U.S. Special Resolution Regimes” has the meaning specified in Section 13.20. “U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(g)(ii)(B)(3). “Wholly-Owned” means, with respect to the ownership by any Person of any Property, that 100% of the title to such Property is held directly or indirectly by, or 100% of such Property is leased pursuant to an Acceptable Ground Lease directly or indirectly by, such Person. “Wholly-Owned Subsidiary” means, with respect to any Person on any date, any corporation, partnership, limited liability company or other entity of which 100% of the Equity Interests and 100% of the ordinary voting power are, as of such date, owned and Controlled by such Person.

4878-8406-1896 v.16 35 “Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers. 1.02 Other Interpretive Provisions. With reference to this Credit Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document: (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, modified or otherwise restated from time to time (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. (b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.” (c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Credit Agreement or any other Loan Document. (d) Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability

4878-8406-1896 v.16 36 company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity). 1.03 Accounting Terms. (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Credit Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Consolidated Group shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 on financial liabilities shall be disregarded. (b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either Borrower or Required Lenders shall so request, Administrative Agent, the Lenders and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) Borrower shall provide to Administrative Agent and the Lenders financial statements and other documents required under this Credit Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the initial Audited Financial Statements to be delivered hereunder for all purposes of this Credit Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above. (c) Lease Accounting. All terms of an accounting or financial nature used in the Loan Documents shall be construed, and all computations of amounts and ratios referred to therein shall be made, without giving effect to any change to GAAP occurring after the Closing Date as a result of the adoption of any proposals set forth in the Proposed Accounting Standards Update, Leases (Topic 842), issued by the Financial Accounting Standards Board on May 16, 2013, or any other proposals issued by the Financial Accounting Standards Board in connection therewith, in each case if such change would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) was not required to be so treated under GAAP as in effect on the Closing Date. 1.04 Rounding. Any financial ratios required to be maintained by Borrower pursuant to this Credit Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number). 1.05 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

4878-8406-1896 v.16 37 1.06 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time. 1.07 Interest Rates. Administrative Agent does not warrant, nor accept responsibility, nor shall Administrative Agent have any liability with respect to the administration, submission or any other matter related to the Relevant Rates (including, for the avoidance of doubt, the definition of such rate, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate or the effect of any of the foregoing, or of any Conforming Changes. Administrative Agent and its Affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to Borrower. Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of the Loan Documents, and shall have no liability to Borrower, any Lender, the L/C Issuer or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service; provided that the foregoing limitation on liability shall not apply to the extent of Administrative Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction by a final and nonappealable judgment. Article II. The Commitments and Credit Extensions 2.01 The Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Loan”) to Borrower from time to time, on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Commitment; provided, however, that after giving effect to any Borrowing, (i) the aggregate Outstanding Amount of the Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations shall not exceed such Lender’s Commitment; and (ii) the Total Outstandings shall not exceed the Maximum Availability. Within the limits of each Lender’s Commitment, and subject to the other terms and conditions hereof, Borrower may borrow under this Section 2.01, prepay under Section 2.04, and reborrow under this Section 2.01. Loans may be Base Rate Loans, Daily Simple SOFR Loans or Term Rate Loans, as further provided herein. No Lender shall fund any portion of any Loan or L/C Advance with Plan Assets if such funding would cause any Loan Party to incur any prohibited transaction excise tax penalties under ERISA or Section 4975 of the Code. 2.02 Borrowings, Conversions and Continuations of Loans. (a) Request for Borrowing. Each Loan Credit Extension will be made upon Borrower’s irrevocable notice to Administrative Agent, which may be given by (x) telephone or (y) a Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to Administrative Agent of a Loan Notice (and each Loan Notice submitted by a

4878-8406-1896 v.16 38 Qualified Borrower must be countersigned by a Responsible Officer of Borrowers), together with a Borrowing Base Certificate. Each such Loan Notice must be received by Administrative Agent not later than 11:00 a.m. at least: (i) three (3) Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Term Rate Loans, or of any conversion of Term Rate Loans to Daily Simple SOFR Loans; and (ii) one Business Day prior to the requested date of any Borrowing of Daily Simple SOFR Loans. Each Loan Notice must specify: (A) whether Borrower is requesting a Borrowing, a conversion of Loans from one Type of Loan to the other, or a continuation of Term Rate Loans; (B) the requested date of such Borrowing (which must be a Business Day); (C) the Type of Loans to be borrowed or to which existing Loans are to be converted; (D) if applicable, the duration of the Interest Period with respect thereto; and (E) to which account the proceeds of such Borrowing should be directed. If Borrower fails to specify a Type of Loan in a Loan Notice or if Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans will be made as, or converted to, Daily Simple SOFR Loans; provided, however, that in the case of a failure to timely request a continuation of Term Rate Loans, such Loans shall be continued as a Term Rate Loans with an Interest Period of one month (unless a Default or an Event of Default has occurred and is continuing, in which case such Loans shall automatically be converted to Daily Simple SOFR Loans). Any such automatic continuation of Term Loans or conversion to Daily Simple SOFR Loans, as applicable, will be effective as of the last day of the Interest Period then in effect with respect to the applicable Term Rate Loans. If Borrower requests a Borrowing of Term Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. Without limitation of any other conditions herein, a Borrowing or continuation of or conversion to Term Rate Loans shall not be permitted if: (i) A Default or Event of Default has occurred and is continuing and has not been waived by Required Lenders or all Lenders, as applicable; or (ii) The requested Borrowing or continuation of or conversion to Term Rate Loans would cause more than ten (10) Interest Periods to be in effect at any one time for Term Rate Loans, after giving effect to all Term Rate Loans, all conversions of Loans from one Type to another, and all continuations of Loans as the same Type; or (iii) The requested interest period does not conform to the definition of Interest Period herein; or (iv) Any of the circumstances referred to in Section 3.03 shall apply with respect to the requested Borrowing or continuation of or conversion to Term Rate Loans. (b) Following receipt of a Loan Notice, Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Loans, and if no timely notice of a conversion or continuation is provided by Borrower, Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. In the case of a Borrowing, each Lender shall make the amount of its Loan available to Administrative Agent in immediately available funds at Administrative Agent’s

4878-8406-1896 v.16 39 Office not later than 1:00 p.m. on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 7.02 (and, if such Borrowing is the initial Credit Extension, Section 7.01), Administrative Agent shall make all funds so received available to Borrower in like funds as received by Administrative Agent either by (i) crediting the account of Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) Administrative Agent by Borrower; provided, however, that if, on the date the Loan Notice with respect to a Borrowing is given by Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to Borrower as provided above. (c) Except as otherwise provided herein, a Term Rate Loan may be continued or converted only on the last day of an Interest Period for such Term Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Term Rate Loans without the consent of Required Lenders, but Term Rate Loans may be continued if a Default exists (other than a Default under Section 11.01(a) or Section 11.01(f)), so long as no Event of Default has occurred and is continuing. (d) Administrative Agent shall promptly notify Borrower and the Lenders of the interest rate applicable to any Interest Period for Term Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, Administrative Agent shall notify Borrower and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change. (e) After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than 10 Interest Periods in effect. 2.03 Letters of Credit. (a) The Letter of Credit Commitment. (i) Subject to the terms and conditions set forth herein, in addition to the Loans provided for in Section 2.01, Borrower may request that the L/C Issuer, in reliance on the agreements of the Lenders set forth in this Section 2.03, issue, at any time and from time to time during the Availability Period, Letters of Credit denominated in Dollars for its own account or the account of any of its Subsidiaries in such form as is acceptable to the L/C Issuer in its reasonable determination. Letters of Credit issued hereunder shall constitute utilization of the Commitments. (b) Notice of Issuance, Amendment, Extension, Reinstatement or Renewal. To request the issuance of a Letter of Credit (or the amendment of the terms and conditions, extension of the terms and conditions, extension of the expiration date, or reinstatement of amounts paid, or renewal of an outstanding Letter of Credit), Borrower shall deliver (or transmit by electronic communication, if arrangements for doing so have been approved by the L/C Issuer) to the L/C Issuer and to Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, extended, reinstated or renewed, and specifying the date of issuance, amendment, extension, reinstatement or renewal (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with clause (d) of this Section 2.03), the amount of such Letter of Credit, the name and address of the beneficiary

4878-8406-1896 v.16 40 thereof, the purpose and nature of the requested Letter of Credit and such other information as shall be necessary to prepare, amend, extend, reinstate or renew such Letter of Credit. If requested by the L/C Issuer, Borrower also shall submit a letter of credit application and reimbursement agreement on the L/C Issuer’s standard form in connection with any request for a Letter of Credit. In the event of any inconsistency between the terms and conditions of this Credit Agreement and the terms and conditions of any form of letter of credit application and reimbursement agreement or other agreement submitted by Borrower to, or entered into by the with, the L/C Issuer relating to any Letter of Credit, the terms and conditions of this Credit Agreement shall control. If Borrower so requests in any applicable Letter of Credit Application (or the amendment of an outstanding Letter of Credit), the L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit shall permit the L/C Issuer to prevent any such extension at least once in each 12-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such 12-month period to be agreed upon by Borrower and the L/C Issuer at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, Borrower shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiration date not later than the date permitted pursuant to Section 2.03(d); provided that the L/C Issuer shall not (i) permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its extended form under the terms hereof (except that the expiration date may be extended to a date that is no more than one year from the then-current expiration date) or (B) it has received notice (which may be in writing or by telephone (if promptly confirmed in writing)) on or before the day that is seven Business Days before the Non-Extension Notice Date from Administrative Agent that the Required Lenders have elected not to permit such extension or (ii) be obligated to permit such extension if it has received notice (which may be in writing or by telephone (if promptly confirmed in writing)) on or before the day that is seven Business Days before the Non-Extension Notice Date from Administrative Agent, any Lender or Borrower that one or more of the applicable conditions set forth in Section 7.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension. If Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that permits the automatic reinstatement of all or a portion of the stated amount thereof after any drawing thereunder (each, an “Auto-Reinstatement Letter of Credit”). Unless otherwise directed by the L/C Issuer, Borrower shall not be required to make a specific request to the L/C Issuer to permit such reinstatement. Once an Auto-Reinstatement Letter of Credit has been issued, except as provided in the following sentence, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to reinstate all or a portion of the stated amount thereof in accordance with the provisions of such Letter of Credit. Notwithstanding the foregoing, if such Auto-Reinstatement Letter of Credit permits the L/C Issuer to decline to reinstate all or any portion of the stated amount thereof after a drawing thereunder by giving notice of such non-reinstatement within a specified number of days after such drawing (the “Non-Reinstatement Deadline”), the L/C Issuer shall not permit such reinstatement if it has received a notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Reinstatement Deadline (A) from Administrative Agent that the Required Lenders have elected not to permit such reinstatement or (B) from Administrative Agent, any Lender or Borrower that one or more of the

4878-8406-1896 v.16 41 applicable conditions specified in Section 7.02 is not then satisfied (treating such reinstatement as an L/C Credit Extension for purposes of this clause) and, in each case, directing the L/C Issuer not to permit such reinstatement. (c) Limitations on Amounts, Issuance and Amendment. A Letter of Credit shall be issued, amended, extended, reinstated or renewed only if (and upon issuance, amendment, extension, reinstatement or renewal of each Letter of Credit Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, extension, reinstatement or renewal (i) the aggregate L/C Obligations shall not exceed the Letter of Credit Sublimit, (ii) the aggregate Outstanding Amount of the Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations shall not exceed such Lender’s Commitment, and (iii) the Total Outstandings shall not exceed the Maximum Availability. (i) The L/C Issuer shall not be under any obligation to issue any Letter of Credit if (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing the Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon the L/C Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it; (B) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally; (C) except as otherwise agreed by Administrative Agent and the L/C Issuer, the Letter of Credit is in an initial stated amount less than $200,000; (D) any Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the L/C Issuer (in its sole discretion) with Borrower or such Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.15(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion; or (E) the Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder. (ii) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue the Letter of

4878-8406-1896 v.16 42 Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit. (d) Expiration Date. Each Letter of Credit shall have a stated expiration date no later than the earlier of (i) the date 12 months after the date of the issuance of such Letter of Credit (or, in the case of any extension of the expiration date thereof, whether automatic or by amendment, 12 months after the then current expiration date of such Letter of Credit) and (ii) the date that is one year after the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day), provided that such Letter of Credit is Cash Collateralized pursuant to Section 2.03(n) at least 30 days prior to the Maturity Date then in effect. (e) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount or extending the expiration date thereof), and without any further action on the part of the L/C Issuer or the Lenders, the L/C Issuer hereby grants to each Lender, and each Lender hereby acquires from the L/C Issuer, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this clause (e) in respect of Letters of Credit is absolute, unconditional and irrevocable and shall not be affected by any circumstance whatsoever, including any amendment, extension, reinstatement or renewal of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments. In consideration and in furtherance of the foregoing, each Lender hereby absolutely, unconditionally and irrevocably agrees to pay to Administrative Agent, for account of the L/C Issuer, such Lender’s Applicable Percentage of each L/C Advance made by the L/C Issuer not later than 1:00 p.m. on the Business Day specified in the notice provided by Administrative Agent to the Lenders pursuant to Section 2.03(f) until such L/C Advance is reimbursed by Borrower or at any time after any reimbursement payment is required to be refunded to Borrower for any reason, including after the Maturity Date. Such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each such payment shall be made in the same manner as provided in Section 2.02 with respect to Loans made by such Lender (and Section 2.02 shall apply, mutatis mutandis, to the payment obligations of the Lenders pursuant to this Section 2.03), and Administrative Agent shall promptly pay to the L/C Issuer the amounts so received by it from the Lenders. Promptly following receipt by Administrative Agent of any payment from Borrower pursuant to Section 2.03(f), Administrative Agent shall distribute such payment to the L/C Issuer or, to the extent that the Lenders have made payments pursuant to this clause (e) to reimburse the L/C Issuer, then to such Lenders and the L/C Issuer as their interests may appear. Any payment made by a Lender pursuant to this clause (e) to reimburse the L/C Issuer for any L/C Advance shall not constitute a Loan and shall not relieve Borrower of its obligation to reimburse such L/C Advance. Each Lender further acknowledges and agrees that its participation in each Letter of Credit will be automatically adjusted to reflect such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit at each time such Lender’s Commitment is amended pursuant to the operation of Section 2.13 or 2.14, as a result of an assignment in accordance with Section 13.06 or otherwise pursuant to this Credit Agreement. If any Lender fails to make available to Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(e), then, without limiting the other provisions of this Credit Agreement, the L/C Issuer shall be entitled to recover from such Lender (acting through Administrative Agent), on

4878-8406-1896 v.16 43 demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Loan included in the relevant Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the L/C Issuer submitted to any Lender (through Administrative Agent) with respect to any amounts owing under this clause (e) shall be conclusive absent manifest error. (f) Reimbursement. If the L/C Issuer shall make any L/C Advance in respect of a Letter of Credit, Borrower shall reimburse the L/C Issuer in respect of such L/C Advance by paying to Administrative Agent an amount equal to such L/C Advance not later than 12:00 noon on (i) the Business Day that Borrower receives notice of such L/C Advance, if such notice is received prior to 10:00 a.m. or (ii) the Business Day immediately following the day that Borrower receives such notice, if such notice is not received prior to such time, provided that, if such L/C Advance is not less than $1,000,000, Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.02 that such payment be financed with a Borrowing of Base Rate Loans in an equivalent amount and, to the extent so financed, Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Borrowing of Base Rate Loans. If Borrower fails to make such payment when due, Administrative Agent shall notify each Lender of the applicable L/C Advance, the payment then due from Borrower in respect thereof (the “Unreimbursed Amount”) and such Lender’s Applicable Percentage thereof. In such event, Borrower shall be deemed to have requested a Borrowing of Base Rate Loans to be disbursed on the date of payment by the L/C Issuer under a Letter of Credit in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the aggregate Commitments and the conditions set forth in Section 7.02 (other than the delivery of a Loan Notice). Any notice given by the L/C Issuer or Administrative Agent pursuant to this Section 2.03(f) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice. (g) Obligations Absolute. Borrower’s obligation to reimburse L/C Advances as provided in clause (f) of this Section 2.03 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Credit Agreement under any and all circumstances whatsoever and irrespective of: (i) any lack of validity or enforceability of this Credit Agreement, any other Loan Document or any Letter of Credit, or any term or provision herein or therein; (ii) the existence of any claim, counterclaim, setoff, defense or other right that Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Credit Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction; (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or

4878-8406-1896 v.16 44 any statement in such draft or other document being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit; (iv) waiver by the L/C Issuer of any requirement that exists for the L/C Issuer’s protection and not the protection of Borrower or any waiver by the L/C Issuer which does not in fact materially prejudice Borrower; (v) honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft; (vi) any payment made by the L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable; (vii) payment by the L/C Issuer under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or (viii) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.03, constitute a legal or equitable discharge of, or provide a right of setoff against, Borrower’s obligations hereunder. Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with Borrower’s instructions or other irregularity, Borrower will immediately notify the L/C Issuer. Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid. None of Administrative Agent, the Lenders, the L/C Issuer, or any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by the L/C Issuer or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any consequence arising from causes beyond the control of the L/C Issuer; provided that the foregoing shall not be construed to excuse the L/C Issuer from liability to Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by Borrower to the extent permitted by Applicable Law) suffered by Borrower that are caused by the L/C Issuer’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the L/C Issuer (as finally determined by a court of

4878-8406-1896 v.16 45 competent jurisdiction), the L/C Issuer shall be deemed to have exercised care in each such determination, and that: (i) the L/C Issuer may replace a purportedly lost, stolen, or destroyed original Letter of Credit or missing amendment thereto with a certified true copy marked as such or waive a requirement for its presentation; (ii) the L/C Issuer may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit and without regard to any non-documentary condition in such Letter of Credit; (iii) the L/C Issuer shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and (iv) this sentence shall establish the standard of care to be exercised by the L/C Issuer when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by Applicable Law, any standard of care inconsistent with the foregoing). Without limiting the foregoing, none of Administrative Agent, the Lenders, the L/C Issuer, or any of their Related Parties shall have any liability or responsibility by reason of (i) any presentation that includes forged or fraudulent documents or that is otherwise affected by the fraudulent, bad faith, or illegal conduct of the beneficiary or other Person, (ii) the L/C Issuer declining to take-up documents and make payment (A) against documents that are fraudulent, forged, or for other reasons by which that it is entitled not to honor or (B) following Borrower’s waiver of discrepancies with respect to such documents or request for honor of such documents or (iii) the L/C Issuer retaining proceeds of a Letter of Credit based on an apparently applicable attachment order, blocking regulation, or third-party claim notified to the L/C Issuer. (h) Applicability of ISP and UCP. Unless otherwise expressly agreed by the L/C Issuer and Borrower when a Letter of Credit is issued by it (including any such agreement applicable to an existing Letter of Credit), (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the UCP shall apply to each commercial Letter of Credit. Notwithstanding the foregoing, the L/C Issuer shall not be responsible to Borrower for, and the L/C Issuer’s rights and remedies against Borrower shall not be impaired by, any action or inaction of the L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Credit Agreement, including the Law or any order of a jurisdiction where the L/C Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice. The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to Administrative Agent in Article XII with respect to any

4878-8406-1896 v.16 46 acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article XII included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer. (i) Letter of Credit Fees. Borrower shall pay to Administrative Agent for the account of each Lender in accordance with its Applicable Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate for Letters of Credit times the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (i) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Maturity Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate. (j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. Borrower shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit, at the rate per annum equal to the percentage separately agreed upon between Borrower and the L/C Issuer in the Fee Letter, computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the tenth Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Maturity Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable. (k) Disbursement Procedures. The L/C Issuer for any Letter of Credit shall, within the time allowed by Applicable Laws or the specific terms of the Letter of Credit following its receipt thereof, examine all documents purporting to represent a demand for payment under such Letter of Credit. The L/C Issuer shall promptly after such examination notify Administrative Agent and Borrower in writing of such demand for payment if the L/C Issuer has made or will make an L/C Advance thereunder; provided that any failure to give or delay in giving such notice shall not relieve Borrower of its obligation to reimburse the L/C Issuer and the Lenders with respect to any such L/C Advance. (l) Interim Interest. If the L/C Issuer for any Letter of Credit shall make any L/C Advance, then, unless Borrower shall reimburse such L/C Advance in full on the date such L/C Advance is made, the unpaid amount thereof shall bear interest, for each day from and including the date such L/C Advance is made to but excluding the date that Borrower reimburses such L/C Advance, at the rate per annum then applicable to Base Rate Loans; provided that if Borrower

4878-8406-1896 v.16 47 fails to reimburse such L/C Advance when due pursuant to clause (f) of this Section 2.03, then Section 2.07(b) shall apply. Interest accrued pursuant to this clause (l) shall be for account of the L/C Issuer, except that interest accrued on and after the date of payment by any Lender pursuant to clause (f) of this Section 2.03 to reimburse the L/C Issuer shall be for account of such Lender to the extent of such payment. (m) Replacement of the L/C Issuer. The L/C Issuer may be replaced at any time by written agreement among Borrower, Administrative Agent, the replaced L/C Issuer and the successor L/C Issuer. Administrative Agent shall notify the Lenders of any such replacement of the L/C Issuer. At the time any such replacement shall become effective, Borrower shall pay all unpaid fees accrued for the account of the replaced L/C Issuer pursuant to Section 2.03(i). From and after the effective date of any such replacement, (i) the successor L/C Issuer shall have all the rights and obligations of an L/C Issuer under this Credit Agreement with respect to Letters of Credit to be issued by it thereafter and (ii) references herein to the term “L/C Issuer” shall be deemed to include such successor or any previous L/C Issuer, or such successor and all previous L/C Issuers, as the context shall require. After the replacement of the L/C Issuer hereunder, the replaced L/C Issuer shall remain a party hereto and shall continue to have all the rights and obligations of an L/C Issuer under this Credit Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit. (n) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that Borrower receives notice from Administrative Agent or the Required Lenders (or, if the maturity of the Obligations has been accelerated, Lenders with L/C Obligations representing at least 50% of the total L/C Obligations) demanding the deposit of Cash Collateral pursuant to this clause (n), Borrower shall immediately deposit into an account established and maintained on the books and records of Administrative Agent (the “Cash Collateral Account”) an amount in cash equal to the Minimum Collateral Amount as of such date plus any accrued and unpaid interest thereon, provided that the obligation to deposit such Cash Collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to Borrower described in clause (f) of Section 11.01. Such deposit shall be held by Administrative Agent as collateral for the payment and performance of the obligations of Borrower under this Credit Agreement. In addition, and without limiting the foregoing or clause (d) of this Section 2.03, if any L/C Obligations remain outstanding after the expiration date specified in said clause (d), Borrower shall immediately deposit into the Cash Collateral Account an amount in cash equal to the Minimum Collateral Amount as of such date plus any accrued and unpaid interest thereon; provided that Borrower shall Cash Collateralize each Letter of Credit that has an expiration date beyond the Maturity Date at least 30 days prior to the Maturity Date. Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over the Cash Collateral Account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of Administrative Agent and at Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in the Cash Collateral Account. Moneys in the Cash Collateral Account shall be applied by Administrative Agent to reimburse the L/C Issuer for L/C Advances for which it has not been reimbursed, together with related fees, costs, and customary processing charges, and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of Borrower for the L/C Obligations at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with L/C Obligations representing 50% of the total L/C Obligations), be applied to satisfy other obligations of Borrower under this Credit Agreement. If Borrower is required to provide an amount of Cash

4878-8406-1896 v.16 48 Collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to Borrower within three Business Days after all Events of Default have been cured or waived. (o) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, Borrower shall be obligated to reimburse, indemnify and compensate the L/C Issuer hereunder for any and all drawings under such Letter of Credit as if such Letter of Credit had been issued solely for the account of Borrower. Borrower irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Subsidiary in respect of such Letter of Credit. Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of Borrower, and that Borrower’s business derives substantial benefits from the businesses of such Subsidiaries. (p) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control. 2.04 Prepayments. (a) Optional. Borrower may, upon notice to Administrative Agent, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of Term Rate Loans and (B) on the date of prepayment of Base Rate Loans or Daily Simple SOFR Loans; (ii) any prepayment of Term Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof; and (iii) any prepayment of Base Rate Loans or Daily Simple SOFR Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Term Rate Loans are to be prepaid, the Interest Period(s) of such Loans. Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage). If such notice is given by Borrower, Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Term Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Subject to Section 2.15, each such prepayment shall be paid to the Lenders in accordance with their respective Applicable Percentages. (b) Mandatory. If for any reason the Total Outstandings at any time exceed the Maximum Availability then in effect, then Borrower shall immediately prepay the Loans, L/C Borrowings, and/or Cash Collateralize the L/C Obligations (other than the L/C Borrowings) in an aggregate amount equal to such excess (and to be applied to the Obligations in accordance with Borrower’s written instructions delivered to Administrative Agent); provided, however, that Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.04(b) unless after the prepayment in full of the Loans, (x) the Total Outstandings exceed the Maximum Availability then in effect, or (y) the Total Outstandings exceed the Unencumbered Properties Borrowing Base then in effect.

4878-8406-1896 v.16 49 2.05 Termination or Reduction of Commitments. (a) Optional. Borrower may, upon notice to Administrative Agent, terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments; provided that (a) any such notice shall be received by Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (b) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, and (c) Borrower shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Maximum Availability. (b) Mandatory. If, after giving effect to any reduction of the Aggregate Commitments, the Letter of Credit Sublimit exceeds the amount of the Aggregate Commitments, such Letter of Credit Sublimit shall be automatically reduced by the amount of such excess. (c) Application of Commitment Reductions; Payment of Fees. Administrative Agent will promptly notify the Lenders of any termination or reduction of the Letter of Credit Sublimit or the Aggregate Commitments under this Section 2.05. Upon any reduction of the Aggregate Commitments, the Commitment of each Lender shall be reduced by such Lender’s Applicable Percentage of such reduction amount. All fees in respect of this Credit Agreement accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination. 2.06 Repayment of Loans. Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of all Loans outstanding on such date. 2.07 Interest. (a) Subject to the provisions of subsection (b) below, (i) each Term Rate Loan will bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Relevant Rate for such Interest Period plus the Applicable Rate for Term Rate Loans; (ii) each Daily Simple SOFR Loan will bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Relevant Rate plus the Applicable Rate for Daily Simple SOFR Loans; and (iii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for Base Rate Loans. (b) (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Laws. (ii) If any amount (other than principal of any Loan) payable by Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Laws. (iii) Upon the request of Required Lenders, while any Event of Default exists (other than as set forth in clauses (b)(i) and (b)(ii) above), Borrower shall pay interest on

4878-8406-1896 v.16 50 the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Laws. (iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand. (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law. 2.08 Fees. In addition to certain fees described in subsections (h) and (i) of Section 2.03: (a) Unused Fee. Borrower shall pay to Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, an unused fee equal to the Unused Rate times the actual daily amount by which the Aggregate Commitments exceed the Total Outstandings, subject to adjustment as provided in Section 2.15. The unused fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article VII is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period. The unused fee shall be calculated quarterly in arrears. (b) Other Fees. (i) Borrower shall pay to Arranger and Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever. (ii) Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever. 2.09 Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate. (a) All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to Term SOFR) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.11(a), bear interest for one day. Each determination by Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error. (b) If, as a result of any restatement of or other adjustment to the financial statements of Borrower or for any other reason, Borrower or the Lenders determine that (i) the Total

4878-8406-1896 v.16 51 Leverage Ratio as calculated by Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Total Leverage Ratio would have resulted in higher pricing for such period, Borrower shall immediately and retroactively be obligated to pay to Administrative Agent for the account of the applicable Lenders or L/C Issuer, as the case may be, promptly on demand by Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to Borrower under the Bankruptcy Code of the United States, automatically and without further action by Administrative Agent, any Lender or L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of Administrative Agent, any Lender or L/C Issuer, as the case may be, under Section 2.03(i) or under Article XI. Borrower’s obligations under this paragraph shall survive the termination of the Aggregate Commitments and the repayment of all other Obligations hereunder. 2.10 Evidence of Debt. (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by Administrative Agent in the ordinary course of business. The accounts or records maintained by Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of Administrative Agent in respect of such matters, the accounts and records of Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through Administrative Agent, Borrower shall execute and deliver to such Lender (through Administrative Agent) one or more Notes, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Notes and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto. (b) In addition to the accounts and records referred to in subsection (a) above, each Lender and Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of Administrative Agent shall control in the absence of manifest error. 2.11 Payments Generally; Administrative Agent’s Clawback. (a) General. All payments to be made by Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by Borrower hereunder shall be made to Administrative Agent, for the account of the respective Lenders to which such payment is owed, at Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office; provided that any such payment shall, to the extent distributed after the Business Day following Administrative Agent’s receipt thereof, be accompanied by interest on such payment amount (payable by Administrative Agent) calculated at the Federal Funds Rate commencing as of the date which is

4878-8406-1896 v.16 52 two days following the Business Day following Administrative Agent’s receipt of such payment through the date on which Administrative Agent makes such payment to the applicable Lender(s). All payments received by Administrative Agent after 2:30 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be. (b) Clawback. (i) Funding by Lenders; Presumption by Administrative Agent. Unless Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Term Rate Loans (or, in the case of any Borrowing of Base Rate Loans or Daily Simple SOFR Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to Administrative Agent such Lender’s share of such Borrowing, Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans or Daily Simple SOFR Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to Administrative Agent, then the applicable Lender and Borrower severally agree to pay to Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to Borrower to but excluding the date of payment to Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by Borrower, the interest rate applicable to Base Rate Loans. If Borrower and such Lender shall pay such interest to Administrative Agent for the same or an overlapping period, Administrative Agent shall promptly remit to Borrower the amount of such interest paid by Borrower for such period. If such Lender pays its share of the applicable Borrowing to Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by Borrower shall be without prejudice to any claim Borrower may have against a Lender that shall have failed to make such payment to Administrative Agent. (ii) Payments by Borrower; Presumptions by Administrative Agent. Unless Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due to Administrative Agent for the account of the Lenders or L/C Issuer hereunder that Borrower will not make such payment, Administrative Agent may assume that Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or L/C Issuer, as the case may be, the amount due. In such event, if Borrower has not in fact made such payment, then each of the Lenders or L/C Issuer, as the case may be, severally agrees to repay to Administrative Agent forthwith on demand the amount so distributed to such Lender or L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to Administrative Agent, at the greater of the Federal Funds Rate and a rate

4878-8406-1896 v.16 53 determined by Administrative Agent in accordance with banking industry rules on interbank compensation. With respect to any payment that Administrative Agent makes for the account of the Lenders or L/C Issuer hereunder as to which Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) Borrower has not in fact made such payment; (2) Administrative Agent has made a payment in excess of the amount so paid by Borrower (whether or not then owed); or (3) Administrative Agent has for any reason otherwise erroneously made such payment; then each of the Lenders or L/C Issuer, as the case may be, severally agrees to repay to Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender or L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation. A notice of Administrative Agent to any Lender or Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error. (c) Failure to Satisfy Conditions Precedent. If any Lender makes available to Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to Borrower by Administrative Agent because the conditions to the applicable Credit Extension set forth in Article VII are not satisfied or waived in accordance with the terms hereof, Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest. (d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and to make payments pursuant to Section 13.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 13.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 13.04(c). (e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner. 2.12 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, or the participations in L/C Obligations held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the

4878-8406-1896 v.16 54 Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that: (i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and (ii) the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of Borrower pursuant to and in accordance with the express terms of this Credit Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 2.15(a)(v), or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations to any assignee or participant, other than an assignment to Borrower or any Affiliate thereof (as to which the provisions of this Section shall apply). Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation. 2.13 Extension of Maturity Date. (a) Requests for Extension. Borrower may, by written notice to Administrative Agent (who shall promptly notify the Lenders) request that the Initial Maturity Date be extended to the Extended Maturity Date: (i) in the event the Release Conditions have been satisfied on the date that notice is given, not earlier than 120 days and not later than 30 days prior to the Initial Maturity Date, or (ii) in the event the Release Conditions have not been satisfied on the date that notice is given and Borrower is seeking a waiver of such Release Conditions as a condition to the requested extension, not earlier than 120 days and not later than 90 days prior to the Initial Maturity Date. (b) Conditions Precedent. As a condition precedent to the extension of the Initial Maturity Date to the Extended Maturity Date, pursuant to this Section 2.13: (i) Borrower shall deliver to Administrative Agent a certificate of each Loan Party (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (A) certifying to or attaching the resolutions adopted by such Loan Party approving or consenting to such extension and (B) in the case of Borrower, certifying that, as of the date of the notice described in Section 2.13(a), as of the Initial Maturity Date and after giving effect to such extension, (1) the representations and warranties contained in Article VIII and the other Loan Documents are true and correct on and as of the Initial Maturity Date or specifying any non-material modifications to the same based on change in circumstances, so long as any such modifications shall not have a Material Adverse Effect, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.13, the representations and warranties contained in each of Sections 8.05(a) and 8.05(b) shall be deemed to refer to the most recent

4878-8406-1896 v.16 55 statements furnished pursuant to Sections 9.01(a), 9.01(b) and 9.01(c), respectively, and (2) no Default exists; (ii) on or prior to the Initial Maturity Date, Borrower shall pay to Administrative Agent, for the pro rata account of each Lender in accordance with their respective Applicable Percentages, an extension fee equal to 0.25% of the Commitments as of such date, which fee shall, when paid, be fully earned and non-refundable under any circumstances; (iii) on the date of the notice described in Section 2.13(a) and the date of such extension and after giving effect thereto, (A) the representations and warranties contained in Article VIII and the other Loan Documents are true and correct on and as of the Initial Maturity Date or the Extended Maturity Date (as applicable) or specifying any non-material modifications to the same based on change in circumstances, so long as any such modifications shall not have a Material Adverse Effect, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.13, the representations and warranties contained in each of Sections 8.05(a) and 8.05(b) shall be deemed to refer to the most recent statements furnished pursuant to Sections 9.01(a), 9.01(b) and 9.01(c), respectively, and (B) no Default exists; (iv) either (A) the Release Conditions have been satisfied or (B) Administrative Agent, in its sole discretion, has waived satisfaction of the Release Conditions, and, if requested by Administrative Agent in its sole discretion, the Loan Parties shall have caused one or more of the Unencumbered Properties to be subject to perfected, first-priority Mortgages and shall have delivered such other customary collateral documentation, certificates and legal opinions in respect of the Unencumbered Properties, all in form and substance reasonably acceptable to Administrative Agent; (v) if the Obligations are secured by Mortgages as set forth in clause (iv) above, then Administrative Agent shall have obtained, at Borrower’s expense, MAI appraisals for each Unencumbered Property; and (vi) (x) upon the reasonable request of any Lender made at least five days prior to the effective date of such extension, each Loan Party shall have provided to such Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act, in each case at least five days prior to the effective date of such extension and (y) at least five days prior to the effective date of such extension, any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered, to each Lender that so requests, a Beneficial Ownership Certification in relation to such Loan Party. (c) Conflicting Provisions. This Section 2.13 shall supersede any provisions in Section 13.01 to the contrary. 2.14 Increase in Commitments. (a) Request for Increase. Provided there exists no Default, upon notice to Administrative Agent (which shall promptly notify the Lenders), Borrower may from time to

4878-8406-1896 v.16 56 time, pursuant to one or more requests, request an increase in the Aggregate Commitments; provided that (i) any such request for an increase shall be in a minimum amount of $10,000,000, and (ii) after giving effect to each such request, the Aggregate Commitments of all Lenders shall not exceed $150,000,000, less the amount of any termination of the Aggregate Commitments pursuant to Section 2.05. At the time of delivery of such notice, Borrower (in consultation with Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than 10 Business Days from the date of delivery of such notice to the Lenders). (b) Lender Elections to Increase. Each Lender shall notify Administrative Agent within such time period whether or not it agrees to increase its Total Credit Exposure and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Total Credit Exposure. (c) Notification by Administrative Agent; Additional Lenders. Administrative Agent shall notify Borrower and each Lender of the Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase and subject to the approval of Administrative Agent and L/C Issuer (which approvals shall not be unreasonably withheld), Borrower may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance satisfactory to Administrative Agent and its counsel. (d) Effective Date and Allocations. If the Total Credit Exposure of any Lender is increased in accordance with this Section 2.14, Administrative Agent and Borrower shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase. Administrative Agent shall promptly notify Borrower and the Lenders of the final allocation of such increase and the Increase Effective Date. (e) Conditions to Effectiveness of Increase. As a condition precedent to such increase, Borrower shall deliver to Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (x) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (y) in the case of Borrower, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article VIII and the other Loan Documents are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.14, the representations and warranties contained in subsections (a) and (b) of Section 8.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a), (b) and (c) respectively, of Section 9.01, and (B) no Default exists. If there shall be any nonratable increase in the Commitments under this Section, then Administrative Agent shall reallocate (and, solely for purposes thereof, Borrower shall be deemed to have paid) any Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Loans ratable with respect to any revised Applicable Percentages arising from such nonratable increase in the Total Credit Exposure of any Lender under this Section, and Borrower shall execute and deliver such documents or instruments as Administrative Agent may require to evidence such increase in the Total Credit Exposure of any Lender and to ratify Borrower’s continuing obligations hereunder and under the other Loan Documents, including a replacement Note.

4878-8406-1896 v.16 57 (f) Conflicting Provisions. This Section 2.14 shall supersede any provisions in Section 2.12 or 13.01 to the contrary. 2.15 Defaulting Lenders. (a) Adjustments. Notwithstanding anything to the contrary contained in this Credit Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law: (i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Credit Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 13.01. (ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article XI or otherwise) or received by Administrative Agent from a Defaulting Lender pursuant to Section 13.08), shall be applied at such time or times as may be determined by Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to L/C Issuer hereunder; third, to Cash Collateralize L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.15(d); fourth, as Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Credit Agreement, as determined by Administrative Agent; fifth, if so determined by Administrative Agent and Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Credit Agreement and (y) Cash Collateralize L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Credit Agreement, in accordance with Section 2.15(d); sixth, to the payment of any amounts owing to the Lenders or L/C Issuer as a result of any judgment of a court of competent jurisdiction obtained by any Lender or L/C Issuer against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Credit Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to Borrower as a result of any judgment of a court of competent jurisdiction obtained by Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Credit Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 7.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.15(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this

4878-8406-1896 v.16 58 Section 2.15(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto. (iii) Certain Fees. (A) No Defaulting Lender shall be entitled to receive any fee payable under Section 2.08(a) for any period during which that Lender is a Defaulting Lender (and Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender). (B) Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.15(a)(v). (C) With respect to any fee payable under Section 2.08(a) and (b) or any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, Borrower shall (1) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below; provided Borrower has received from Administrative Agent a notice regarding such reallocations, (2) pay to L/C Issuer the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s Fronting Exposure to such Defaulting Lender; provided Borrower has received from Administrative Agent a notice regarding such reallocations, and (3) not be required to pay the remaining amount of any such fee. (iv) Reallocation of Applicable Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (A) the conditions set forth in Section 7.02 are satisfied at the time of such reallocation (and, unless Borrower shall have otherwise notified Administrative Agent at such time, Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (B) such reallocation does not cause the aggregate Total Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. Subject to Section 13.19, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation. (v) Cash Collateral. If the reallocation described in Section 2.15(a)(iv) above cannot, or can only partially, be effected, Borrower shall, without prejudice to any right or remedy available to it hereunder or under Applicable Law, Cash Collateralize L/C Issuer’s Fronting Exposure in accordance with the procedures set forth in Section 2.15(d).

4878-8406-1896 v.16 59 (b) Defaulting Lender Cure. If Borrower, Administrative Agent and L/C Issuer agree in writing that a Lender is no longer a Defaulting Lender, Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.15(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. (c) New Letters of Credit. So long as any Lender is a Defaulting Lender, the L/C Issuer shall not be required to issue, extend, increase, reinstate or renew any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto. (d) Cash Collateral. (i) Obligation to Cash Collateralize. At any time that there shall exist a Defaulting Lender, promptly and in any event within two Business Days following the written request of Administrative Agent or the L/C Issuer (with a copy to Administrative Agent), Borrower shall Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.15(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount. (ii) Grant of Security Interest. Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) Administrative Agent, for the benefit of Administrative Agent, the L/C Issuer and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.15(d). If at any time Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than Administrative Agent or the L/C Issuer as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, Borrower will, promptly upon demand by Administrative Agent, pay or provide to Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (determined in the case of Cash Collateral provided pursuant to Section 2.15(a)(v), after giving effect to Section 2.15(a)(v) and any Cash Collateral provided by the Defaulting Lender). All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America. Borrower shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral. (iii) Application. Notwithstanding anything to the contrary contained in this Credit Agreement, Cash Collateral provided under any of this Section 2.15 or

4878-8406-1896 v.16 60 Sections 2.04, 2.05, or 11.02 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein. (iv) Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 13.06(b)(vi))) (ii) the good faith determination by Administrative Agent and the L/C Issuer that there exists excess Cash Collateral or (iii) the payment in full of all Obligations and (A) the termination of all Commitments hereunder or (B) the permanent reduction of the Commitments to zero; provided, however, (x) any such release shall be without prejudice to, and any disbursement or other transfer of Cash Collateral shall be and remain subject to, any other Lien conferred under the Loan Documents and the other applicable provisions of the Loan Documents, and (y) the Person providing Cash Collateral and the L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations. Article III. Taxes, Yield Protection and Illegality 3.01 Taxes. (a) Defined Terms. For purposes of this Section 3.01, the term “Applicable Law” includes FATCA and the term “Lender” includes any L/C Issuer. (b) Payments Free of Taxes. (i) Any and all payments by or on account of any obligation of Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction or withholding for any Taxes, except as required by Applicable Laws. If any Applicable Laws (as determined in the good faith discretion of Administrative Agent or Borrower, as applicable) require the deduction or withholding of any Tax from any such payment by Administrative Agent or a Loan Party, then Administrative Agent or Borrower shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (g) below. (ii) If Borrower or Administrative Agent shall be required by the Internal Revenue Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then: (A) Administrative Agent shall withhold or make such deductions as are determined by Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (g) below; (B) Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Internal Revenue Code; and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this

4878-8406-1896 v.16 61 Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made. (iii) If Borrower or Administrative Agent shall be required by any Applicable Laws other than the Internal Revenue Code to withhold or deduct any Taxes from any payment, then: (A) Borrower or Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (g) below; (B) Borrower or Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws; and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made. (c) Payment of Other Taxes by Borrower. Without limiting the provisions of subsection (b) above, Borrower shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of Administrative Agent timely reimburse it for the payment of, any Other Taxes. (d) Indemnification by Borrower. Borrower shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender (with a copy to Administrative Agent), or by Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. (e) Indemnification by the Lenders. Each Lender and the L/C Issuer shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor: (A) Administrative Agent against any Indemnified Taxes attributable to such Lender or the L/C Issuer (but only to the extent that Borrower has not already indemnified Administrative Agent for such Indemnified Taxes and without limiting the obligation of Borrower to do so); (B) Administrative Agent and Borrower, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 13.06(d) relating to the maintenance of a Participant Register; and (C) Administrative Agent and Borrower, as applicable, against any Excluded Taxes attributable to such Lender or the L/C Issuer, in each case, that are payable or paid by Administrative Agent or Borrower in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender or the L/C Issuer by Administrative Agent shall be conclusive absent manifest error. Each Lender and the L/C Issuer hereby authorizes Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or the L/C Issuer, as the case may be, under this Credit Agreement or any other Loan Document against any amount due to Administrative Agent under this clause (e).

4878-8406-1896 v.16 62 (f) Evidence of Payments. As soon as practicable after any payment of Taxes by Borrower to a Governmental Authority as provided in this Section 3.01, Borrower shall deliver to Administrative Agent or Administrative Agent shall deliver to Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to Borrower or Administrative Agent, as the case may be. (g) Status of Lenders; Tax Documentation. (i) Any Recipient that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Borrower and Administrative Agent, at the time or times reasonably requested by Borrower or Administrative Agent, such properly completed and executed documentation reasonably requested by Borrower or Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower or Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by Borrower or Administrative Agent as will enable Borrower or Administrative Agent to determine (A) whether or not such Lender is subject to backup withholding or information reporting requirements, (B) whether or not specific payments made hereunder are subject to the same, and, if so, the required rate of withholding or deduction and (C) whether or not such Lender is entitled to any available exemption from, or reduction of, applicable Taxes in respect of such payments. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 3.01(g)(ii)(A), 3.01(g)(ii)(B) and 3.01(g)(ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. (ii) Without limiting the generality of the foregoing, in the event that Borrower is a U.S. Person: (A) any Lender that is a U.S. Person shall deliver to Borrower and Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Credit Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax; (B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Credit Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), whichever of the following is applicable: (1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an

4878-8406-1896 v.16 63 exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty; (2) executed copies of IRS Form W-8ECI, (3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable); or (4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E (or W-8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner; (C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Credit Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit Borrower or Administrative Agent to determine the withholding or deduction required to be made; and (D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrower and Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower or Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower or

4878-8406-1896 v.16 64 Administrative Agent as may be necessary for Borrower and Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 3.01(g)(ii)(D), “FATCA” shall include any amendments made to FATCA after the date of this Credit Agreement. (iii) Each Lender agrees (A) that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower and Administrative Agent in writing of its legal inability to do so and (B) to take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office for the Loans in accordance with Section 3.06(a)) to avoid any requirement pursuant to Applicable Laws that the Loan Parties or Administrative Agent make any withholding or deduction for Taxes from amounts otherwise payable to such Lender. (iv) If Administrative Agent is a U.S. Person, it shall deliver to Borrower on or prior to the date on which it becomes Administrative Agent under this Credit Agreement two duly completed copies of IRS Form W-9. If Administrative Agent is not a U.S. Person, it shall provide to Borrower on or prior to the date on which it becomes Administrative Agent under this Credit Agreement (and from time to time thereafter upon the reasonable request of Borrower): (i) two duly executed copies of IRS Form W-8ECI with respect to any amounts payable to Administrative Agent for its own account, and (ii) with respect to any amounts payable to Administrative Agent on behalf of the Lenders, two duly executed copies of IRS Form W-8IMY confirming that Administrative Agent agrees to be treated as a “United States person” for U.S. federal withholding Tax purposes (as contemplated by Section 1.1441-1(b)(2)(iv) of the United States Treasury Regulations) and the payments it receives for the account of such Lenders are not effectively connected with the conduct of its trade or business in the United States with the effect that Borrower can make payments to Administrative Agent without deduction or withholding of any Taxes imposed by the United States. Administrative Agent agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall promptly update such form or certification. (h) Treatment of Certain Refunds. Unless required by Applicable Laws, at no time shall Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or L/C Issuer, or have any obligation to pay to any Lender or L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or L/C Issuer, as the case may be. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 3.01, it shall pay to the Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by a Loan Party under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Loan Party, upon the request of the Recipient, agrees to repay the amount paid over to the Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this clause (h), in no event will the

4878-8406-1896 v.16 65 applicable Recipient be required to pay any amount to the Loan Party pursuant to this clause (h) the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This clause (h) shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to any Loan Party or any other Person. (i) Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of Administrative Agent or any assignment of rights by, or the replacement of, a Lender or L/C Issuer, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations. 3.02 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its Lending Office to make, maintain or fund Loans whose interest is determined by reference to any Relevant Rate, or to determine or charge interest rates based upon any Relevant Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the applicable interbank market, then, on notice thereof by such Lender to Borrower through Administrative Agent, (i) any obligation of such Lender to make or continue Loans with reference to the Relevant Rate or to convert Base Rate Loans to Loans at the Relevant Rate shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Term SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by Administrative Agent without reference to the Term SOFR component of the Base Rate, in each case until such Lender notifies Administrative Agent and Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) Borrower shall, upon demand from such Lender (with a copy to Administrative Agent), convert all Loans of such Lender with reference to the Relevant Rate to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by Administrative Agent without reference to the Term SOFR component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon any Relevant Rate, Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Term SOFR component thereof until Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon any Relevant Rate. Upon any such conversion, Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 3.05. 3.03 Inability to Determine Rates. (a) If in connection with any request for a Term Rate Loan or Daily Simple SOFR Loan, or a conversion of Daily Simple SOFR Loans to Term Rate Loans or a continuation of any of such advances, as applicable, (a) Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) no Successor Rate has been determined in accordance with Section 3.03(b), and the circumstances under Section 3.03(b)(i) or the Scheduled Unavailability Date has occurred, or (ii) adequate and reasonable means do not otherwise exist for determining Term SOFR for any requested Interest Period with respect to a proposed Term Rate Loan or in connection with an existing or proposed Base Rate Loan, or (iii) adequate and reasonable means do not otherwise exist for determining Daily Simple SOFR in connection with an existing or proposed Daily Simple SOFR Loan, or (b) Administrative Agent or Required

4878-8406-1896 v.16 66 Lenders determine that for any reason that Term SOFR for any requested Interest Period or Daily Simple SOFR with respect to a proposed advance does not adequately and fairly reflect the cost to such Lenders of funding such advance, Administrative Agent will promptly so notify Borrower and each Lender. Thereafter, (x) the obligation of Lenders to make or maintain Term Rate Loans, Daily Simple SOFR Loans, or to convert Daily Simple SOFR Loans to Term Rate Loans, shall be suspended (to the extent of the affected Term Rate Loans, Daily Simple SOFR Loans, or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of the Base Rate, the utilization of the Term SOFR component in determining the Base Rate shall be suspended, in each case until Administrative Agent (or, in the case of a determination by Required Lenders described in Section 3.03(b), until Administrative Agent upon instruction of Required Lenders) revokes such notice. Upon receipt of such notice, (1) Borrower may revoke any pending request for a borrowing of, or conversion to, or continuation of Term Rate Loans or Daily Simple SOFR Loans (to the extent of the affected Term Rate Loans, Daily Simple SOFR Loans, or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a borrowing of Base Rate Loans in the amount specified therein, (2) any outstanding Term Rate Loans shall be deemed to have been converted to Base Rate Loans immediately at the end of their respective applicable Interest Period, and (3) any outstanding Daily Simple SOFR Loans shall immediately be deemed to have been converted to Base Rate Loans. (b) Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if Administrative Agent determines (which determination shall be conclusive absent manifest error), or Borrower or Required Lenders notify Administrative Agent (with, in the case of Required Lenders, a copy to Borrower) that Borrower or Required Lenders (as applicable) have determined, that: (i) If adequate and reasonable means do not exist for ascertaining one (1) month, three (3) month, and six (6) month interest periods of Term SOFR, including because the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or (ii) CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over Administrative Agent or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which one (1) month, three (3) month, and six (6) month interest periods of Term SOFR or the Term SOFR Screen Rate shall or will no longer be made available, or permitted to be used for determining the interest rate of Dollar denominated syndicated loans, or shall or will otherwise cease, provided that, at the time of such statement, there is no successor administrator that is satisfactory to Administrative Agent, that will continue to provide such interest periods of Term SOFR after such specific date (the latest date on which one (1) month, three (3) month, and six (6) month interest periods of Term SOFR or the Term SOFR Screen Rate are no longer available permanently or indefinitely, the “Scheduled Unavailability Date”); then, on a date and time determined by Administrative Agent (any such date, the “Term SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to clause (b) above, no later than the Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any Loan Document with Daily Simple SOFR for any payment period for interest calculated that can be determined by

4878-8406-1896 v.16 67 Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “Successor Rate”). If the Successor Rate is Daily Simple SOFR, all interest payments will be payable on a monthly basis. (c) Notwithstanding anything to the contrary herein, (i) if Administrative Agent determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date, or (ii) if the events or circumstances of the type described in clauses (a) or (b) above have occurred with respect to Daily Simple SOFR or the Successor Rate then in effect, then in each case, Administrative Agent and Borrower may amend this Agreement solely for the purpose of replacing Term SOFR, Daily Simple SOFR, and/or any then current Successor Rate in accordance with this Section at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar Dollar denominated credit facilities syndicated and agented in the United States for such alternative benchmark. and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar Dollar denominated credit facilities syndicated and agented in the United States for such benchmark, which adjustment or method for calculating such adjustment shall be published on an information service as selected by Administrative Agent from time to time in its reasonable discretion and may be periodically updated. For the avoidance of doubt, any such proposed rate and adjustments, shall constitute a “Successor Rate”. Any such amendment shall become effective at 5:00 p.m. on the fifth (5th) Business Day after Administrative Agent shall have posted such proposed amendment to all Lenders and Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to Administrative Agent written notice that such Required Lenders object to such amendment. (d) Administrative Agent will promptly (in one or more notices) notify Borrower and each Lender of the implementation of any Successor Rate. (e) Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by Administrative Agent. (f) Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than the Floor, the Successor Rate will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents. (g) In connection with the implementation of a Successor Rate, Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, Administrative Agent shall post each such amendment implementing such Conforming Changes to Borrower and the Lenders reasonably promptly after such amendment becomes effective.

4878-8406-1896 v.16 68 3.04 Increased Costs. (a) Increased Costs Generally. If any Change in Law shall: (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e)) or L/C Issuer; (ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or (iii) impose on any Lender or L/C Issuer or the applicable interbank market any other condition, cost or expense affecting this Credit Agreement or Term Rate Loans made by such Lender or any Letter of Credit or participation therein; and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan the interest on which is determined by reference to the Term Rate (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or L/C Issuer, Borrower will pay to such Lender or L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered. (b) Capital Requirements. If any Lender or L/C Issuer determines that any Change in Law affecting such Lender or L/C Issuer or any Lending Office of such Lender or such Lender’s or L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or L/C Issuer’s capital or on the capital of such Lender’s or L/C Issuer’s holding company, if any, as a consequence of this Credit Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by L/C Issuer, to a level below that which such Lender or L/C Issuer or such Lender’s or L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or L/C Issuer’s policies and the policies of such Lender’s or L/C Issuer’s holding company with respect to capital adequacy), then from time to time Borrower will pay to such Lender or L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or L/C Issuer or such Lender’s or L/C Issuer’s holding company for any such reduction suffered. (c) Certificates for Reimbursement. A certificate of a Lender or L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section 3.04 and delivered to Borrower shall be conclusive absent manifest error. Borrower shall pay such Lender or L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

4878-8406-1896 v.16 69 (d) Delay in Requests. Failure or delay on the part of any Lender or L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s or L/C Issuer’s right to demand such compensation, provided that Borrower shall not be required to compensate a Lender or L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or L/C Issuer, as the case may be, notifies Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof). 3.05 Compensation for Losses. Upon demand of any Lender (with a copy to Administrative Agent) from time to time, Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense (but not lost profits) actually incurred by it as a result of: (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); (b) any failure by Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by Borrower; or (c) any assignment of a Term Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by Borrower pursuant to Section 13.12; including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing. For purposes of calculating amounts payable by Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Term Rate Loan made by it at the Term Rate for such Loan by a matching deposit or other borrowing in the applicable interbank market for a comparable amount and for a comparable period, whether or not such Term Rate Loan was in fact so funded. 3.06 Mitigation Obligations; Replacement of Lenders. (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or requires Borrower to pay any Indemnified Taxes or additional amounts to any Lender, L/C Issuer, or any Governmental Authority for the account of any Lender or L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of Borrower such Lender or L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or L/C

4878-8406-1896 v.16 70 Issuer, as the case may be. Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or L/C Issuer in connection with any such designation or assignment. (b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different Lending Office in accordance with Section 3.06(a), Borrower may replace such Lender in accordance with Section 13.12. 3.07 Survival. All of Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and resignation of Administrative Agent. Article IV. Credit Facility Guaranty 4.01 The Guaranty. Each Guarantor from time to time party to this Credit Agreement hereby Guarantees, jointly and severally, to Administrative Agent and each of the holders of the Obligations, as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Obligations (the “Guaranteed Obligations”) in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof; provided that the Guaranteed Obligations shall exclude any Excluded Swap Obligations. Each Guarantor hereby further agrees that if any of the Guaranteed Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), such Guarantor will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal. 4.02 Obligations Unconditional. The obligations of each Guarantor (including, for the avoidance of doubt, Parent Guarantor and each Subsidiary Guarantor) under Section 4.01 are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents or other documents relating to the Obligations, or any substitution, compromise, release, impairment or exchange of any other Guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by Applicable Laws, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor (other than payment in full of the Guaranteed Obligations), it being the intent of this Section 4.02 that the obligations of each Guarantor hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that it shall have no right of subrogation, indemnity, reimbursement or contribution against Borrower or any other Guarantor for amounts paid under this Article IV until such time as the Obligations have been irrevocably paid in full and the commitments relating thereto have expired or been terminated. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by Applicable Laws, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder, which shall remain absolute and unconditional as described above:

4878-8406-1896 v.16 71 (a) at any time or from time to time, without notice to such Guarantor, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived; (b) any of the acts mentioned in any of the provisions of any of the Loan Documents, or other documents relating to the Guaranteed Obligations or any other agreement or instrument referred to therein shall be done or omitted; (c) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Loan Documents or other documents relating to the Guaranteed Obligations, or any other agreement or instrument referred to therein shall be waived or any other Guarantee of any of the Guaranteed Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with; (d) any Lien granted to, or in favor of, Administrative Agent or any of the holders of the Guaranteed Obligations as security for any of the Guaranteed Obligations shall fail to attach or be perfected; or (e) any of the Guaranteed Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of Borrower or any such Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of Borrower or any such Guarantor). With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest, notice of acceptance of the Credit Facility Guaranty given hereby and of Credit Extensions that may constitute obligations Guaranteed hereby, notices of amendments, waivers and supplements to the Loan Documents and other documents relating to the Guaranteed Obligations, or the compromise, release or exchange of collateral or security, and all notices whatsoever, and any requirement that Administrative Agent or any holder of the Guaranteed Obligations exhaust any right, power or remedy or proceed against any Person under any of the Loan Documents or any other documents relating to the Guaranteed Obligations or any other agreement or instrument referred to in the Loan Documents. 4.03 Reinstatement. Neither any Guarantor’s obligations hereunder nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of Borrower, by reason of Borrower’s bankruptcy or insolvency or by reason of the invalidity or unenforceability of all or any portion of the Guaranteed Obligations. The obligations of each Guarantor under this Article IV shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings pursuant to any Debtor Relief Law or otherwise, and each Guarantor agrees that it will indemnify Administrative Agent and each holder of Guaranteed Obligations on demand for all reasonable out-of-pocket costs and expenses (including all reasonable fees, expenses and disbursements of any law firm or other outside counsel incurred by Administrative Agent) incurred by Administrative Agent or such holder of Guaranteed Obligations in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any Debtor Relief Law.

4878-8406-1896 v.16 72 4.04 Certain Waivers. Each Guarantor acknowledges and agrees that (a) the Credit Facility Guaranty given hereby may be enforced without the necessity of resorting to or otherwise exhausting remedies in respect of any other security or collateral interests, and without the necessity at any time of having to take recourse against Borrower hereunder or against any collateral securing the Guaranteed Obligations or otherwise, (b) it will not assert any right to require the action first be taken against Borrower or any other Person (including any co-guarantor) or pursuit of any other remedy or enforcement of any other right and (c) nothing contained herein shall prevent or limit action being taken against Borrower hereunder, under the other Loan Documents or the other documents and agreements relating to the Guaranteed Obligations or from foreclosing on any security or collateral interests relating hereto or thereto, or from exercising any other rights or remedies available in respect thereof, if neither Borrower nor Guarantors shall timely perform their obligations, and the exercise of any such rights and completion of any such foreclosure proceedings shall not constitute a discharge of such Guarantor’s obligations hereunder unless as a result thereof, the Guaranteed Obligations shall have been paid in full and the commitments relating thereto shall have expired or been terminated, it being the purpose and intent that such Guarantor’s obligations hereunder be absolute, irrevocable, independent and unconditional under all circumstances. 4.05 Remedies. Each Guarantor agrees that, to the fullest extent permitted by Applicable Laws, as between Guarantors, on the one hand, and Administrative Agent and the holders of the Guaranteed Obligations, on the other hand, the Guaranteed Obligations may be declared to be forthwith due and payable as provided in Section 11.02 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 11.02) for purposes of Section 4.01, notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Guaranteed Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Guaranteed Obligations being deemed to have become automatically due and payable), the Guaranteed Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by each such Guarantor for purposes of Section 4.01. 4.06 Joint and Several Liability. Each Guarantor (including, for the avoidance of doubt, Parent Guarantor and each Subsidiary Guarantor) acknowledges, agrees, represents and warrants the following: (a) Inducement. The Lenders have been induced to make the Loans to, and the L/C Issuer has been induced to issue Letters of Credit for the account of, Borrower in part based upon the assurances by each Guarantor that each such Guarantor desires that the obligations under this Credit Facility Guaranty be honored and enforced as separate obligations of each Guarantor, should Administrative Agent and Lenders desire to do so. (b) Combined Liability. Notwithstanding the foregoing, Guarantors shall be jointly and severally liable to Lenders for all representations, warranties, covenants, obligations and indemnities, including, without limitation, the Loans, the Letters of Credit and the other Obligations, and Administrative Agent and Lenders may at their option enforce the entire amount of the Loans, the Letters of Credit and the other Obligations against any one or more Guarantors. (c) Separate Exercise of Remedies. Administrative Agent (on behalf of Lenders) may exercise remedies against each Guarantor and its property separately, whether or not Administrative Agent exercises remedies against another Guarantor or its property. Administrative Agent may enforce one or more Guarantor’s obligations without enforcing the other Guarantor’s obligations and vice versa. Any failure or inability of Administrative Agent to enforce one or more Guarantor’s obligations shall not in any way limit Administrative Agent’s right to enforce the obligations of another Guarantor. If Administrative Agent forecloses or

4878-8406-1896 v.16 73 exercises similar remedies under any one or more Collateral Documents, then such foreclosure or similar remedy shall be deemed to reduce the balance of the Loans only to the extent of the cash proceeds actually realized by Lenders from such foreclosure or similar remedy or, if applicable, Administrative Agent’s credit bid at such sale, regardless of the effect of such foreclosure or similar remedy on the Loans secured by such Collateral Documents under the applicable state law. 4.07 Rights of Contribution. Each Guarantor hereby agrees that, in connection with payments made hereunder, it shall have a right of contribution from each other Guarantor in accordance with Applicable Laws. Such contribution rights shall be subordinate and subject in right of payment to the Guaranteed Obligations until such time as the Guaranteed Obligations have been irrevocably paid in full (other than contingent indemnification obligations for which no claim has been made), the termination of the Commitments and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to Administrative Agent and the L/C Issuer shall have been made), no Guarantor shall exercise any such contribution rights until the Guaranteed Obligations have been irrevocably paid in full and the commitments relating thereto shall have expired or been terminated. 4.08 Guaranty of Payment; Continuing Guaranty. The Credit Facility Guaranty in this Article IV is a Guarantee of payment and performance, and not merely of collection, and is a continuing Guarantee, and shall apply to all Guaranteed Obligations whenever arising. 4.09 Additional Subsidiary Guarantors. After the Closing Date, one or more Subsidiaries of Borrower may be designated as an “Subsidiary Guarantors” under this Credit Agreement pursuant to satisfaction of the conditions set forth in Section 9.15(b)(i). Upon the fulfillment of all such conditions, such Subsidiary shall be an “Subsidiary Guarantor” for all purposes hereunder. Administrative Agent shall promptly notify Lenders that such Person has been designated as a Guarantor under this Credit Agreement, which Guarantor shall then be subject to all of the benefits and obligations of a Guarantor under this Credit Agreement. Prior to the termination of the Commitments and irrevocable payment and satisfaction in full of all Obligations (other than contingent indemnification obligations for which no claim has been made) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to Administrative Agent and the L/C Issuer shall have been made), a Subsidiary Guarantor may only be released from this Credit Facility Guaranty in accordance with Section 5.03(e). 4.10 Keepwell. Each Loan Party that is a Qualified ECP Guarantor at the time of effectiveness of this Credit Facility Guaranty or the grant of the security interest hereunder, in each case, by any Specified Loan Party with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under this Credit Facility Guaranty and the other Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Article voidable under Applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full. Each Qualified ECP Guarantor intends this Section to constitute, and this Section shall be deemed to constitute, a Guarantee of the Obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.

4878-8406-1896 v.16 74 Article V. Unencumbered Properties 5.01 Changes in Unencumbered Properties Borrowing Base Calculation. Each change in the Unencumbered Properties Borrowing Base shall be effective upon receipt of a new Unencumbered Property Report pursuant to Section 9.02(b). 5.02 Eligibility. In order for a Property to be eligible for inclusion in the Unencumbered Properties Borrowing Base, such Property shall satisfy the following: (a) such Property is located within the continental United States; (b) such Property is income producing (no real estate securities, mezzanine debt or preferred equity) and is an office, retail, industrial, industrial outdoor storage, self-storage, cold storage, data center, multi-family residential, student housing, single family rental, manufactured housing, life sciences, medical office building or senior housing Property or other type of Property reasonably approved by Administrative Agent in consultation with Borrower; (c) such Property is Wholly-Owned in fee simple absolute (or ground leased pursuant to an Acceptable Ground Lease) by its Property Owner (or will be Wholly-Owned in connection with a Borrowing requested pursuant to Section 2.02 to acquire such Property), who shall be either (i) Borrower or (ii) a Guarantor that is either (A) a Wholly-Owned Subsidiary of Borrower or (B) a Subsidiary of Borrower in which Borrower owns, directly or indirectly, at least 90% of the issued and outstanding Equity Interests, free and clear of any Liens; and the direct and indirect Equity Interests of such Property Owner owned by any member of the Consolidated Group shall have been pledged to Administrative Agent for the benefit of the Secured Parties in accordance with Section 9.15(b)(ii); (d) if such Property is owned by a Subsidiary of Borrower, then such Subsidiary is Controlled (including Control over operating activities of such Subsidiary and the ability of such Subsidiary to Dispose of, grant Liens in, or otherwise encumber assets, incur, repay and prepay Indebtedness, provide Guarantees and make Restricted Payments, in each case without any requirement for the consent of any other Person) exclusively by Borrower and/or one or more Wholly-Owned Subsidiaries of Borrower; (e) such Property is not subject to any ground lease (where the owner of such Property is the ground lessor) (other than an Acceptable Ground Lease), any Lien, any Negative Pledge and/or other encumbrances or restrictions on the ability of the relevant Loan Party to Dispose of, pledge or otherwise encumber such Property or any income therefrom (other than Permitted Liens); (f) except for restrictions set forth herein, Borrower or the applicable Guarantor that owns such Property has the unilateral right to (i) Dispose of such Property, and (ii) create a Lien on such Property as security for Indebtedness of Borrower or such Guarantor; (g) such Property is not unimproved land or property under development; (h) such Property is not a hotel or similar lodging Property; (i) such Property is free of all material structural defects or architectural deficiencies, Material Title Defects, zoning violations or other adverse matters which,

4878-8406-1896 v.16 75 individually or collectively, could result in a Material Property Event, unless the same are to be remedied or released (and evidence thereof, in form and substance satisfactory to Administrative Agent, is provided to Administrative Agent) prior to purchase of such Property; (j) such Property has not suffered a Material Environmental Event; and (k) such Property is not subject to any Casualty or Condemnation that is a Material Property Event. Notwithstanding the foregoing, and for all purposes of this Article V, Exchange Properties that are part of the Exchange Program may be included as Unencumbered Properties during the period of time that the Exchange Beneficial Interests or tenant in common interests are being marketed if all of the requirements set forth in this definition for an Unencumbered Property are met other than (A) the ownership percentage requirement (including without limitation the requirement set forth in clause (c) of this definition), (B) the requirement that they not be Exchange Properties, (C) any requirement that the owner of such Property become a Subsidiary Guarantor (so long as the applicable Exchange Depositor is a Subsidiary Guarantor), (D) any requirement that the Property not be subject to any agreement which prohibits or limits the ability of Borrower or any applicable Subsidiary Owner, as the case may be, to create, incur, assume or suffer to exist any Lien upon such Property; provided that (for the avoidance of doubt), with respect to Exchange Properties, the Equity Interests of any applicable Property Owner shall not be subject to any agreement that prohibits or limits the ability of Borrower or such Property Owner, as the case may be, to create, incur, assume or suffer to exist any Lien on such Equity Interests, or (E) any requirement set forth in clauses (c), above, except that for purposes of calculating unencumbered pool financial covenants, only the pro rata share of value and income (corresponding to the pro rata share of the Exchange Beneficial Interests in the Exchange Property Owner or the tenant in common interests that are still owned by the Consolidated Group) shall be counted. 5.03 Addition/Removal of Unencumbered Properties. (a) Borrower may from time to time add an additional Property as an Unencumbered Property upon the consent of Administrative Agent in its reasonable discretion by delivery of an Unencumbered Property Report to Administrative Agent in accordance with the terms of Section 9.02(b); if, and to the extent (i) Borrower has provided at least 10 days’ (or such shorter period as Administrative Agent shall agree in its sole discretion) prior written notice to Administrative Agent, (ii) Borrower has provided to Administrative Agent any applicable purchase agreement of such Property (if such Property was acquired during the preceding four fiscal quarters), the most-recent Periodic Valuation (if available), operating statements and rent rolls and, upon Administrative Agent’s request, environmental reports, engineering reports, title reports, copies of leases or lease abstracts, and Lien searches, together with such other information reasonably requested by Administrative Agent in order for Administrative Agent to determine that such Property satisfies the criteria set forth in Section 5.02, in each case in form and substance satisfactory to Administrative Agent; (iii) the Property Owner (other than Borrower) and each other member of the Consolidated Group that indirectly or directly owns Equity Interests in such Property Owner has joined this Credit Agreement as a Subsidiary Guarantor hereunder, as contemplated by Section 9.15 (to the extent such Person is not already a Subsidiary Guarantor); (iv) each member of the Consolidated Group that directly or indirectly owns Equity Interests in the Property Owner (other than Borrower) has executed a Pledge Agreement in favor of Administrative Agent pursuant to which the applicable Pledgor has granted security interests and Liens on the Equity Interests of such Property Owner and

4878-8406-1896 v.16 76 applicable Subsidiaries that directly or indirectly own Equity Interests of such Property Owner, as contemplated by Section 9.15; and (v) the Loan Parties, immediately following such addition, are in pro-forma covenant compliance, as evidenced by a Compliance Certificate duly completed and delivered by a Responsible Officer to Administrative Agent simultaneously with Borrower’s written notice set forth above, then such additional Property shall be included as an Unencumbered Property under this Credit Agreement; provided that no Property shall be included as an Unencumbered Property in any Unencumbered Property Report delivered to Administrative Agent or in any calculation of any of the components of the financial covenants set forth in Section 10.11 that refer to “Unencumbered Properties” unless such Property satisfies the eligibility criteria set forth in the definition of “Unencumbered Property”; and provided further that, at any time during which there are (A) less than five Unencumbered Properties and/or (B) the Unencumbered Asset Value of all Unencumbered Properties is less than $200,000,000, in each case, as set forth on an Unencumbered Property Report (unless Administrative Agent shall have provided written notice to Borrower of a reasonable objection to the information set forth therein), the consent of Administrative Agent (which shall be in its sole discretion) shall be required prior to including any Property in the calculation of Maximum Availability pursuant to clause (b) of the definition thereof. (b) Notwithstanding anything contained herein to the contrary, to the extent any Property previously-qualifying as an Unencumbered Property ceases to meet the criteria for qualification as such, such property shall be immediately removed from all financial covenant related calculations contained herein. Any such Property shall immediately cease to be an “Unencumbered Property” hereunder and Borrower shall provide an Unencumbered Property Report to Administrative Agent in accordance with the terms of Section 9.02(b) removing such Property from the list of Unencumbered Properties. (c) Borrower may request that an Unencumbered Property be released as an Unencumbered Property by deleting such Unencumbered Property in an Unencumbered Property Report delivered to Administrative Agent in accordance with the terms of Section 9.02(b), if, and to the extent: (i) Borrower has provided at least seven Business Days’ (or such shorter period as Administrative Agent shall agree in its sole discretion) prior written notice to Administrative Agent; (ii) no Default exists before and after giving effect thereto (other than Defaults solely with respect to such Unencumbered Property that would no longer exist after giving effect to the release of such Unencumbered Property from the Unencumbered Properties Borrowing Base); (iii) all representations and warranties of Borrower and each other Loan Party contained in Article VIII or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of such requested release after giving effect thereto, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date; (iv) contemporaneously with the delivery of the written notice in clause (i) above, Administrative Agent receives a Compliance Certificate in accordance with the terms of Section 9.02(a) duly completed and delivered by a Responsible Officer of Borrower assuming that such Property is no longer an Unencumbered Property and demonstrating pro-forma covenant compliance with the covenants and facility limitations set forth herein; and (v) Borrower has made any prepayment required under Section 2.04(b). (d) If any Unencumbered Property no longer satisfies the criteria set forth in Section 5.02, then Administrative Agent shall have the right to require that Borrower remove such Property as an Unencumbered Property upon written notice thereof from Administrative

4878-8406-1896 v.16 77 Agent; provided that Borrower shall have 30 days to remedy any non-compliance with the criteria set forth in Section 5.02 prior to the removal of such Property as an Unencumbered Property. (e) Notwithstanding anything to the contrary set forth herein, upon release of any Unencumbered Property pursuant to Sections 5.03(c) or 5.03(d), Administrative Agent shall, so long as no Default or Event of Default exists, also promptly release (i) the applicable Subsidiary Guarantor that owned such Unencumbered Property from the Credit Facility Guaranty hereunder and (ii) any and all Equity Interest Collateral relating to such Subsidiary Guarantor. Administrative Agent shall provide evidence of such release upon Borrower’s written request and at its expense. Article VI. Collateral 6.01 Liens and Security Interest in IRI Commitment. Subject to Section 6.05, to secure performance by the Loan Parties of the payment and performance of the Obligations, on the Closing Date, Parent Guarantor will grant to Administrative Agent, for the benefit of the Secured Parties, pursuant to a Security Agreement, an exclusive, perfected security interest and Lien, subject only in priority to the Liens under the Existing Credit Agreement, in and to the Capital Calls, IRI Commitment, and Capital Contributions, including, without limitation, any rights to make Capital Calls, receive payment of the IRI Commitment and enforce the payment thereof or any Guarantees thereof, now existing or hereafter arising (the collateral in this Section 6.01 being, collectively, the “Capital Commitment Collateral”), subject only to Permitted Liens. In order to secure further the payment and performance of the Obligations and to effect and facilitate the Secured Parties’ right of setoff, Parent Guarantor hereby irrevocably appoints Administrative Agent as subscription agent and the sole party entitled in the name of Parent Guarantor upon the occurrence and during the continuance of an Event of Default, to make any Capital Calls upon IRI pursuant to the terms of the Subscription Agreement. 6.02 Issuance of Capital Calls. (a) Capital Calls by Parent Guarantor. At all times prior to the ReleaseCollateral Termination Date: (i) Parent Guarantor may not issue any Capital Call or otherwise request, notify, or demand that IRI make Capital Contributions to Parent Guarantor, without the prior written consent of Lenders and Administrative Agent, which may be withheld in their sole discretion; provided that the foregoing shall not apply any third-party investor and any Capital Calls related thereto. (ii) Following the date that (A) an Event of Default has occurred and is continuing; (B) a Default related to Section 11.01(a), Section 11.01(f) or Section 11.01(g) has occurred and is continuing; or (C) any mandatory prepayment under Section 2.04(b) has occurred and remains unpaid, prior to Administrative Agent’s exercising its rights to issue Capital Call(s) to IRI pursuant to Section 6.02(b), Administrative Agent may instruct Parent Guarantor to issue a Capital Call to IRI in an amount sufficient to repay the amount of Obligations then due and payable (for the avoidance of doubt, which amount shall in no event exceed IRI’s Unfunded Commitment), and Parent Guarantor shall issue such Capital Call no later than two Business Days after such request. Such Capital Call shall direct IRI to pay its Capital Contributions directly to an account specified by Administrative Agent for application towards the Obligations. If Parent Guarantor issues such Capital Call within such two

4878-8406-1896 v.16 78 Business Day period, then Administrative Agent, on behalf of Lenders and the L/C Issuer, shall not exercise any remedy specified in Section 6.02(b) until the Business Day that is ten (10) Business Days following the issuance of such Capital Call. (b) Capital Calls by Administrative Agent. Following the occurrence of and during the continuation of an Event of Default, and without limiting Administrative Agent’s rights under Section 6.02(a) above, Administrative Agent, on behalf of Lenders and the L/C Issuer, is hereby authorized, in the name of Administrative Agent or the name of Parent Guarantor, at any time or from time to time upon the occurrence and while an Event of Default exists, to initiate one or more Capital Calls against IRI which notice shall direct to IRI to pay its Capital Contributions directly to an account specified by Administrative Agent for application towards the Obligations. (c) No Duty. Regardless of any provision hereof, in the absence of gross negligence or willful misconduct by Administrative Agent or the other Secured Parties, none of Administrative Agent or any other Secured Party will ever be liable for failure to collect or for failure to exercise diligence in the collection, possession, or any transaction concerning, all or part of the Capital Calls, the IRI Commitment, or any Capital Contributions, or sums due or paid thereon. Administrative Agent will give Parent Guarantor prompt notice of any action taken pursuant to this Section 6.02, but failure to give such notice will not affect the validity of such action or give rise to any defense in favor of Parent Guarantor with respect to such action. Notwithstanding anything to the contrary herein contained, it is expressly understood and agreed that neither Administrative Agent, L/C Issuer, nor any Lender undertakes any duties, responsibilities, or liabilities with respect to the issuance of Capital Calls. None of them will be required to refer to the Subscription Agreement or take any other action with respect to any other matter which might arise in connection with the Subscription Agreement, or any Capital Call. None of them has any duty to determine or inquire into any happening or occurrence or any performance or failure of performance of Parent Guarantor, IRI or any other Loan Party. 6.03 Collection of Subordinated Claims and Subordination of Liens. (a) For so long as the Subscription Agreement is in effect, no Loan Party may receive or collect, directly or indirectly any amount upon the Subordinated Claims without prior written consent of Administrative Agent if (i) the Total Outstandings exceed the Maximum Availability, and a mandatory prepayment pursuant to Section 2.04(b) remains due and owing in connection therewith, or (ii) an Event of Default has occurred and is continuing. (b) Any Liens, security interests, judgment liens, charges, or other encumbrances upon any Person’s assets securing payment of Subordinated Claims, including, but not limited to, any Liens or security interests on the IRI Commitment to Parent Guarantor, will be and remain inferior and subordinate in right of payment and of security to any Liens, security interests, judgment liens, charges, or other encumbrances upon IRI’s assets securing IRI’s obligations and liabilities to the Secured Parties pursuant to any of the Security Documents executed by such Person, regardless of whether such encumbrances in favor of any Loan Party or the Secured Parties presently exist or are hereafter created or attach. Without the prior written consent of Administrative Agent, when an Event of Default has occurred and is continuing, no Loan Party may: (i) exercise or enforce any creditor’s or partnership right it may have against IRI; (ii) foreclose, repossess, sequester, or otherwise take steps or institute any action or proceedings (judicial or otherwise, including without limitation, the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor’s relief, or insolvency proceeding) to enforce any Liens, mortgages, deeds of trust, security interest, collateral rights, judgments or other

4878-8406-1896 v.16 79 encumbrances on assets of IRI held by such Person; or (iii) exercise any rights or remedies against IRI under the Subscription Agreement, provided that any action taken by Administrative Agent or the other Secured Parties in any Loan Party’s name, or any action taken by any Loan Party that is required under any Loan Document or to comply with any Loan Document, will not be a violation of this Section 6.03. As used herein, the term “Subordinated Claims” means, with respect to IRI and each Loan Party, all debts and liabilities between or among any two or more of such Persons, whether such debts and liabilities now exist or are hereafter incurred or arise, or whether the obligations of such Person or Persons thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by any Loan Party (including, without limitation, by setoff pursuant to the terms of any applicable agreement). Subordinated Claims include without limitation all rights and claims of each Loan Party against IRI under the Subscription Agreement. 6.04 Liens and Security Interest in Equity Interests Collateral. To secure performance by the Loan Parties of the payment and performance of the Obligations, within the time frames specified in Section 9.15(b) hereof, the applicable Pledgors shall grant to Administrative Agent, for the benefit of the Secured Parties, an exclusive, perfected, first priority security interest and Lien in and to the Equity Interests of each Subsidiary that (a) directly or indirectly owns any Unencumbered Property (other than any Exchange Fee Titleholder or Exchange Property Owner), (b) each Subsidiary of Borrower that is master leasing an Unencumbered Property from an Exchange Fee Titleholder, (c) each Exchange Depositor with respect to an Exchange Property that is an Unencumbered Property; and (d) any other Subsidiary of Borrower that directly or indirectly owns Equity Interests in any Subsidiary of Borrower that is master leasing an Unencumbered Property from an Exchange Fee Titleholder or in any Exchange Depositor (collectively, the “Equity Interest Collateral”), subject only to Permitted Liens. 6.05 Release of Collateral. (a) . (a) Subject to the satisfaction of the Release Conditions, as determined by Administrative Agent in accordance with the requirements set forth herein and confirmed in writing, so long as no Default or Event of Default exists before or after giving effect thereto, Parent Guarantor may, at its option, cause the termination of the Subscription Agreement with respect to the Initial IRI Commitment (or otherwise reduce the IRI Commitment by the amount of the Initial IRI Commitment), and Administrative Agent shall, at Borrower’s expense, release the security interests and Liens in the Capital Commitment Collateral with respect to the Initial IRI Commitment (but for the avoidance of doubt, not the Incremental IRI Commitment except as provided in Section 6.05(b)) granted pursuant to the Security Agreement. (b) (b) So long as no Default or Event of Default exists before or after giving effect thereto, Parent Guarantor may, at its option, cause the partial reduction or termination of the Subscription Agreement with respect to the Incremental IRI Commitment, and Administrative Agent shall, at Borrower’s expense, release the security interests and Liens in the Capital Commitment Collateral with respect to the portion of the Incremental IRI Commitment thereby reduced (but for the avoidance of doubt, not the Initial IRI Commitment except as provided in Section 6.05(a)) granted pursuant to the Security Agreement; provided that, notwithstanding anything contained herein to the contrary, Parent Guarantor may not terminate the Subscription Agreement with respect to any portion of the IRI Commitment (or otherwise reduce the amount

4878-8406-1896 v.16 80 of the IRI Commitment) if, after giving effect thereto, the Total Outstandings would exceed the Maximum Availability. (c) The applicable Equity Interest Collateral shall be released from the security interests and Liens granted pursuant to the applicable Pledge Agreements in accordance with Section 5.03(e). Article VII. Conditions Precedent to Credit Extensions 7.01 Conditions of Initial Credit Extension. The obligation of L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent: (a) Administrative Agent’s receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) or electronic copies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance reasonably satisfactory to Administrative Agent and each of the Lenders: (i) executed counterparts of this Credit Agreement; (ii) a Note executed by Borrower in favor of each Lender requesting a Note; provided each Lender receiving a Note hereunder shall immediately return to Borrower any prior Note executed pursuant to the Existing Credit Agreement, in each case marked “Cancelled”; (iii) (A) the Security Agreement duly executed and delivered by Parent Guarantor, and (B) a Pledge Agreement duly executed and delivered by each Pledgor (if applicable), together with: (1) searches of UCC filings (or their equivalent) in each jurisdiction where a filing has been or would need to be made in order to perfect the Secured Parties’ security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist, or, if necessary, copies of proper financing statements, if any, filed on or before the date hereof necessary to terminate all security interests and other rights of any Person in any Collateral previously granted (other than the Liens granted by Parent Guarantor in favor of the administrative agent under the Existing Credit Agreement); and (2) duly authorized UCC financing statements, and any amendments thereto, each in form appropriate for filing in each jurisdiction as is necessary, in Administrative Agent’s sole discretion, to perfect the Secured Parties’ security interest in the Collateral; (iv) (A) the Subscription Agreement, duly executed and delivered by IRI; and (B) the Invesco Investor Guaranty;

4878-8406-1896 v.16 81 (v) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Credit Agreement and the other Loan Documents to which such Loan Party is a party; (vi) such documents and certifications as Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; (vii) a favorable opinion of Mayer Brown, LLP, counsel to Parent Guarantor and Borrower, and Alston and Bird LLP, counsel to Parent Guarantor and Borrower with respect to opinions related to the Investment Company Act of 1940, each addressed to Administrative Agent and each Lender, as to the matters concerning the Loan Parties and the Loan Documents as Required Lenders may reasonably request. Parent Guarantor, on behalf of the Loan Parties, hereby requests that such counsel deliver such opinion; (viii) a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required; (ix) a certificate signed by a Responsible Officer of Borrower certifying (A) that the conditions specified in Sections 7.02(a) and (b) have been satisfied, (B) that there has been no event or circumstance, since September 30, 2020 that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect, (C) the Pro Forma Financial Statements, and (D) a pro forma calculation of the Total Leverage Ratio as of the Closing Date; (x) a certificate signed by a Responsible Officer of Borrower (A) providing calculations of all financial covenants set forth in Section 10.17; (B) certifying no action, suit, investigation or proceeding is pending or, the knowledge of any Loan Party, threatened in any court or before any arbitrator or Governmental Authority related to the transactions contemplated by this Credit Agreement or that could reasonably be expected to have a Material Adverse Effect; and (C) certifying that on the Closing Date after giving effect to any funding of the Loans on the Closing Date, the Total Outstandings do not exceed the Maximum Availability; (xi) a Compliance Certificate as of the last day of the fiscal quarter of Borrower ended on September 30, 2020, signed by a Responsible Officer of Borrower; (xii) a Side Letter executed by Borrower, Parent Guarantor and the administrative agent under the Existing Credit Agreement consenting to the Liens granted to Administrative Agent for the benefit of the Secured Parties hereunder;

4878-8406-1896 v.16 82 (xiii) written evidence in form and substance reasonably acceptable to Administrative Agent that the lenders under the Existing Credit Agreement consent to the Liens on the Capital Commitment Collateral granted pursuant to this Credit Agreement; and (xiv) such other assurances, certificates, documents, consents or opinions as Administrative Agent, L/C Issuer or Required Lenders may reasonably require. (b) Upon the reasonable request of any Lender made at least five days prior to the Closing Date, Borrower shall have provided to such Lender, and such Lender shall be reasonably satisfied with, (i) the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act, and (ii) any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered, to each Lender that so requests, a Beneficial Ownership Certification in relation to such Loan Party. (c) Any fees required to be paid on or before the Closing Date shall have been paid. (d) Unless waived by Administrative Agent, Borrower shall have paid all reasonable fees, charges and disbursements of counsel to Administrative Agent (directly to such counsel if requested by Administrative Agent) to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts as reasonably determined between Borrower and Administrative Agent). (e) Administrative Agent and Lenders shall have received and be reasonably satisfied with the Pro Forma Financial Statements. Without limiting the generality of the provisions of the last paragraph of Section 12.03, for purposes of determining compliance with the conditions specified in this Section 7.01, each Lender that has signed this Credit Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto. 7.02 Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Term Rate Loans) is subject to the following conditions precedent: (a) The representations and warranties of Borrower and each other Loan Party contained in Article VIII or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (without duplication of the qualification effected by the phrase “in all material respects” or “in any material respect” in respect of such representations and warranties) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (without duplication of the qualification effected by the phrase “in all material respects” or “in any material respect” in respect of such representations and warranties) as of such earlier date, and except that for purposes of this Section 7.02, the representations and warranties

4878-8406-1896 v.16 83 contained in subsections (a) and (b) of Section 8.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a), (b) and (c), respectively, of Section 9.01. (b) No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof. (c) Administrative Agent and, if applicable, L/C Issuer shall have received a Request for Credit Extension in accordance with the requirements hereof. (d) After giving effect to such proposed Credit Extension (including with respect to any Property acquired with the proceeds of a requested Borrowing), the Total Outstandings do not exceed the Maximum Availability. Each Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Term Rate Loans) submitted by Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 7.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension. Article VIII. Representations and Warranties Each Loan Party, for itself and each member of the Consolidated Group, represents and warrants to Administrative Agent and the Lenders that: 8.01 Existence, Qualification and Power. Each member of the Consolidated Group (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) in the case of the Loan Parties, execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c) to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect. 8.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organization action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law (with respect to ERISA and Section 4975 of the Code, this representation is made on the assumption that the conditions of Section 12.12 are true and correct. 8.03 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Credit Agreement or any other Loan Document.

4878-8406-1896 v.16 84 8.04 Binding Effect. This Credit Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Credit Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms except as the enforceability thereof may be limited by Debtor Relief Laws and except as the availability of certain remedies may be limited by general principles of equity. 8.05 Financial Statements; No Material Adverse Effect. (a) The Audited Financial Statements, when delivered pursuant to the terms of this Credit Agreement, (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Consolidated Group as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Consolidated Group as of the date thereof, including liabilities for taxes, material commitments and Indebtedness. (b) The consolidated and consolidating pro forma balance sheets of the Consolidated Group dated as of September 30, 2020, and the related consolidated and consolidating pro forma statements of income and cash flows for the portion of the fiscal year then ended (the “Pro Forma Financial Statements”), certified by the chief financial officer or treasurer of Borrower, copies of which have been furnished to Administrative Agent and each Lender, fairly present the consolidated and consolidating pro forma financial condition of the Consolidated Group as of such date and the consolidated and consolidating pro forma results of operations of Consolidated Group for the period ended on such date, all in accordance with GAAP. (c) Since the date of the Audited Financial Statements, if applicable, delivered most recently prior to the date hereof, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect. (d) The consolidated and consolidating forecasted balance sheet and statements of income and cash flows of the Consolidated Group delivered pursuant to Section 9.01(e) were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, Borrower’s best estimate of its future financial condition and performance. 8.06 Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of Borrower, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any member of the Consolidated Group or against any of their properties or revenues that (a) purport to affect or pertain to this Credit Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) except as specifically disclosed in Schedule 8.06, either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect, and there has been no adverse change in the status of, or financial effect on any member of the Consolidated Group with respect to, the matters described on Schedule 8.06. 8.07 No Default. No member of the Consolidated Group is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to

4878-8406-1896 v.16 85 have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Credit Agreement or any other Loan Document. 8.08 Ownership of Property; Liens. Each member of the Consolidated Group has good record and marketable title in fee simple to, or valid leasehold interests in, all Properties necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each applicable Loan Party has good record and marketable fee simple title (or, in the case of Acceptable Ground Leases, a valid leasehold) to the Unencumbered Property owned by such Loan Party, subject only to Permitted Liens. All of the outstanding Equity Interests in each Subsidiary Guarantor have been validly issued, are fully paid and nonassessable and are owned by the applicable Pledgors free and clear of all Liens (other than Permitted Liens). 8.09 Environmental Compliance. The members of the Consolidated Group have conducted in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof Loan Parties have reasonably concluded that, except as specifically disclosed in Schedule 8.09, such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. 8.10 Insurance. The properties of the Consolidated Group are insured with financially sound and reputable insurance companies not Affiliates of any member of the Consolidated Group, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the members of the Consolidated Group operate. 8.11 Taxes. To the extent that failure to do so would have a Material Adverse Effect, all tax returns required to be filed by any Loan Party have been filed and all taxes (including mortgage recording taxes), assessments, fees, and other governmental charges upon such Loan Party or upon any of its respective properties, income or franchises have been paid prior to the time that such taxes could give rise to a lien thereon, except for taxes that are being contested in good faith through appropriate proceedings and for which adequate reserves have been established in accordance with GAAP. There is no proposed tax assessment against any Loan Party or, to the best knowledge of such Loan Party, or any basis for such assessment which is material and is not being contested in good faith. 8.12 ERISA Compliance. (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state laws. Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the IRS to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the IRS to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the IRS. To the best knowledge of Borrower and each other Loan Party, nothing has occurred that would prevent or cause the loss of such tax-qualified status. (b) There are no pending or, to the best knowledge of Borrower and each other Loan Party, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There

4878-8406-1896 v.16 86 has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect. (c) (i) No ERISA Event has occurred, and neither any Loan Party nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan or Multiemployer Plan; (ii) each of the Loan Parties and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan and Multiemployer Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and neither any Loan Party nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iv) neither any Loan Party nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (v) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (vi) no Pension Plan or Multiemployer Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan or Multiemployer Plan. (d) No member of the Consolidated Group maintains or contributes to, or has any unsatisfied obligation to contribute to, or liability under, any active or terminated Pension Plan or Multiemployer Plan other than on the Closing Date, those listed on Schedule 8.12(d) hereto. (e) The underlying assets of each Loan Party do not constitute Plan Assets. 8.13 Subsidiaries; Equity Interests. No Loan Party has any Subsidiaries other than those specifically disclosed in Part (a) of Schedule 8.13 (as such Schedule may be updated from time to time in accordance with Section 9.15), and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the applicable Loan Party in the amounts specified on Part (a) of Schedule 8.13 free and clear of all Liens other than as created by the Loan Documents. No Loan Party has any direct or indirect equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 8.13. 8.14 Margin Regulations; Investment Company Act. (a) No Loan Party is engaged and no Loan Party will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than 25% of the value of the assets (either of Borrower only or of the Consolidated Group on a consolidated basis) subject to any restriction contained in any agreement or instrument between Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness will be margin stock. (b) None of Borrower, any other Loan Party or any Person Controlling Borrower is, or is required to be, registered as an “investment company” under the Investment Company Act of 1940.

4878-8406-1896 v.16 87 8.15 Disclosure. Loan Parties have disclosed to Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which any member of the Consolidated Group is subject, and all other matters known to them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any member of the Consolidated Group to Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Credit Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished), individually or taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time; provided further that, with respect to any historical financial statements relating to any Property with respect to a period of time prior to which such Property was owned by any member of the Consolidated Group, Borrower represents only that the information furnished to Administrative Agent or such Lender is the same information upon which Borrower relied in good faith to have been based upon assumptions believed to be reasonable at the time. 8.16 Compliance with Laws. Each member of the Consolidated Group is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. 8.17 Taxpayer Identification Number. Each Loan Party’s true and correct U.S. taxpayer identification number is set forth on Schedule 13.02. 8.18 Unencumbered Properties. Each Property identified by Borrower as an Unencumbered Property in the most recent Unencumbered Property Report delivered to Administrative Agent hereunder fully qualifies as an Unencumbered Property as of the date of such Unencumbered Property Report. 8.19 Ground Leases. (a) The Loan Parties have delivered true and correct copies of each Acceptable Ground Lease. (b) Each Acceptable Ground Lease is in full force and effect. (c) To each Loan Party’s knowledge, (i) there are no defaults or terminating events under any Acceptable Ground Lease by any Loan Party or any ground lessor thereunder, and (ii) no event has occurred which but for the passage of time, or notice, or both would constitute a default or terminating event under any Acceptable Ground Lease except for such defaults or terminating events specifically disclosed to Administrative Agent in writing. (d) All rents, additional rents, and other sums due and payable under each Acceptable Ground Lease have been paid in full.

4878-8406-1896 v.16 88 (e) No Loan Party nor the ground lessor under any Acceptable Ground Lease has commenced any action or given or received any notice for the purpose of terminating such Acceptable Ground Lease. (f) Each Acceptable Ground Lease or a memorandum thereof has been duly recorded. (g) No Loan Party’s interest in any Acceptable Ground Lease is subject to any Liens or encumbrances other than the ground lessor’s related fee interest and Liens for taxes not yet due and payable. (h) Each Loan Party’s interest in each Acceptable Ground Lease is assignable to Administrative Agent upon notice to, but without the consent of, the ground lessor thereunder (or, if any such consent is required, then such consent has been obtained prior to the date hereof). 8.20 Solvency. Each Loan Party is, individually and together with its Subsidiaries on a consolidated basis, Solvent. 8.21 REIT Status. Parent Guarantor is or intends to be qualified as a REIT. 8.22 Sanctions. No Loan Party, nor any of its Subsidiaries, nor, to the knowledge of any such Loan Party, any director, officer, employee, agent, Affiliate or representative thereof, is an individual or entity that is currently Subject to Sanctions. Each Loan Party and its Subsidiaries have conducted their businesses in compliance in all material respects with all applicable Sanctions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such Sanctions. 8.23 Anti-Corruption Laws. The Loan Parties and their Subsidiaries have conducted their businesses in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other applicable anti-corruption legislation in other jurisdictions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws. 8.24 EEA Financial Institution. No Loan Party is an EEA Financial Institution. 8.25 Perfection of Security Interests in the Collateral. The Security Documents create, as security for the Obligations, valid and enforceable, exclusive security interests in and Liens on, subject only in priority to the Liens under the Existing Credit Agreement, all of the Collateral in which any Loan Party has any right, title or interest, in favor of Administrative Agent for the benefit of the Secured Parties, subject to no other Liens, except for Permitted Liens and as enforceability may be limited by Debtor Relief Laws and equitable principles. 8.26 Beneficial Ownership Certificate. As of the Closing Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects. 8.27 Covered Entities. No Loan Party is a Covered Entity. 8.28 IRI Commitment and No Defense. (a) . As of the date hereofFifth Amendment Effective Date and (i) at all times prior to the Release Date, (a) the aggregate amount of the Unfunded Commitment of IRI is $30,000,000 with respect to the Initial IRI Commitment is equal to $30,000,000 (as such amount

4878-8406-1896 v.16 89 may be released in accordance with the terms of this Credit Agreement) and (ii) at all times prior to the Collateral Termination Date, the aggregate amount of the Unfunded Commitment of IRI with respect to the Incremental IRI Commitment is equal to or greater than $35,000,000 (as such amount may be reduced or released in accordance with the terms of this Credit Agreement); (b) (b) the Subscription Agreement is the legal and binding obligations of IRI in favor of Parent Guarantor, enforceable in accordance with its respective terms, subject to Debtor Relief Laws and equitable principles; (c) (c) the Subscription Agreement sets forth IRI’s entire agreement regarding the IRI Commitment; and (d) (d) no Loan Party knows of any default or circumstance which with the passage of time and/or giving of notice, would reasonably be expected to constitute an event of default under its Organization Documents or the Subscription Agreement which would constitute a defense to the obligations of IRI to make Capital Contributions pursuant to a Capital Call to Parent Guarantor in accordance with the Subscription Agreement, and has no knowledge of any claims of offset or any other claims of IRI against any Loan Party which could diminish or adversely affect the obligations of IRI to make Capital Contributions pursuant to a Capital Call to Parent Guarantor in accordance with the Subscription Agreement. Article IX. Affirmative Covenants So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding: 9.01 Financial Statements. Each Loan Party shall deliver to Administrative Agent (for distribution to each Lender), in form and detail reasonably satisfactory to Administrative Agent and Required Lenders: (a) as soon as available, but in any event within 90 days after the end of each fiscal year of Parent Guarantor (commencing with the fiscal year ending December 31, 2020), a consolidated and consolidating balance sheet of the Consolidated Group as at the end of such fiscal year (including consolidating financial information with respect to Borrower), and the related consolidated and consolidating statements of income or operations, changes in shareholders’ equity, and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit, and such consolidating statements to be certified by the chief executive officer, chief financial officer, treasurer or controller of Parent Guarantor to the effect that such statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of Parent Guarantor; (b) as soon as available, but in any event within 90 days after the end of each fiscal year of IRI (commencing with the fiscal year ending December 31, 2020), a consolidated balance sheet of IRI as at the end of such fiscal year, and the related consolidated statements of income or

4878-8406-1896 v.16 90 operations, changes in shareholders’ equity, and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit; provided that the reporting contemplated by this clause (b) shall only be required prior to the occurrence of the ReleaseCollateral Termination Date; (c) as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of Parent Guarantor, an unaudited consolidated and consolidating balance sheet of the Consolidated Group as at the end of such fiscal quarter (including consolidating financial information with respect to Borrower), the related consolidated and consolidating statements of income or operations for such fiscal quarter and for the portion of Parent Guarantor’s fiscal year then ended, and the related consolidated and consolidating statements of changes in shareholders’ equity, and cash flows for the portion of Parent Guarantor’s fiscal year then ended, in each case setting forth in comparative form, as applicable, the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, such consolidated statements to be certified by the chief executive officer, chief financial officer, treasurer or controller of Parent Guarantor as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Consolidated Group in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes and such consolidating statements to be certified by the chief executive officer, chief financial officer, treasurer or controller of Parent Guarantor to the effect that such statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of Parent Guarantor; (d) as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of IRI, an unaudited consolidated balance sheet of IRI as at the end of such fiscal quarter, the related consolidated statements of income or operations for such fiscal quarter and for the portion of IRI’s fiscal year then ended, and the related consolidated statements of changes in shareholders’ equity, and cash flows for the portion of Holding’s fiscal year then ended, in each case setting forth in comparative form, as applicable, the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, subject only to normal year-end audit adjustments and the absence of footnotes; provided that the reporting contemplated by this clause (e) shall only be required prior to the occurrence of the ReleaseCollateral Termination Date; (e) as soon as available, but in any event at least 15 days before the end of each fiscal year of such Loan Party, forecasts prepared by management of Parent Guarantor, in form satisfactory to Administrative Agent and Required Lenders, of consolidated balance sheets and statements of income or operations and cash flows of the Consolidated Group on a monthly basis for the immediately following fiscal year (including the fiscal year in which the Maturity Date occurs); and (f) (i) as soon as reasonably practicable, but in any event at least 15 days before the end of each fiscal year of Borrower, a capital and operating budget for each Unencumbered Property; and (ii) as soon as reasonably practicable but in any event within 60 days after the end of fiscal quarter of Borrower, (A) a statement of all income and expenses in connection with each

4878-8406-1896 v.16 91 Unencumbered Property, and (B) a current leasing status report (including tenants’ names, occupied tenant space, lease terms, rents, vacant space, delinquencies, lease defaults and proposed rents), including in each case a comparison to the budget, each certified in writing as true and correct by Responsible Officer of Borrower. Documents required to be delivered pursuant to Section 9.01 (to the extent any such documents are included in materials otherwise filed with the Securities and Exchange Commission) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which such documents are posted on such Person’s behalf on an Internet or intranet website, including Syndtrak, to which each Lender and Administrative Agent have access (whether a commercial, third-party website or whether sponsored by Administrative Agent); provided that: (i) Loan Parties shall deliver paper copies of such documents to Administrative Agent or any Lender upon its request to such Loan Party to deliver such paper copies until a written request to cease delivering paper copies is given by Administrative Agent or such Lender and (ii) Loan Parties shall notify Administrative Agent and each Lender (by facsimile or electronic mail) of the posting of any such documents and provide to Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by Loan Parties with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents. 9.02 Certificates; Other Information. Each Loan Party shall deliver to Administrative Agent and each Lender, in form and detail reasonably satisfactory to Administrative Agent and Required Lenders: (a) concurrently with the delivery of the financial statements referred to in Sections 9.01(a) and 9.01(c), and upon the addition or removal of any Unencumbered Property pursuant to Section 5.03 or other event or circumstance that results in a Property previously qualifying as an Unencumbered Property ceasing to qualify as such, a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of such Loan Party (which delivery may, unless Administrative Agent, or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes), which Compliance Certificate shall, among other things: (i) certify that the financial statements of Parent Guarantor and Borrower fairly present the financial condition and the results of operations of the Loan Parties on the dates and for the periods indicated, on the basis of GAAP, subject, in the case of interim financial statements, to normally recurring year-end adjustments; (ii) certify that applicable officer is familiar with the terms and provisions of the Loan Documents, and has made, or caused to be made under his or her supervision, a detailed review of the transactions and financial condition of Loan Parties during the period covered by such Compliance Certificate; (iii) state whether any Event of Default or Default exists and is continuing and the continued accuracy of all representations and warranties (iv) provide a calculation of the Total Leverage Ratio for the applicable period; and (v) provide calculations of each of the financial covenants set forth in Section 10.17 regardless of whether the testing period for such financial covenant then applies (as of the measurement date specified therein); provided however, Borrower is only required to provide a calculation of the Minimum Tangible Net Worth described in Section 10.17(d) at the applicable testing period; (b) concurrently with the delivery of the financial statements referred to in Sections 9.01(a) and 9.01(c), and upon the addition or removal of any Unencumbered Property

4878-8406-1896 v.16 92 pursuant to Section 5.03 or other event or circumstance that results in a Property previously qualifying as an Unencumbered Property ceasing to qualify as such, a duly completed Unencumbered Property Report signed by the chief executive officer, chief financial officer, treasurer or controller of such Loan Party (which delivery may, unless Administrative Agent, or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes); (c) promptly after any reasonable request by Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of such Loan Party by independent accountants in connection with the accounts or books of any member of the Consolidated Group, or any audit of any of them; (d) (i) promptly upon reasonable request by Administrative Agent at each time a Property is to be added as a Unencumbered Property, information concerning such newly added Unencumbered Property including, without limitation, rent rolls, operating statements, capital expenditure budgets, copies of leases, copies of tenant financial statements to the extent received by any Loan Party, agings of rent payments, copies of environmental assessments, and copies of property inspection reports; and (ii) promptly upon reasonable request by Administrative Agent, but no more often than once per quarter, information concerning all of the Unencumbered Properties including, without limitation, rent rolls, operating statements, capital expenditure budgets, copies of leases, copies of tenant financial statements to the extent received by any Loan Party, agings of rent payments, copies of environmental assessments, and copies of property inspection reports; (e) promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any member of the Consolidated Group pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 9.01 or any other subsection of this Section 9.02; (f) promptly after the furnishing thereof, copies of all Periodic Valuations, which shall be furnished to Administrative Agent on a quarterly basis; (g) at any time when the Obligations are secured by Mortgages, if required by Applicable Law or, upon the request of Administrative Agent upon the occurrence and during the continuation of an Event of Default, copies of MAI appraisals, which shall be provided at Borrower’s expense; (h) requested by Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation; and (i) promptly, such additional information regarding the business, financial or corporate affairs of the Consolidated Group, or compliance with the terms of the Loan Documents, as Administrative Agent or any Lender may from time to time reasonably request. Documents required to be delivered pursuant to Section 9.01(a), (b), (c), or (d) or Section 9.02(d) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which such Loan Party posts such documents, or provides a link thereto on such Loan Party’s website on the Internet at the website address listed on Schedule 13.02; or (ii) on which such documents are posted on such Loan Party’s behalf on an Internet or intranet website, if any, to which each Lender

4878-8406-1896 v.16 93 and Administrative Agent have access (whether a commercial, third-party website or whether sponsored by Administrative Agent); provided that: (i) any Loan Party or Borrower shall deliver paper copies of such documents to Administrative Agent or any Lender upon its request to such Loan Party or Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by Administrative Agent or such Lender and (ii) Borrower shall notify Administrative Agent and each Lender (by facsimile or electronic mail) of the posting of any such documents and provide to Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents. Borrower hereby acknowledges that (a) Administrative Agent and/or Arranger may, but shall not be obligated to, make available to the Lenders and L/C Issuer materials and/or information provided by or on behalf of Borrower hereunder (collectively, “Borrower Materials”) by posting Borrower Materials on Debt Domain, IntraLinks, SyndTrak or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” Borrower shall be deemed to have authorized Administrative Agent, Arranger, L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 13.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) Administrative Agent and Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Notwithstanding the foregoing, Borrower shall not be under any obligation to mark any Borrower Materials “PUBLIC.” 9.03 Notices. Each Loan Party shall promptly notify Administrative Agent and each Lender: (a) of the occurrence of any Default; (b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of any member of the Consolidated Group; (ii) any dispute, litigation, investigation, proceeding or suspension between any member of the Consolidated Group and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting any member of the Consolidated Group, including pursuant to any applicable Environmental Laws; (c) of the occurrence of any ERISA Event; (d) any uninsured litigation, arbitration or governmental investigation or proceeding instituted or threatened against an Unencumbered Property, and any material development therein

4878-8406-1896 v.16 94 that could reasonably be expected to cause a Material Adverse Effect if determined unfavorably to any applicable Loan Party; (e) any actual or threatened Condemnation of any portion of an Unencumbered Property, any negotiations with respect to any such taking, or any Casualty or other loss of or substantial damage to any Unencumbered Property; (f) any notice received by any Loan Party with respect to the cancellation, alteration or non-renewal of any insurance coverage maintained with respect to any Unencumbered Property; (g) any required permit, license, certificate or approval with respect to any Unencumbered Property lapses or ceases to be in full force and effect and is not reinstated or renewed within 60 days after such lapse or cessation of effectiveness, or notice from any Governmental Authority that any Unencumbered Property, or any use, activity, operation or maintenance thereof or thereon, is not in compliance with any Law; (h) of any material change in accounting policies or financial reporting practices by such Loan Party; and (i) any labor controversy pending or threatened against any member of the Consolidated Group or any contractor performing work on an Unencumbered Property, and any material development in any labor controversy. Each notice pursuant to this Section 9.03 shall be accompanied by a statement of a Responsible Officer of Borrower setting forth details of the occurrence referred to therein and stating what action Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 9.03(a) shall describe with particularity any and all provisions of this Credit Agreement and any other Loan Document that have been breached. 9.04 Payment of Obligations. Borrower and each other Loan Party shall, and shall cause each other member of the Consolidated Group to, pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon a member of the Consolidated Group or its properties or assets; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property, unless, in all instances, the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by such member of the Consolidated Group; (c) all costs and expenses incurred by Administrative Agent or any Lender in connection with securing the release and termination of any Lien not otherwise permitted pursuant to Section 10.01; and (d) all Indebtedness, as and when due and payable. 9.05 Preservation of Existence, Etc. Borrower and each other Loan Party, and shall cause each other member of the Consolidated Group to: (a) preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 10.04 or 10.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

4878-8406-1896 v.16 95 9.06 Maintenance of Properties. Borrower and each other Loan Party shall, and shall cause each other Loan Party to, keep the Unencumbered Properties in good order, repair, operating condition, and appearance, causing all necessary repairs, renewals, replacements, additions, and improvements to be promptly made, and not allow any of the Unencumbered Properties to be misused, abused or wasted or to deteriorate (ordinary wear and tear excepted). Notwithstanding the foregoing, no Loan Party shall, without the prior written consent of Administrative Agent: (a) remove from an Unencumbered Property any fixtures or personal property except such as is replaced by an article of equal suitability and value or in the event such fixtures or personal property are obsolete, if applicable, replaced by an article of suitable replacement, in each case, owned by such Loan Party, free and clear of any Lien (other than Permitted Liens); or (b) make any structural alteration to an Unencumbered Property or any other alteration thereto which impairs the value thereof. 9.07 Maintenance of Insurance. Borrower shall, and shall cause each other member of the Consolidated Group to: (a) Maintain with financially sound and reputable insurance companies not Affiliates of Borrower or any member of the Consolidated Group, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by such Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect. (b) Pay all premiums on policies required pursuant to this Section 9.07 as they become due and payable and, upon Administrative Agent’s request, promptly deliver to Administrative Agent evidence satisfactory to Administrative Agent of the timely payment thereof, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect; provided that so long as neither an Event of Default nor a Material Adverse Effect has occurred and is continuing, Administrative Agent shall not request evidence of payment of premiums on insurance policies more frequently than once in a calendar year pursuant to the terms of this Section 9.07(b). 9.08 Compliance with Laws. Borrower shall, and shall cause each other member of the Consolidated Group to, comply in all material respects with the requirements of all Laws (including Environmental Laws) and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect. 9.09 Books and Records. Borrower and each other Loan Party shall, and shall cause each other member of the Consolidated Group to, maintain: (a) proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of Borrower or such member of the Consolidated Group, as the case may be; and (b) such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over Borrower or such Subsidiary, as the case may be. 9.10 Inspection Rights. Borrower and each other Loan Party shall, and shall cause each other Loan Party to, permit representatives and independent contractors of Administrative Agent to visit and inspect and photograph any of its properties (including any Unencumbered Property), to examine its corporate, financial and operating records, and all recorded data of any kind or nature, regardless of the medium of recording including all software, writings, plans, specifications and schematics, and make

4878-8406-1896 v.16 96 copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to Borrower or such other Loan Party, as applicable; provided, however, that (i) when no Event of Default exists and is continuing, Administrative Agent shall be restricted to one property visit to any Unencumbered Property in any consecutive 12 month period, (ii) Administrative Agent shall take commercially reasonable steps to minimize any intrusion and interference with the operations or business of any tenant at any Unencumbered Property Administrative Agent is visiting, and (iii) when an Event of Default exists Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of Borrower at any time during normal business hours and without advance notice. 9.11 Use of Proceeds. Borrower shall use the proceeds of the Credit Extensions for general corporate purposes not in contravention of any Law or of any Loan Document. 9.12 Loan Documents and Organization Documents. Borrower and each other Loan Party shall, and shall cause each other Loan Party to, comply with all covenants and requirements set forth in (a) the Loan Documents and (b) the Organization Documents of Borrower or the applicable Loan Party. 9.13 Environmental Matters. Borrower shall, and shall cause each other Loan Party to: (a) Keep the Unencumbered Properties free of Hazardous Material to the extent such action could reasonably be expected to cause a Material Property Event; (b) Promptly deliver to Administrative Agent a copy of each report pertaining to any Unencumbered Property or to any Loan Party prepared by or on behalf of such Loan Party pursuant to any Environmental Law; and (c) Immediately advise Administrative Agent in writing of any Environmental Claim, any Environmental Liability, or of the discovery of any Release or threatened Release of Hazardous Material on any Unencumbered Property, as soon as any Loan Party first obtains knowledge thereof, including a full description of the nature and extent of the Environmental Claim, Environmental Liability, and/or Hazardous Material and all relevant circumstances. 9.14 Acceptable Ground Leases. Borrower and each other Loan Party shall, and shall cause each other member of the Consolidated Group to: (a) pay or cause to be paid all rents, additional rents, and other sums required to be paid by the applicable member of the Consolidated Group, as tenant under and pursuant to the provisions of each Acceptable Ground Lease; (b) diligently perform and observe all of the terms, covenants, and conditions of each Acceptable Ground Lease as tenant under such Acceptable Ground Lease; and (c) promptly notify Administrative Agent of (i) the giving to any member of the Consolidated Group of any notice of any default by such member of the Consolidated Group under any Acceptable Ground Lease and deliver to Administrative Agent a true copy of each such notice, and (ii) any bankruptcy, reorganization, or insolvency of the landlord under any Acceptable Ground Lease or of any notice thereof, and deliver to Administrative Agent a true copy of such notice.

4878-8406-1896 v.16 97 9.15 Additional Subsidiary; Covenant to Guarantee and Secure Obligations. (a) Borrower shall notify Administrative Agent at the time that any Person becomes a Subsidiary of Borrower and shall promptly deliver an updated Schedule 8.13 to this Credit Agreement. (b) With respect to any Property acquired by any Subsidiary after the Closing Date, then prior to the date that such Property may be designated as an Unencumbered Property hereunder, the Loan Parties shall cause: (i) such Subsidiary, and each other Subsidiary that directly or indirectly owns Equity Interests in such Subsidiary, to execute and deliver a Joinder Agreement pursuant to which each such Subsidiary agrees to become a Guarantor hereunder and cause the delivery of the applicable items described in Section 7.01(a) with respect to each such additional Guarantor (including without limitation, certificates and legal opinions in form and substance satisfactory to Administrative Agent relating to each such Guarantor); and (ii) each member of the Consolidated Group that directly or indirectly owns an Equity Interest in the Property Owner referred to in subclause (i) above to execute a Pledge Agreement and deliver to Administrative Agent any stock or membership certificates representing such Equity Interests (together with a properly completed and signed stock power or endorsement) and cause the delivery of the applicable items described in Section 7.01(a) with respect to each such Pledgor including without limitation, certificates and legal opinions in form and substance satisfactory to Administrative Agent relating to the pledge by such Pledgor. (c) Notwithstanding anything to the contrary in this Section 9.15, no owner of any Exchange Property that is part of an Exchange Program shall be required to become a Subsidiary Guarantor hereunder, so long as the applicable Exchange Depositor is a Subsidiary Guarantor 9.16 REIT Status. If any Loan Party becomes a REIT as permitted hereunder, the applicable Loan Parties will use their best efforts to cause such REIT to operate its business so as to satisfy all requirements necessary to qualify as a REIT, and will not intentionally take any action that will cause such Person to fail to so qualify. The applicable Loan Parties will cause such Person to maintain adequate records so as to comply with all record-keeping requirements relating to such Person’s qualification as a REIT as required by the Code and applicable regulations of the Department of Treasury promulgated thereunder and to properly prepare and timely file with the IRS all returns and reports required thereby to qualify as a REIT each year. 9.17 Further Assurances. Each Borrower and any other Loan Party shall, promptly upon request by Administrative Agent, or any Lender through Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as Administrative Agent, or any Lender through Administrative Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) to the fullest extent permitted by Applicable Law, subject any Loan Party’s or any of its Subsidiaries’ properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Security Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Security Documents and any of the Liens intended to be created thereunder and (iv) assure, convey, grant, assign,

4878-8406-1896 v.16 98 transfer, preserve, protect and confirm more effectively unto Administrative Agent or any Lender the rights granted or now or hereafter intended to be granted to Administrative Agent or any Lender under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so. 9.18 Lien Searches. Promptly following receipt of the acknowledgment copy of any financing statements filed under the UCC in any jurisdiction by or on behalf of Administrative Agent, Borrower shall deliver to Administrative Agent completed requests for information listing such financing statement and all other effective financing statements filed in such jurisdiction that name any Loan Party as debtor, together with copies of such other financing statements. 9.19 Material Contracts. Borrower and each other Loan Party shall, and shall cause each other member of the Consolidated Group to, (a) perform and observe all the terms and provisions of each Material Contract to be performed or observed by it, (b) maintain each such Material Contract in full force and effect, (c) enforce each such Material Contract in accordance with its terms, and (d) upon the reasonable request of Administrative Agent, make to each other party to each such Material Contract such demands and requests for information and reports or for action as any Loan Party or any of its Subsidiaries is entitled to make under such Material Contract, and cause each of its Subsidiaries to do so, except in the case of either the foregoing clause (a) or clause (c), whether the failure to take any such action could not reasonably be expected to result in a Material Adverse Effect or in a Material Property Event. 9.20 Anti-Corruption Laws; Sanctions. Borrower and each other Loan Party shall, and shall cause each other member of the Consolidated Group to, conduct its businesses in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other applicable anti-corruption legislation in other jurisdictions and with all applicable Sanctions, and maintain policies and procedures designed to promote and achieve compliance with such laws and Sanctions. 9.21 Compliance with Organization Documents. Each Loan Party will at all times comply in all material respects with its Organization Documents and the Subscription Agreement. 9.22 Payoff of Subscription Line. On or prior to February 5, 2021, Borrower shall provide evidence to Administrative Agent, in form and substance reasonably acceptable to Administrative Agent, of the payment in full of any indebtedness or other obligations (other than any contingent indemnification obligations for which no claim has been made) under that certain Revolving Credit Agreement dated as of September 23, 2020 by and among Borrower, Parent Guarantor, the lenders party thereto, and Bank of America, as administrative agent thereunder (the “Existing Credit Agreement”), together with a termination of all commitments thereunder, and Borrower shall cause the administrative agent thereunder to release any Liens granted by Borrower or Parent Guarantor thereunder in connection with such payment in full and termination of all commitments thereunder. Article X. Negative Covenants So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding: 10.01 Liens. Borrower and each other Loan Party shall not, and shall not permit any other member of the Consolidated Group to, directly or indirectly create, incur, assume or suffer to exist any

4878-8406-1896 v.16 99 Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following: (a) Liens pursuant to any Loan Document; (b) Liens for taxes, assessments and other governmental charges not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP; (c) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or (i) which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person, or (ii) for which the applicable member of the Consolidated Group is insured against such Liens by title insurance, bonds, or other similar arrangements satisfactory to Administrative Agent; (d) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA; (e) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (f) except to the extent otherwise expressly consented to by Administrative Agent at the time any Property is designated as an Unencumbered Property, easements, rights-of-way, restrictions, restrictive covenants, encroachments, protrusions, and other similar encumbrances affecting such Property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of such Property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person; (g) Liens of any member of the Consolidated Group (other than a Guarantor) that is engaged in construction projects for the purpose of securing surety bonds, performance bonds, or similar instruments (other than Indebtedness); (h) Liens securing judgments for the payment of money not constituting an Event of Default under Section 11.01(h); (i) Liens on Properties (other than Unencumbered Properties) securing Indebtedness permitted under Section 10.03(d); provided that such Liens do not at any time encumber any Property or assets other than the Property financed by such Indebtedness; and (j) Liens pursuant to the Existing Credit Agreement; provided that, the Liens described in clauses (b) through (i) above may not attach to the Capital Commitment Collateral.

4878-8406-1896 v.16 100 10.02 Investments. Borrower and each other Loan Party shall not, and shall not permit any other member of the Consolidated Group to, make any Investments, except: (a) Investments in income producing Properties and assets incidental thereto; and (b) Investments otherwise permitted under the Organization Documents of the applicable Person. 10.03 Indebtedness. Borrower and each other Loan Party shall not, and shall not permit any other member of the Consolidated Group to, create, incur, assume, or suffer to exist any Indebtedness, except: (a) Indebtedness under the Loan Documents; (b) Guarantees of Borrower of any Subsidiary in respect of Indebtedness otherwise permitted hereunder of any member of the Consolidated Group; (c) obligations (contingent or otherwise) of any member of the Consolidated Group existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view;” and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party; (d) Non-Recourse Debt; and (e) Indebtedness under the Existing Credit Agreement. 10.04 Fundamental Changes. (a) Borrower and each other Loan Party shall not merge, dissolve, liquidate, consolidate with or into another Person, to or in favor of any Person (including, in each case, pursuant to a Delaware LLC Division), except that, so long as no Default exists or would result therefrom, any Subsidiary may merge with (i) Borrower, provided that Borrower shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries, provided that when any Guarantor is merging with another Subsidiary, the Guarantor shall be the continuing or surviving Person. (b) Borrower and each other Loan Party shall not change its jurisdiction of formation without the prior written consent of Administrative Agent, not to be unreasonably withheld or delayed. No Loan Party shall change its name, chief executive office and/or principal place of business without (i) providing at least 30 days’ notice thereof to Administrative Agent, and (ii) during such period, performing all such acts and executing all such documents as Administrative Agent may reasonably request in order to perfect and maintain the Lenders’ first priority, perfected and exclusive Lien on the Collateral, subject only to Permitted Liens, and otherwise to preserve and protect the rights of the Lenders in respect of such first priority, perfected and exclusive Lien, subject only to Permitted Liens.

4878-8406-1896 v.16 101 10.05 Dispositions. Borrower and each other Loan Party shall not make any Disposition or enter into any agreement to make any Disposition, except: (a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business; (b) Dispositions of inventory in the ordinary course of business; (c) Dispositions of equipment (other than Unencumbered Properties) to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property; or (d) Dispositions of Properties so long as no Default exists or would result therefrom; provided that if any Disposition is of an Unencumbered Property, then Borrower shall have complied with Section 5.03(c). 10.06 Restricted Payments. Borrower and each other Loan Party shall not, and shall not permit any other member of the Consolidated Group to, declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that, other than with respect to a Restricted Payment made pursuant to Section 10.06(e) below, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom: (a) each Subsidiary may make Restricted Payments to Borrower and any other Person that owns an Equity Interest in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made; (b) each member of the Consolidated Group may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person; (c) each member of the Consolidated Group may purchase, redeem or otherwise acquire Equity Interests issued by it with the proceeds received from the substantially concurrent issue of new shares of its common stock or other common Equity Interests; (d) each member of the Consolidated Group that is a partnership or disregarded entity for U.S. federal income tax purposes may declare and pay tax distributions to its members in an amount equal to the federal and state taxable income of such members or their shareholders, partners or members, as applicable, with respect to the taxable income of such member of the Consolidated Group, as calculated in accordance with the Code and the applicable federal and state income tax regulations (taking into account the net cumulative losses after the date hereof that are available to offset such income), multiplied by the highest marginal tax rate applicable to such respective federal and state taxable income (taking into account the character of the income in question and the deductibility of state taxes against federal income tax); and (e) Any Loan Party that is a REIT or in which a REIT holds an interest may make Restricted Payments only at such times and in such amounts to the extent necessary under Applicable Law in order to maintain its REIT status;

4878-8406-1896 v.16 102 provided, however, that (i) during the occurrence and continuation of an Event of Default, Restricted Payments shall only be permitted up to the minimum amount needed to maintain any REIT’s status as a REIT for federal and state income tax purposes and (ii) notwithstanding the preceding clause (i), no Restricted Payments or other dividends and distributions will be permitted following acceleration of the Obligations or during the existence of an Event of Default under Section 11.01(f). 10.07 Change in Nature of Business. Borrower and each other Loan Party shall not, and shall not permit any other member of the Consolidated Group to, engage in any material line of business substantially different from those lines of business conducted by the Consolidated Group on the date hereof or any business substantially related or incidental thereto. 10.08 Transactions with Affiliates. Borrower and each other Loan Party shall not, and shall not permit any other member of the Consolidated Group to, enter into any transaction of any kind with any Affiliate of a member of the Consolidated Group, whether or not in the ordinary course of business, other than (a) on fair and reasonable terms substantially as favorable to such member of the Consolidated Group as would be obtainable by such member of the Consolidated Group at the time in a comparable arm’s length transaction with a Person other than an Affiliate and (b) Investments and Restricted Payments expressly permitted under this Credit Agreement. 10.09 Burdensome Agreements. Borrower and each other Loan Party shall not, and shall not permit any other member of the Consolidated Group to, enter into or permit to exist any Contractual Obligation (other than the Loan Documents) that (a) constitutes a Negative Pledge with respect to any Unencumbered Property or the Equity Interests in any member of the Consolidated Group (other than Borrower) that owns an Unencumbered Property, or (b) limits the ability of any member of the Consolidated Group to transfer ownership of any Unencumbered Property or the Equity Interests in any member of the Consolidated Group (other than Borrower) that owns an Unencumbered Property. 10.10 Use of Proceeds. Borrower and each other Loan Party shall not use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, (a) to purchase or carry margin stock (within the meaning of Regulation U) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose or (b) to fund the portion of the purchase price of any Property that is not being funded by the proceeds of Indebtedness secured, directly or indirectly, by such Property. 10.11 Acceptable Ground Leases. Borrower and each other Loan Party shall not, and shall not permit any other member of the Consolidated Group to: (a) without the prior written consent of Administrative Agent, surrender the leasehold estate created by any Acceptable Ground Lease or terminate or cancel any Acceptable Ground Lease or modify, change, supplement, alter, or amend any Acceptable Ground Lease, either orally or in writing; or (b) without the prior written consent of Administrative Agent, sublet any portion of any Unencumbered Property held pursuant to an Acceptable Ground Lease. 10.12 Amendments of Organization Documents. Borrower and each other Loan Party shall not, and shall not permit any other member of the Consolidated Group to, (a) amend any of its Organization Documents in any manner that would adversely affect any Loan Party’s ability to pay its Obligations hereunder or materially and adversely impairs any rights or remedies of Administrative Agent or any Lender under the Loan Documents or Applicable Laws; provided that the foregoing shall not

4878-8406-1896 v.16 103 prohibit the issuance of shares in Borrower or such other Loan Party to the extent necessary to allow Borrower or such Loan Party to qualify as a REIT, if applicable or (b) amend the Subscription Agreement without prior written consent of Administrative Agent, in its sole discretion. 10.13 Accounting Changes. Borrower and each other Loan Party shall not, and shall not permit any other member of the Consolidated Group to, make any change in (a) accounting policies or reporting practices, except as required by or otherwise in accordance with GAAP, or (b) fiscal year. 10.14 Prepayments, Etc. of Indebtedness. No Loan Party shall, and no Loan Party shall permit any other Loan Party to, prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness other than the Obligations in accordance with the terms hereof. 10.15 Sanctions. Borrower and each other Loan Party shall not, and shall not permit any other member of the Consolidated Group to, directly or indirectly, use the proceeds of any Credit Extension or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is Subject to Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction contemplated by this Credit Agreement, whether as Lender, Arranger, Administrative Agent, L/C Issuer or otherwise) of Sanctions. 10.16 Anti-Corruption Laws. Borrower and each other Loan Party shall not, and shall not permit any other member of the Consolidated Group to, directly or indirectly use the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other anti-corruption legislation in other jurisdictions. 10.17 Financial Covenants. Borrower shall not: (a) Maximum Leverage Ratio. Permit the Total Indebtedness of the Consolidated Group to exceed 60% of Total Asset Value as of the last day of any fiscal quarter. (b) Maximum Secured Leverage Ratio. Permit the Total Secured Indebtedness of the Consolidated Group to exceed 50% of Total Asset Value as of the last day of any fiscal quarter. (c) Minimum Fixed Charge Coverage Ratio. Permit the ratio of (i) Adjusted EBITDA of the Consolidated Group to (ii) Fixed Charges, as of the last day of any fiscal quarter of Borrower, to be less than 1.50 to 1.00. (d) Minimum Tangible Net Worth. Permit the Tangible Net Worth at any time to be less than the sum of (i) $419,259,850 plus (ii) an amount equal to 70% of net equity proceeds received by the Consolidated Group after June 30, 2023 less the aggregate amount of payments made with respect to any redemption, retirement, surrender, defeasance, repurchase, purchase or acquisition for value on account of any Equity Interests of Borrower issued after June 30, 2023. (e) Recourse Debt. Permit any Recourse Debt (excluding the Obligations hereunder) of Borrower or any member of the Consolidated Group, unless approved by Administrative Agent in its sole discretion.

4878-8406-1896 v.16 104 For the avoidance of doubt, Parent Guarantor and Borrower shall provide a calculation of each of the above financial covenants, other than Minimum Tangible Net Worth, on a quarterly basis as required by Section 9.02(a), notwithstanding the required compliance periods described above. 10.18 Unencumbered Property Covenants. At any time on or after the Release Date without the prior written consent of Administrative Agent in its sole discretion, neither Borrower nor any member of the Consolidated Group shall: (a) Unencumbered Asset Value. Permit the Unencumbered Asset Value for all Unencumbered Properties to be less than $200,000,000. (b) Minimum Unencumbered Properties. Permit there to be fewer than five Unencumbered Properties at any time. 10.19 ERISA Compliance. Borrower and each other Loan Party shall not take any action (or omit to take any action) that would cause its underlying assets to constitute Plan Assets. 10.20 Environmental Matters. Borrower and each other Loan Party shall not, and shall not permit any other member of the Consolidated Group to, (a) cause, commit, permit, or allow to continue (i) any violation of any Environmental Law which could reasonably be expected to have a Material Adverse Effect, or (ii) the attachment of any environmental Liens on any Property (other than Liens being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP); or (b) place, install, dispose of, or release, or cause, permit, or allow the placing, installation, disposal, spilling, leaking, dumping, or release of, any Hazardous Material on any Property (other than routine office, cleaning, janitorial and other materials and supplies necessary to operate, maintain, repair, improve and lease such Property, in each case in commercially reasonable quantities and used and stored in compliance with all Environmental Laws) or storage tank (or similar vessel) on any Property, in each case which could reasonably be expected to have a Material Adverse Effect. 10.21 IRI Commitment. No Loan Party shall, without the prior written consent of Administrative Agent and Lenders in their sole discretion: (a) effect or permit a Capital Event with respect to the IRI Commitment; (b) issue any Capital Call other than to IRI as provided in Section 6.02(a); or (c) prior to the Release Date, permit any transfer, assignment, conveyance, exchange, pledge, sale of, set off, or other disposition of all or any portion of IRI’s Unfunded Commitment to Parent Guarantor or its Equity Interest in Parent Guarantor. Article XI. Events of Default and Remedies 11.01 Events of Default. Any of the following shall constitute an Event of Default (each, an “Event of Default”): (a) Non-Payment. Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or (ii) within three days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or (b) Specific Covenants. Any member of the Consolidated Group fails to perform or observe any term, covenant or agreement contained in any of Section 9.01, 9.02, 9.03, 9.05, 9.07,

4878-8406-1896 v.16 105 9.10, 9.11, 9.13, 9.14, 9.22 or Article X, or any Guarantor fails to perform or observe any term, covenant, or agreement contained herein; or (c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document, on its part to be performed or observed and such failure continues for 30 days; or (d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading when made or deemed made; or (e) Cross-Default. (i) Any member of the Consolidated Group (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having a principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of (1) with respect to Recourse Debt, $10,000,000 individually or in the aggregate or (2) with respect to Indebtedness other than Recourse Debt, $25,000,000 individually or in the aggregate, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an “Early Termination Date” (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which any member of the Consolidated Group is the “Defaulting Party” (as defined in such Swap Contract) or (B) any “Termination Event” (as defined in such Swap Contract) under such Swap Contract as to which any member of the Consolidated Group is an “Affected Party” (as defined in such Swap Contract) and, in either event, the Swap Termination Value owed by such member of the Consolidated Group as a result thereof is greater than $25,000,000; or (f) Insolvency Proceedings, Etc. Any member of the Consolidated Group (other than a Non-Recourse Subsidiary) or at all times the Subscription Agreement remains in full force and effect, IRI, institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

4878-8406-1896 v.16 106 (g) Inability to Pay Debts; Attachment. Any member of the Consolidated Group (other than a Non-Recourse Subsidiary) or, at all times the Subscription Agreement remains in full force and effect, IRI, (i) becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or (h) Judgments. There is entered against any member of the Consolidated Group (other than a Non-Recourse Subsidiary) (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments or orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or (i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any member of the Consolidated Group to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any member of the Consolidated Group in an aggregate amount in excess of the Threshold Amount; or (j) Invalidity of Loan Documents. Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect (other than Loan Documents validly released pursuant to Section 6.05); or any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any provision of Loan Document; or (k) Change of Control. There occurs any Change of Control; or (l) REIT Status. To the extent that Parent Guarantor has qualified as a REIT, Parent Guarantor shall fail thereafter to maintain its qualification as a REIT once it has so qualified for a period in excess of 30 days; or (m) Security Documents. Any Security Document after delivery thereof pursuant to Section 6.01 or any Pledge Agreement executed after the Closing Date shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected Lien, subject only in priority to the Liens under the Existing Credit Agreement (and subject to Permitted Liens) on the Collateral purported to be covered thereby; or (n) Subscription Agreement. At all times when the Subscription Agreement remains in full force and effect, (i) IRI shall repudiate, challenge, or declare unenforceable its obligation to make Capital Contributions to Parent Guarantor under the Subscription Agreement; (ii) IRI’s payment obligations to make Capital Contributions to Parent Guarantor shall be or

4878-8406-1896 v.16 107 become unenforceable; or (iii) IRI fails to make a Capital Contribution to Parent Guarantor in response to a Capital Call within five Business Days of when due. 11.02 Remedies Upon Event of Default. If any Event of Default occurs and is continuing, Administrative Agent shall, at the request of, or may, with the consent of, Required Lenders, take any or all of the following actions: (a) declare the commitment of each Lender to make Loans and any obligation of L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated; (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Borrower; (c) require that Borrower Cash Collateralize the L/C Obligations (in an amount equal to the Minimum Collateral Amount with respect thereto); and (d) exercise on behalf of itself, the Lenders and L/C Issuer all rights and remedies available to it, the Lenders and L/C Issuer under the Loan Documents (including, prior to the ReleaseCollateral Termination Date, any right, privilege or power set forth in Section 6.02, including, without limitation, the initiation of a Capital Call upon IRI for the IRI Commitment); provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of Administrative Agent or any Lender. 11.03 Application of Funds. After the exercise of remedies provided for in Section 11.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 11.02), any amounts received on account of the Obligations shall, subject to the provisions of Section 2.15, be applied by Administrative Agent in the following order: First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to Administrative Agent and amounts payable under Article III) payable to Administrative Agent in its capacity as such; Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and L/C Issuer and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them; Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations, ratably

4878-8406-1896 v.16 108 among the Lenders and L/C Issuer in proportion to the respective amounts described in this clause Third payable to them; Fourth, to payment of that portion of the Obligations constituting (i) unpaid principal of the Loans and L/C Borrowings and (ii) breakage, termination or other payments due under any Swap Contract (that relates solely to the Obligations) between any Loan Party and Administrative Agent, any Lender or any Affiliate of Administrative Agent or a Lender, ratably among the Lenders, the applicable Affiliates (with respect to clause (ii)) and L/C Issuer in proportion to the respective amounts described in this clause Fourth held by them; Fifth, to Administrative Agent for the account of L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by Borrower pursuant to Sections 2.03 and 2.15; and Last, the balance, if any, after all of the Obligations (other than contingent indemnification obligations for which no claim in writing has been made) have been indefeasibly paid in full, to Borrower or as otherwise required by Law. Subject to Sections 2.03(f) and 2.15(d), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above. 11.04 Performance by Administrative Agent. Should any Loan Party fail to perform any covenant, duty, or agreement contained herein or in any of the other Loan Documents, and such failure continues beyond any applicable cure period, Administrative Agent may, but shall not be obligated to, perform or attempt to perform such covenant, duty, or agreement on behalf of such Loan Party. In such event, each Loan Party shall, at the request of Administrative Agent promptly pay any amount expended by Administrative Agent in such performance or attempted performance to Administrative Agent at Administrative Agent’s Office, together with interest thereon at the Default Rate from the date of such expenditure until paid. Notwithstanding the foregoing, it is expressly understood that neither Administrative Agent nor any other Secured Party assumes any liability or responsibility for the performance of any duties of any Loan Party, or any related Person hereunder or under any of the other Loan Documents or other control over the management and affairs of any Loan Party, or any related Person, nor by any such action shall Administrative Agent or any other Secured Party be deemed to create a partnership arrangement with any Loan Party or any related Person. Article XII. Administrative Agent 12.01 Appointment and Authority. Each of the Lenders and L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as Administrative Agent hereunder and under the other Loan Documents and authorizes Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of Administrative Agent, the Lenders and L/C Issuer, and neither Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead such term is used as a matter of

4878-8406-1896 v.16 109 market custom, and is intended to create or reflect only an administrative relationship between contracting parties. 12.02 Rights as a Lender. The Person serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Borrower or any Subsidiary thereof or other Affiliate thereof as if such Person were not Administrative Agent hereunder and without any duty to account therefor to the Lenders. 12.03 Exculpatory Provisions. Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, Administrative Agent: (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing; (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that Administrative Agent is required to exercise as directed in writing by Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 13.01 and 11.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by a final and nonappealable judgment. Administrative Agent shall not be deemed to have knowledge of any Default, except with respect to those Defaults specified in Section 11.01(a), unless and until notice describing such Default is given in writing to Administrative Agent by Borrower, a Lender or L/C Issuer. Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Credit Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Credit Agreement, any other

4878-8406-1896 v.16 110 Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article VII or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to Administrative Agent. 12.04 Reliance by Administrative Agent. Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or L/C Issuer, Administrative Agent may presume that such condition is satisfactory to such Lender or L/C Issuer unless Administrative Agent shall have received notice to the contrary from such Lender or L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. Administrative Agent may consult with legal counsel (who may be counsel for Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. 12.05 Delegation of Duties. Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by Administrative Agent. Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facility provided for herein as well as activities as Administrative Agent. Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents. 12.06 Resignation of Administrative Agent. (a) Administrative Agent may at any time give notice of its resignation to the Lenders, L/C Issuer and Borrower. Upon receipt of any such notice of resignation, Required Lenders shall have the right, in consultation with Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date. (b) If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, Required Lenders may, to the extent permitted by Applicable Law, by notice in writing to Borrower and such Person remove such Person as Administrative Agent and, in consultation with Borrower, appoint a successor. If no such successor shall have been so appointed by Required Lenders and shall have accepted such appointment within 30 days

4878-8406-1896 v.16 111 (or such earlier day as shall be agreed by Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date. (c) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed); and (ii) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through Administrative Agent shall instead be made by or to each Lender and L/C Issuer directly, until such time, if any, as Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(i) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 12.06). The fees payable by Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article XII and Section 13.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (x) while the retiring or removed Administrative Agent was acting as Administrative Agent; and (y) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including (A) acting as collateral agent or otherwise holding any collateral security on behalf of any of any of the Secured Parties, and (B) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent. (d) Any resignation by Bank of America as Administrative Agent pursuant to this Section 12.06 shall also constitute its resignation as L/C Issuer effective upon the appointment of a successor L/C Issuer. If Bank of America resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c). Upon the appointment by Borrower of a successor L/C Issuer hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender); provided, however, that no failure by Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, (ii) the retiring L/C Issuer shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

4878-8406-1896 v.16 112 12.07 Non-Reliance on Administrative Agent and Other Lenders. Each Lender and L/C Issuer acknowledges that it has, independently and without reliance upon Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement. Each Lender and L/C Issuer also acknowledges that it will, independently and without reliance upon Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Credit Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. 12.08 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Bookrunners, Arrangers or Syndication Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Credit Agreement or any of the other Loan Documents, except in its capacity, as applicable, as Administrative Agent, a Lender or L/C Issuer hereunder. 12.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise: (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, L/C Issuer and Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, L/C Issuer and Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, L/C Issuer and Administrative Agent under Sections 2.03(i) and (j), 2.08 and 13.04) allowed in such judicial proceeding; and (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and L/C Issuer to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to the Lenders and L/C Issuer, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its agents and counsel, and any other amounts due Administrative Agent under Sections 2.08 and 13.04. Nothing contained herein shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or L/C Issuer to authorize Administrative Agent to vote in respect of the claim of any Lender or L/C Issuer in any such proceeding.

4878-8406-1896 v.16 113 12.10 Collateral and Guaranty Matters. The Lenders and L/C Issuer irrevocably authorize Administrative Agent, at its option and in its discretion: (a) to transfer or release any Lien on any Collateral (i) upon termination of the Commitments and payment and satisfaction in full of all Obligations (other than contingent indemnification obligations for which no claim has been made) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to Administrative Agent and the L/C Issuer shall have been made), (ii) in accordance with Sections 5.03(e) or 6.05 hereof, or (iii) subject to Section 13.01, if approved, authorized or ratified in writing by Required Lenders; and (b) to release any Subsidiary Guarantor from its obligations under its Credit Facility Guaranty if such Person ceases to be required to be a Guarantor pursuant to Section 5.03(e). Upon request by Administrative Agent at any time, Required Lenders will confirm in writing Administrative Agent’s authority to release its interest in particular types or items of property, or to release any Subsidiary Guarantor from its obligations under the Credit Facility Guaranty executed by such Subsidiary Guarantor pursuant to this Section 12.10. Administrative Agent will, at Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such Subsidiary Guarantor from its obligations under the Credit Facility Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 12.10. 12.11 Administrative Agent Advances. (a) Administrative Agent is hereby authorized by each Loan Party, and by Lenders, from time to time, in Administrative Agent’s sole discretion, to make advances under this Credit Agreement, or otherwise expend funds, on behalf of Lenders (“Administrative Agent Advances”), (i) to pay any costs, fees, and expenses as described in Section 13.04(a), and (ii) when Administrative Agent deems necessary or desirable to preserve or protect the Collateral or any portion thereof (including with respect to property taxes, insurance premiums, and any costs, fees, or expenses in connection with the operation, management, improvements, maintenance, repair, sale, or disposition of any Unencumbered Property) (A) after the occurrence of a Default, or (B) subject to Section 12.10, after acquisition of all or a portion of the Collateral by foreclosure or otherwise. (b) Administrative Agent Advances shall constitute obligatory advances of Lenders under this Credit Agreement, shall be repayable by Borrower on demand, secured by the Collateral, and shall bear interest as provided for herein. Administrative Agent shall notify each Lender in writing of each Administrative Agent Advance. Upon receipt of notice from Administrative Agent of its making of an Administrative Agent Advance, each Lender shall make the amount of such Lender’s Applicable Percentage of the outstanding principal amount of such Administrative Agent Advance available to Administrative Agent, in same day funds, to such account of Administrative Agent as Administrative Agent may designate, (i) on or before 2:00 p.m. on the day Administrative Agent provides Lenders with notice of the making of such Administrative Agent Advance if Administrative Agent provides such notice on or before 1:00 p.m., or (ii) on or before 1:00 p.m. on the Business Day immediately following the day Administrative Agent provides Lenders with notice of the making of such advance if Administrative Agent provides notice after 1:00 p.m.

4878-8406-1896 v.16 114 12.12 Certain ERISA Matters. (a) Each Lender and L/C Issuer (x) represents and warrants, as of the date such Person became a party hereto, to, and (y) covenants, from the date such Person became a party hereto to the date such Person ceases being a party hereto, for the benefit of, Administrative Agent and not, for the avoidance of doubt, to or for the benefit of Borrower or any other Loan Party, that at least one of the following is and will be true: (i) such Person is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Person’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Credit Agreement, or (ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Person’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Credit Agreement. (b) In addition, unless subclause (i) in the immediately preceding clause (a) is true with respect to a Lender or L/C Issuer, such Lender or L/C Issuer further (x) represents and warrants, as of the date such Person became a party hereto, to, and (y) covenants, from the date such Person became a party hereto to the date such Person ceases being a party hereto, for the benefit of, Administrative Agent and not, for the avoidance of doubt, to or for the benefit of Borrower or any other Loan Party, that Administrative Agent is not a fiduciary with respect to the assets of such Person involved in such Person’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Credit Agreement (including in connection with the reservation or exercise of any rights by Administrative Agent under this Credit Agreement, any Loan Document or any documents related hereto or thereto). 12.13 Recovery of Erroneous . Without limitation of any other provision in this Credit Agreement, if at any time Administrative Agent makes a payment hereunder in error to any Lender or L/C Issuer (the “Credit Party”), whether or not in respect of an Obligation due and owing by Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Credit Party receiving a Rescindable Amount severally agrees to repay to Administrative Agent forthwith on demand the Rescindable Amount received by such Credit Party in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation. Each Credit Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. Administrative Agent shall inform each Credit Party promptly upon determining that any payment made to such Credit Party comprised, in whole or in part, a Rescindable Amount.

4878-8406-1896 v.16 115 Article XIII. Miscellaneous 13.01 Amendments, Etc. No amendment or waiver of any provision of this Credit Agreement or any other Loan Document, and no consent to any departure by Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by Required Lenders and Borrower or the applicable Loan Party, as the case may be, and acknowledged by Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall: (a) waive any condition set forth in Section 7.01 (other than Section 7.01(d)) without the written consent of each Lender; (b) without limiting the generality of clause (a) above, waive any condition set forth in Section 7.02 as to any Credit Extension without the written consent of the Required Lenders; (c) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 11.02) without the written consent of such Lender; (d) postpone any date fixed by this Credit Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; (e) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or any fees or other amounts payable hereunder or under any other Loan Document, or change the manner of computation of any financial ratio (including any change in any applicable defined term) used in determining the Applicable Rate that would result in a reduction of any interest rate on any Loan or any fee payable hereunder without the written consent of each Lender directly affected thereby; provided, however, that only the consent of Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of Borrower to pay interest or Letter of Credit Fees at the Default Rate; (f) without the written consent of each Lender directly affected thereby, change (i) Sections 2.12 or 11.03 in a manner that would alter the pro rata sharing of payments required thereby or any other provision hereof in a manner that would have the effect of altering the ratable reduction of Commitments or order of application of any reduction in the Commitment or any prepayment of Loans from the application thereof set forth in the applicable provisions of Section 2.05(c), or the pro rata sharing of payments otherwise required hereunder, (ii) subordinate, or have the effect of subordinating, the Obligations hereunder to any other Indebtedness or other obligation, (iii) subordinate, or have the effect of subordinating, the Liens securing the Obligations to Liens securing any other Indebtedness or other obligation, (iv) release, or have the effect of releasing, all or substantially all of the Collateral securing the Obligations, or (v) release, or have the effect of releasing, all or substantially all of the value of the Guarantees of the Obligations; (g) change (i) any provision of this Section 13.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder (other than the definitions specified in clause (ii) of this Section 13.01),

4878-8406-1896 v.16 116 without the written consent of each Lender; or (ii) the definition of “Required Lenders” without the written consent of each Lender; (h) release all or substantially all of the value of the Credit Facility Guaranty without the written consent of each Lender, except to the extent the release of any Guarantor is permitted pursuant to Sections 12.10 (in which case such release may be made by Administrative Agent acting alone); (i) release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender, except to the extent expressly permitted pursuant to the terms of this Credit Agreement; or (j) impose any greater restriction on the ability of any Lender to assign any of its rights or obligations hereunder without the written consent of the Required Lenders; and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by L/C Issuer in addition to the Lenders required above, affect the rights or duties of L/C Issuer under this Credit Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by Administrative Agent in addition to the Lenders required above, affect the rights or duties of Administrative Agent under this Credit Agreement or any other Loan Document; and (iii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender. 13.02 Notices; Effectiveness; Electronic Communication. (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows: (i) if to Borrower, Administrative Agent or L/C Issuer, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 13.02; and (ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to Borrower).

4878-8406-1896 v.16 117 Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b). (b) Electronic Communications. Notices and other communications to the Lenders and L/C Issuer hereunder may be delivered or furnished by electronic communication (including e mail and Internet or intranet websites) pursuant to procedures approved by Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or L/C Issuer pursuant to Article II if such Lender or L/C Issuer, as applicable, has notified Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. Administrative Agent, L/C Issuer or Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefore; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient. (c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to Borrower, any Lender, L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of Borrower’s or Administrative Agent’s transmission of Borrower Materials through the Internet. (d) Change of Address, Etc. Each of Borrower, Administrative Agent and L/C Issuer may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to Borrower, Administrative Agent and L/C Issuer. In addition, each Lender agrees to notify Administrative Agent from time to time to ensure that Administrative Agent has on record

4878-8406-1896 v.16 118 (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and Applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to Borrower or its securities for purposes of United States Federal or state securities laws. (e) Reliance by Administrative Agent, L/C Issuer and Lenders. Administrative Agent, L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic Loan Notices and Letter of Credit Applications purportedly given by or on behalf of Borrower) even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. Borrower shall indemnify Administrative Agent, L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of Borrower. All telephonic notices to and other telephonic communications with Administrative Agent may be recorded by Administrative Agent, and each of the parties hereto hereby consents to such recording. 13.03 No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender, L/C Issuer or Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, Administrative Agent in accordance with Section 11.02 for the benefit of all the Lenders and L/C Issuer; provided, however, that the foregoing shall not prohibit (a) Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) L/C Issuer from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 13.08 (subject to the terms of Section 2.12), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) Required Lenders shall have the rights otherwise ascribed to Administrative Agent pursuant to Section 11.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.12, any Lender may, with the consent of Required Lenders, enforce any rights and remedies available to it and as authorized by Required Lenders.

4878-8406-1896 v.16 119 13.04 Expenses; Indemnity; Damage Waiver. (a) Costs and Expenses. Borrower shall pay (i) all reasonable out of pocket expenses actually incurred by Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for Administrative Agent), in connection with the syndication of the credit facility provided for herein, the preparation, negotiation, execution, delivery and administration of this Credit Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out of pocket expenses actually incurred by L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out of pocket expenses incurred by Administrative Agent, any Lender or L/C Issuer (including the fees, charges and disbursements of any counsel for Administrative Agent, any Lender or L/C Issuer), in connection with the enforcement or protection of its rights (A) in connection with this Credit Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit. (b) Indemnification by Borrower. Borrower shall indemnify Administrative Agent (and any sub-agent thereof), each Lender and L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), actually incurred by any Indemnitee or asserted against any Indemnitee by any Person (including Borrower or any other Loan Party) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Credit Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Credit Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by Borrower or any of its Subsidiaries, or any Environmental Claim or Environmental Liability related in any way to any member of the Consolidated Group, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any member of the Consolidated Group, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. Without limiting the provisions of Section 3.01(d), this Section 13.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

4878-8406-1896 v.16 120 (c) Reimbursement by Lenders. To the extent that Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to Administrative Agent (or any sub-agent thereof), L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to Administrative Agent (or any such sub-agent), L/C Issuer or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided further that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against Administrative Agent (or any such sub-agent) or L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for Administrative Agent (or any such sub-agent) or L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.11(d). (d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, Borrower shall not assert, and hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Credit Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Credit Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction. (e) Payments. All amounts due under this Section shall be payable not later than 10 Business Days after demand therefor. (f) Survival. The agreements in this Section 13.04 and the indemnity provisions of Section 13.02(e) shall survive the resignation of Administrative Agent, L/C Issuer, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations. 13.05 Payments Set Aside. To the extent that any payment by or on behalf of Borrower is made to Administrative Agent, L/C Issuer or any Lender, or Administrative Agent, L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Administrative Agent, L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and L/C Issuer severally agrees to pay to Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by Administrative Agent, plus interest thereon from the date of such

4878-8406-1896 v.16 121 demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Credit Agreement. 13.06 Successors and Assigns. (a) Successors and Assigns Generally. The provisions of this Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Credit Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of Administrative Agent, L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Credit Agreement. (b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Credit Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations) at the time owing to it); provided that any such assignment shall be subject to the following conditions: (i) Minimum Amounts. (A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in Section 13.06(b)(i)(B) in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and (B) in any case not described in Section 13.06(b)(i)(A), the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of Administrative Agent and, so long as no Event of Default has occurred and is continuing, Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

4878-8406-1896 v.16 122 (ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Credit Agreement with respect to the Loans or the Commitment assigned; (iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition: (A) the consent of Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to Administrative Agent within five Business Days after having received notice thereof; (B) the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of any Commitment if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and (C) the consent of L/C Issuer shall be required for any assignment. (iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. An assignment by any Lender, unless otherwise agreed by Borrower, shall be at such Lender’s expense, including the reasonable fees, charges and disbursements of counsel for Administrative Agent incurred in connection with any such assignment. The assignee, if it is not a Lender, shall deliver to Administrative Agent an Administrative Questionnaire. (v) No Assignment to Certain Persons. No such assignment shall be made (A) to Borrower or any member of the Consolidated Group, or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), (C) to a natural person; or (D) to a Competitor, unless consented to by Borrower (such consent not to be unreasonably withheld or delayed and such consent not to be required if an Event of Default exists). (vi) Borrower-Requested Assignments. Each assignment made as a result of a demand by Borrower under Section 13.12 shall be arranged by Borrower after consultation with Administrative Agent and shall be either an assignment of all of the rights and obligations of the assigning Lender under this Credit Agreement or an assignment of a portion of such rights and obligations made concurrently with another assignment or assignments that together constitute an assignment of all of the rights and obligations of the assigning Lender. (vii) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the

4878-8406-1896 v.16 123 parties to the assignment shall make such additional payments to Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of Borrower and Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to Administrative Agent, L/C Issuer or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Credit Agreement until such compliance occurs. Subject to acceptance and recording thereof by Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Credit Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Credit Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Credit Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Credit Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 13.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Credit Agreement that does not comply with this subsection shall be treated for purposes of this Credit Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section. (c) Register. Administrative Agent, acting solely for this purpose as an agent of Borrower (and such agency being solely for tax purposes), shall maintain at Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Borrower, Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice. (d) Participations. Any Lender may at any time, without the consent of, or notice to, Borrower or Administrative Agent, sell participations to any Person (other than a Competitor, a natural person, a Defaulting Lender or Borrower or any of Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this

4878-8406-1896 v.16 124 Credit Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations) owing to it); provided that (i) such Lender’s obligations under this Credit Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Borrower, Administrative Agent, the Lenders and L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Credit Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 13.04(c) without regard to the existence of any participation. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Credit Agreement and to approve any amendment, modification or waiver of any provision of this Credit Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 13.01 that affects such Participant. Subject to subsection (b) of this Section, Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Section 3.01(g) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 13.12 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at Borrower’s request and expense, to use reasonable efforts to cooperate with Borrower to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 13.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.12 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Credit Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. (e) Certain Pledges. Any Lender may at any time pledge or assign or grant a security interest in all or any portion of its rights under this Credit Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment, or grant of a security interest to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment, or grant of a security interest, shall release such Lender from any of its

4878-8406-1896 v.16 125 obligations hereunder or substitute any such pledgee or assignee or grantee for such Lender as a party hereto. (f) Resignation as L/C Issuer after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, upon 30 days’ notice to Borrower and the Lenders, resign as L/C Issuer. In the event of any such resignation as L/C Issuer, Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer hereunder; provided, however, that no failure by Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer. If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). Upon the appointment of a successor L/C Issuer, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit. 13.07 Treatment of Certain Information; Confidentiality. Each of Administrative Agent, the Lenders and L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Credit Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Credit Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.14(c) or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to Borrower and its obligations, this Credit Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating Borrower or its Subsidiaries or the credit facility provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facility provided hereunder, (h) with the consent of Borrower or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to Administrative Agent, any Lender, L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than Borrower. For purposes of this Section, “Information” means all information received from Borrower or any Subsidiary relating to Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to Administrative Agent, any Lender or L/C Issuer on a nonconfidential basis prior to disclosure by Borrower or any Subsidiary, provided that, in the case of information received from Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the

4878-8406-1896 v.16 126 same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Each of Administrative Agent, the Lenders and L/C Issuer acknowledges that (a) the Information may include material non-public information concerning Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with Applicable Law, including United States Federal and state securities Laws. For the avoidance of doubt, nothing in this Section 13.07 prohibits any individual from communicating or disclosing information regarding suspected violations of laws, rules, or regulations to a governmental, regulatory, or self-regulatory authority. 13.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, L/C Issuer or any such Affiliate to or for the credit or the account of Borrower or any other Loan Party against any and all of the obligations of Borrower or such Loan Party now or hereafter existing under this Credit Agreement or any other Loan Document to such Lender or L/C Issuer or their respective Affiliates, irrespective of whether or not such Lender, L/C Issuer or Affiliate shall have made any demand under this Credit Agreement or any other Loan Document and although such obligations of Borrower or such Loan Party may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender or L/C Issuer different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to Administrative Agent for further application in accordance with the provisions of Section 2.15 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of Administrative Agent, L/C Issuer and the Lenders, and (y) the Defaulting Lender shall provide promptly to Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, L/C Issuer or their respective Affiliates may have. Each Lender and L/C Issuer agrees to notify Borrower and Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. 13.09 Counterparts; Integration; Effectiveness. This Credit Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Credit Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to Administrative Agent or L/C Issuer, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 7.01, this Credit Agreement shall become effective when it shall have been executed by Administrative Agent and when Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Credit Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Credit Agreement. 13.10 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such

4878-8406-1896 v.16 127 representations and warranties have been or will be relied upon by Administrative Agent and each Lender, regardless of any investigation made by Administrative Agent or any Lender or on their behalf and notwithstanding that Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding. 13.11 Severability. If any provision of this Credit Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Credit Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 13.11, if and to the extent that the enforceability of any provisions in this Credit Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by Administrative Agent or L/C Issuer, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited. 13.12 Replacement of Lenders. If Borrower is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then Borrower may, at its sole expense and effort, upon notice to such Lender and Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 13.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Credit Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that: (a) Borrower shall have paid to Administrative Agent the assignment fee specified in Section 13.06(b); (b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrower (in the case of all other amounts); (c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; (d) such assignment does not conflict with Applicable Laws; and (e) in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent. A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrower to require such assignment and delegation cease to apply.

4878-8406-1896 v.16 128 13.13 Governing Law; Jurisdiction; Etc. (a) GOVERNING LAW. THIS CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. (b) SUBMISSION TO JURISDICTION. BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST ADMINISTRATIVE AGENT, ANY LENDER, L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS CREDIT AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ADMINISTRATIVE AGENT, ANY LENDER OR L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION. (c) WAIVER OF VENUE. BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT. (d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 13.02. NOTHING IN THIS CREDIT AGREEMENT WILL AFFECT THE RIGHT

4878-8406-1896 v.16 129 OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. 13.14 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. 13.15 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law (the “Maximum Rate”). If Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to Borrower. In determining whether the interest contracted for, charged, or received by Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder. 13.16 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), Borrower and each other Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i)(A) the arranging and other services regarding this Credit Agreement provided by Administrative Agent and Arranger, and the Lenders are arm’s-length commercial transactions between Borrower , each other Loan Party and their respective Affiliates, on the one hand, and Administrative Agent and Arranger, and the Lenders, on the other hand, (B) each of Borrower and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) Borrower and each other Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii)(A) Administrative Agent and Arranger and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Borrower, any other Loan Party or any of their respective Affiliates, or any other Person and (B) neither Administrative Agent, Arranger nor any Lender has any obligation to Borrower, any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) Administrative Agent, Arranger and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Borrower, the other Loan Parties and their respective Affiliates, and neither Administrative Agent, Arranger nor any Lender has any obligation to disclose any of such interests to Borrower, any other Loan Party or any of their respective Affiliates. To the fullest extent permitted by law, each of Borrower and the other Loan Parties hereby waives and releases any claims that it may have against Administrative Agent and Arranger or any Lender with respect to any

4878-8406-1896 v.16 130 breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby. 13.17 Electronic Execution of Assignments and Certain Other Documents. (a) The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Credit Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, Loan Notices, waivers or consents) are deemed to include Electronic Signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by Administrative Agent, and any other Electronic Record. (b) This Credit Agreement and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Credit Agreement (each a “Communication”), including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Loan Parties agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on each such Loan Party to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered or a paper-based recordkeeping system was used, as the case may be. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by Administrative Agent and each of the Secured Parties of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. Administrative Agent and each of the Secured Parties may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of the such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by Administrative Agent pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent Administrative Agent has agreed to accept such Electronic Signature, Administrative Agent and each of the Secured Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party without further verification and (ii) upon the request of Administrative Agent or any other Secured Party, any Electronic Signature shall be promptly followed by such manually executed counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time. 13.18 USA PATRIOT Act. Each Lender that is subject to the Act (as hereinafter defined) and Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”), it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of the Loan Parties and other information

4878-8406-1896 v.16 131 that will allow such Lender or Administrative Agent, as applicable, to identify the Loan Parties in accordance with the Act. Borrower and each Loan Party shall, promptly following a request by Administrative Agent or any Lender, provide all documentation and other information that Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act. 13.19 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Solely to the extent any Lender or L/C Issuer that is an Affected Financial Institution is a party to this Credit Agreement, notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or L/C Issuer that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and (b) the effects of any Bail-in Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Credit Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority. 13.20 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a Guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): (a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United

4878-8406-1896 v.16 132 States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support. (b) As used in this Section 13.20, the following terms have the following meanings: “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party. “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§252.81, 47.2 or 382.1, as applicable. “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D). 13.21 Time of the Essence. Time is of the essence of the Loan Documents. 13.22 ENTIRE AGREEMENT. THIS CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES. [Remainder of Page Intentionally Left Blank; Signature Page(s) Follow(s).]

Signature Page to Revolving Credit Agreement Name: Name: By: Title: BORROWER: SUBSIDIARY GUARANTORS: Invesco Real Estate Income Trust Inc., a Maryland corporation, its general partner Title: 5201 INDUSTRY OWNER, LP, a Delaware limited partnership By: 5201 Industry Owner GP, LLC, a Delaware limited liability company, its general partner By: PARENT GUARANTOR: By: Name: IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed as of the date first above written. INVESCO REAL ESTATE INCOME TRUST INC., a Maryland corporation Title: INVESCO REIT OPERATING PARTNERSHIP LP, a Delaware limited partnership By:

Signature Page to Revolving Credit Agreement By: Name: 13034 Excelsior Owner GP, LLC, a Delaware limited liability company, its general partner Title: 13034 EXCELSIOR OWNER, LP, a Delaware limited partnership By:

Signature Page to Revolving Credit Agreement By: By: Invesco REIT Operating Partnership LP, a Delaware limited partnership, its sole member Name: 9805 WILLOWS OFFICE, LLC, a Delaware limited liability company By: Title: Invesco Real Estate Income Trust Inc., a Maryland corporation, its general partner

Signature Page to Revolving Credit Agreement BANK OF AMERICA, N.A., as Administrative Agent, L/C Issuer and a Lender Name: ADMINISTRATIVE AGENT: By: Title:

4878-8406-1896 v.16 Schedule 2.01 Total Bank of America, N.A. $100,000,000.00 Lender 100.000000000% $100,000,000.00 100.000000000% Commitment SCHEDULE 2.01 COMMITMENTS AND APPLICABLE PERCENTAGES Applicable Percentage

4878-8406-1896 v.16 Schedule 8.06 SCHEDULE 8.06 LITIGATION N/A

4878-8406-1896 v.16 Schedule 8.09 SCHEDULE 8.09 ENVIRONMENTAL MATTERS N/A

4878-8406-1896 v.16 Schedule 8.12(d) SCHEDULE 8.12(d) PENSION PLAN OBLIGATIONS N/A

SCHEDULE 8.13

SUBSIDIARIES; OTHER EQUITY INVESTMENTS; EQUITY INTERESTS IN BORROWER

Part (a)

Subsidiary Name	Owner	Ownership %
Invesco REIT Operating Partnership LP	Invesco Real Estate Income Trust Inc.	100%
9805 Willows Office, LLC	Invesco REIT Operating Partnership LP	100%
5201 Industry Owner GP, LLC	Invesco REIT Operating Partnership LP	100%
5201 Industry Owner, LP	Invesco REIT Operating Partnership LP	100%
13034 Excelsior Owner GP, LLC	Invesco REIT Operating Partnership LP	100%
13034 Excelsior Owner, LP	Invesco REIT Operating Partnership LP	100%
Cortona Residences Owner, LLC	Invesco REIT Operating Partnership LP	100%
Invesco REIT TRS LLC	Invesco REIT Operating Partnership LP	100%
San Simeon IR Member LLC	Invesco REIT Operating Partnership LP	100%
San Simeon Holdings, LLC	San Simeon IR Member LLC	51.295%
Vida IR Member LLC	Invesco REIT Operating Partnership LP	100%
Vida MOB Portfolio Co-Invest LLC	Vida IR Member LLC	50%
Vida MOB Manager LLC	Vida MOB Portfolio Co-Invest LLC	100%
Vida JV LLC	Vida MOB Portfolio Co-Invest LLC	85%
Invesco REIT Securities LLC	Invesco REIT Operating Partnership LP	100%
Salem North Self Storage Owner, LLC	Invesco REIT Operating Partnership LP	100%
Salem South Self Storage Owner, LLC	Invesco REIT Operating Partnership LP	100%
Salem West Self Storage Owner, LLC	Invesco REIT Operating Partnership LP	100%
South Loop Storage Owner, LP	Invesco REIT Operating Partnership LP	100%
South Loop Storage Owner GP, LLC	Invesco REIT Operating Partnership LP	100%
Midwest Industrial Member, LLC	Invesco REIT Operating Partnership LP	100%
Midwest Industrial Manager, LLC	Invesco REIT Operating Partnership LP	100%

4878-8406-1896 v.~~1~~6

Schedule 8.13

Midwest Industrial Investors, LLC	Midwest Industrial Member, LLC	95%
Midwest Industrial Investors, LLC	Midway Industrial Manager, LLC	100%[2]
Midwest Industrial Grove City Owner, LLC	Midwest Industrial Investors, LLC	100%
Midwest Industrial Agler Road Owner, LLC	Midwest Industrial Investors, LLC	100%
TCG Earth City LLC	Midwest Industrial Investors, LLC	100%
3975 University Parkway Owner, LP	Invesco REIT Operating Partnership LP	100%
3975 University Parkway Owner GP, LLC	Invesco REIT Operating Partnership LP	100%
Powers Road Self Storage Owner, LLC	Invesco REIT Operating Partnership LP	100%
Clarksville Self Storage Owner, LLC	Invesco REIT Operating Partnership LP	100%
Invesco REIT TRS LLC	Invesco REIT Operating Partnership LP	100%
INREIT Master Lessee LLC	Invesco REIT Operating Partnership LP	100%
Invesco Real Estate Exchange LLC	Invesco REIT TRS LLC	100%
IREX Depositor LLC	Invesco Real Estate Exchange LLC	100%

[1] Subject to change to accommodate nominal REIT shareholders for tax purposes.

Part (b)

Four hundred (400) 7.125% Cumulative Redeemable Perpetual Preferred Series A shares of QTS Realty Trust, Inc. owned by Invesco REIT Securities LLC.

[2] 100% of managing membership interest.

4878-8406-1896 v.~~1~~6

Schedule 8.13

4878-8406-1896 v.16 Schedule 13.02 SCHEDULE 13.02 ADMINISTRATIVE AGENT’S OFFICE; CERTAIN ADDRESSES FOR NOTICES LOAN PARTIES: Invesco Real Estate 225 Liberty Street, 11th Floor New York, New York 10281 Telephone: (212) 652-4276 Attention: Chase Bolding Email: chase.bolding@invesco.com With copies to: Invesco Real Estate 2001 Ross Avenue, Suite 3400 Dallas, Texas 75201 Telephone: (972) 715-5887 Fax: (713) 821-9527 Attention: Courtney Popelka Email: courtney.popelka@invesco.com and Invesco Real Estate 2001 Ross Avenue, Suite 3400 Dallas, Texas 75201 Telephone: (972) 715-7475 Fax: (713) 821-9527 Attention: Elizabeth Day Email: liz.day@invesco.com ADMINISTRATIVE AGENT: Administrative Agent’s Office (for payments and Requests for Credit Extensions): Bank of America, N.A. 901 Main Street, 64th Floor Dallas, Texas 75202 Telephone: (214) 209-0259 Fax: (214) 290-9494 Attention: Donna F. Kimbrough E-mail: donna.f.kimbrough@bofa.com Ref: Invesco REIT Operating Partnership LP Other Notices as Administrative Agent: Bank of America, N.A. 901 Main Street, 64th Floor Dallas, Texas 75202 Telephone: (214) 209-0259

4878-8406-1896 v.16 Schedule 13.02 Fax: (214) 290-9494 Attention: Donna F. Kimbrough E-mail: donna.f.kimbrough@bofa.com

4878-8406-1896 v.16 Schedule 13.02 L/C ISSUER: Bank of America, N.A. Global Trade Operations One Fleet Way, 2nd Floor Mail Code PA6-580-02-30 Scranton, PA 18507 Telephone: 1 (800) 370-7519 Fax: 1 (800) 755-8743 E-mail: scranton_standby_lc@bankofamerica.com SWIFT Address: BOFAUS3N